Filed Pursuant to Rule 424(b)(3)
Registration No. 333-280933

The information in this prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted

SUBJECT TO COMPLETION DATED FEBRUARY 24, 2026

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED AUGUST 27, 2024

REPUBLIC OF INDONESIA

CNY        % Bonds Due 20

CNY        % Bonds Due 20

CNY        % Bonds Due 20

The Republic of Indonesia (the “Republic”) is offering CNY    in aggregate principal amount of its  % bonds due 20  (the “20  Bonds”), CNY     in aggregate principal amount of its  % bonds due 20  (the “20  Bonds”) and CNY     in aggregate principal amount of its  % bonds due 20  (the “20  Bonds,” and, together with the 20  Bonds and the 20  Bonds, the “Bonds”). Interest on the 20  Bonds, the 20  Bonds and the 20  Bonds will accrue from    , 2026 and be payable semi-annually in arrears on     and     of each year, beginning on     , 2026 until maturity.

The Bonds contain “collective action clauses.” Under these provisions, which differ from the terms of the Republic’s public external indebtedness issued prior to January 8, 2015, modifications affecting the reserve matters listed in the indenture, including modifications to payment and other important terms, may be made to a single series of debt securities issued under the indenture (including the Bonds) with the consent of the holders of 75% of the aggregate principal amount outstanding of that series, and to two or more series of debt securities issued under the indenture either (x) with the consent of holders of 75% of the aggregate principal amount of the outstanding debt securities of all the series affected by the proposed modification (taken in aggregate) if the modification is uniformly applicable; or (y) with the consent of the holders of 66 2/3% of the aggregate principal amount outstanding of all series of debt securities that would be affected and 50% in aggregate principal amount outstanding of each affected series of debt securities.

Application will be made to the Singapore Exchange Securities Trading Limited (“SGX-ST”) for the listing of and quotation for the Bonds on the Official List of the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made or opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Admission to the Official List of the SGX-ST and quotation of the Bonds on the SGX-ST is not to be taken as an indication of the merits of the Republic or the Bonds.

You should read this prospectus supplement and the accompanying prospectus carefully. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of these documents.

The Bonds will be represented initially by global bonds (the “Global Bonds”) in registered form which will be registered in the name of, and lodged with a sub-custodian for, the Hong Kong Monetary Authority as operator (the “Operator”) of the Central Moneymarkets Unit Service (the “CMU”). Beneficial interests in the Global Bonds will be shown on, and transfers thereof will be effected only through, records maintained by the CMU. Except as described in the Global Bonds, certificated securities will not be issued in exchange for interests in the Global Bonds. For persons seeking to hold a beneficial interest in the Bonds through Euroclear Bank SA/NV (“Euroclear”) or Clearstream Banking S.A. (“Clearstream”), such persons will hold their interest through an account opened and held by Euroclear or Clearstream (as the case may be) with the Operator. The Republic expects to deliver the Bonds to investors in registered book-entry form only through the facilities of CMU for the Bonds on or about   , 2026.

	20 Bonds			20 Bonds			20 Bonds
	Per Bond		Total	Per Bond		Total	Per Bond		Total
Price to investors		%	CNY		%	CNY		%	CNY
Underwriting discounts and commissions		%	CNY		%	CNY		%	CNY
Proceeds, before expenses, to the Republic		%	CNY		%	CNY		%	CNY

Concurrently with this offering, the Republic is offering €    in aggregate principal amount of its  % bonds due 20  and its  % bonds due 20  (the “Concurrent Offering”). The closing of this offering and the Concurrent Offering are not conditioned on each other. The Concurrent Offering is being made by means of a separate prospectus supplement and not by means of this prospectus supplement. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Offering.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Lead Managers and Joint Bookrunners

Bank of China (Hong Kong)	Deutsche Bank	HSBC

The date of this prospectus supplement is       2026.

You should read this prospectus supplement along with the prospectus that accompanies it. You should rely only on the information contained or incorporated by reference in this document and the accompanying prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. This document and the accompanying prospectus may only be used for the purposes for which they have been published. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of the date of this prospectus supplement or the accompanying prospectus, as applicable. Terms used herein but not otherwise defined shall have the meaning given to them in the prospectus that accompanies this prospectus supplement.

INTRODUCTORY STATEMENTS

This prospectus supplement supplements the accompanying prospectus dated August 27, 2024, relating to the Republic’s debt securities and warrants. If the information in this prospectus supplement differs from the information contained in the accompanying prospectus, you should rely on the updated information in this prospectus supplement.

The Republic accepts responsibility for the information that is contained in this prospectus supplement and the prospectus that accompanies it. To the best of the knowledge and belief of the Republic (which has taken all reasonable care to ensure that such is the case), the information contained in this prospectus supplement and the accompanying prospectus is in accordance with the facts and does not omit anything likely to affect the import of such information.

The Republic is a foreign sovereign state. Consequently, it may be difficult for you to obtain or realize upon judgments of courts in the United States against the Republic. See “Description of the Securities — Debt Securities — Enforcement” in the accompanying prospectus.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Bonds may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any applicable restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer, and it is prohibited to use them to make an offer, in any state or country in which the making of the offering of the Bonds is prohibited. For a description of some restrictions on the offering and sale of the Bonds and the distribution of this prospectus supplement and the accompanying prospectus, see “Underwriting” on page S-60 .

Prohibition of Sales to EEA Retail Investors — The Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, (as amended “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the Bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to UK Retail Investors — The Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor in the UK means a person who is not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Bonds or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Bonds or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

MIFID II product governance / Professional investors and ECPs only target market — Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Bonds has led to the conclusion that: (i) the target market for the Bonds is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the Bonds to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Bonds (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Bonds (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

UK MiFIR product governance / Professional investors and ECPs only target market — Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Bonds has led to the conclusion that: (i) the target market for the Bonds is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“UK MiFIR”); and (ii) all channels for distribution of the Bonds to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Bonds (a “MiFIR distributor”) should take into consideration the manufacturers’ target market assessment; however, a MiFIR distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the Bonds (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom and (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Bonds are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Bonds will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Notice to capital market intermediaries and prospective investors pursuant to paragraph 21 of the Hong Kong SFC Code of Conduct — Important Notice to Prospective Investors: Prospective investors should be aware that certain intermediaries in the context of this offering of the Bonds, including certain underwriters, are “capital market intermediaries” (“CMIs”) subject to Paragraph 21 of the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission (the “Code”). This notice to prospective investors is a summary of certain obligations the Code imposes on such CMIs, which require the attention and cooperation of prospective investors. Certain CMIs may also be acting as “overall coordinators” (“OCs”) for this offering and are subject to additional requirements under the Code.

Prospective investors who are the directors, employees or major shareholders of the Republic, a CMI or its group companies would be considered under the Code as having an association (“Association”) with the Republic, the CMI or the relevant group company. Prospective investors associated with the Republic or any CMI (including its group companies) should specifically disclose this when placing an order for the Bonds and should disclose, at the same time, if such orders may negatively impact the price discovery process in relation to this offering. Prospective investors who do not disclose their Associations are hereby deemed not to be so associated. Where prospective investors disclose their Associations but do not disclose that such order may negatively impact the price discovery process in relation to this offering, such order is hereby deemed not to negatively impact the price discovery process in relation to this offering.

Prospective investors should ensure, and by placing an order prospective investors are deemed to confirm, that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e. two or more corresponding or identical orders placed via two or more CMIs). If a prospective investor is an asset management arm affiliated with any underwriter, such prospective investor should indicate when placing an order if it is for a fund or portfolio where the underwriter or its group company has more than 50% interest, in which case it will be classified as a “proprietary order” and subject to appropriate handling by CMIs in accordance with the Code and should disclose, at the same time, if such “proprietary order” may negatively impact the price discovery process in relation to this offering. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not such a “proprietary order.” If a prospective investor is otherwise affiliated with any underwriter, such that its order may be considered to be a “proprietary order” (pursuant to the Code), such prospective investor should indicate to the relevant underwriter when placing such order. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not such a “proprietary order.” Where prospective investors disclose such information but do not disclose that such “proprietary order” may negatively impact the price discovery process in relation to this offering, such “proprietary order” is hereby deemed not to negatively impact the price discovery process in relation to this offering.

Prospective investors should be aware that certain information may be disclosed by CMIs (including private bank(s) which acts as a CMI in connection with this offering (“Private Banks”)) which is personal and/or confidential in nature to the prospective investor. By placing an order, prospective investors are deemed to have understood and consented to the collection, disclosure, use and transfer of such information by the underwriters and/or any other third parties as may be required by the Code, including to the Republic, any OCs, relevant regulators and/or any other third parties as may be required by the Code, it being understood and agreed that such information shall only be used for the purpose of complying with the Code, during the bookbuilding process for the offering. Failure to provide such information may result in that order being rejected.

Unless otherwise indicated, all references in this prospectus supplement to “Rupiah” or “Rp” are to the currency of Indonesia, those to “dollars,” “U.S. dollars,” “U.S.$ “ or “US$” are to the currency of the United States of America, those to “Renminbi”, “CNY” are to Chinese Renminbi, the lawful currency of the People’s Republic of China for settlement by transfer to bank accounts maintained in the Hong Kong Special Administrative Region in accordance with the prevailing laws and regulations. References in this document to “Indonesia” or the “Republic” are to the Republic of Indonesia and references to the “Government” are to the Government of Indonesia.

SUMMARY OF THE OFFERING

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. You should read the entire prospectus supplement and the accompanying prospectus carefully.

Issuer	Republic of Indonesia.

Bonds

The CNY      % Bonds due 20  (the “20  Bonds”), the CNY      % Bonds due 20  (the “20  Bonds”) and the CNY      % Bonds due 20  (the “20  Bonds,” together with the 20  Bonds and the 20  Bonds, the “Bonds”). The Bonds are being issued under the Indenture dated as of December 11, 2017 (as amended from time to time, the “Indenture”).

Issue Price	For the 20 Bonds, % of the principal amount of the 20 Bonds.

For the 20 Bonds, % of the principal amount of the 20 Bonds.

For the 20 Bonds, % of the principal amount of the 20 Bonds.

Maturity	The 20 Bonds: , 20 .

The 20 Bonds: , 20 .

The 20 Bonds: , 20 .

Interest	The 20 Bonds will bear interest from , 2026 at a rate of % per annum. Interest will be paid on and of each year, commencing on , 2026.

The 20 Bonds will bear interest from , 2026 at a rate of % per annum. Interest will be paid on and of each year, commencing on , 2026.

The 20 Bonds will bear interest from , 2026 at a rate of % per annum. Interest will be paid on and of each year, commencing on , 2026.

Withholding Tax and Additional Amounts

The Republic will make all payments of principal, premium (if any) and interest on the Bonds without withholding or deduction on account of any present or future taxes, duties, assessments or other government charges withheld or assessed by the Republic or any political subdivision or authority thereof or therein having power to tax, unless the deduction or withholding is required by law. If the Republic is required to make any deduction or withholding, it will pay the holders, subject to specified exceptions, the additional amounts required to ensure that the net amount they receive after such withholding or deduction shall equal the amount they would have received without this withholding or deduction. See “Description of the Securities — Additional Amounts” in the accompanying prospectus.

Concurrent Offering	Concurrently with this offering, the Republic is offering € in aggregate principal amount of its % bonds due 20 and its % bonds due 20 . The closing of this offering and the Concurrent

Offering are not conditioned on each other. The Concurrent Offering is being made by means of a separate prospectus supplement and not by means of this prospectus supplement. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Offering.

Further Issues

The Republic may, from time to time, without the consent of holders of the debt securities of a series, create and issue additional debt securities having the same terms and conditions as the debt securities of such series in all respects, except for issue date, issue price and the first payment on the debt securities; provided, however, that any additional debt securities subsequently issued shall be issued, for U.S. federal income tax purposes, either (a) as part of the “same issue” as the debt securities, (b) in a “qualified reopening” of the debt securities; or (c) with no greater amount of original issue discount than the previously outstanding debt securities as of the date of the issue of such additional debt securities, unless such additional debt securities have a separate CUSIP, ISIN or other identifying number from the previously outstanding debt securities. Such additional debt securities will be consolidated with and will form a single series with the previously outstanding debt securities. See “Description of the Securities — Further Issues” in the accompanying prospectus.

Form and Settlement

The Bonds will be represented initially by the Global Bonds, which will be registered in the name of, and lodged with a sub-custodian for, the Hong Kong Monetary Authority as Operator. Beneficial interests in the Global Bonds will be shown on, and transfers thereof will be effected only through, records maintained by the CMU. Except as described in the Global Bonds, certificated securities will not be issued in exchange for beneficial interests in the Global Bonds. For persons seeking to hold a beneficial interest in the Bonds through Euroclear or Clearstream, such persons will hold their interest through an account opened and held by Euroclear or Clearstream (as the case may be) with the Operator. The Bonds have been accepted for clearance through the CMU with CMU Instrument Number    , Common Code     and ISIN     for the 20  Bonds, CMU Instrument Number    , Common Code     and ISIN     for the 20  Bonds, and CMU Instrument Number    , Common Code     and ISIN     for the 20    Bonds. See “Description of the Bonds — Global Bonds.”

Denominations	The Republic will issue the Bonds only in minimum denominations of CNY1,000,000 and integral multiples of CNY10,000 in excess thereof.

Status of the Bonds

The Bonds will constitute direct, general, unconditional and unsubordinated obligations of the Republic for which the full faith and credit of the Republic is pledged. The Bonds rank and will rank without any preference among themselves and equally with all other unsubordinated public external indebtedness of the Republic. It is understood that this provision will not be construed so as to require the Republic to make payments under any series of the Bonds ratably with payments being made under any other public external indebtedness. See “Description of the Securities — Status” in the accompanying prospectus.

Negative Pledge

The Bonds will contain certain covenants, including a negative covenant that will restrict the Republic from creating or permitting to exist (subject to certain exceptions) any security interest on any of its present or future revenues or assets. See “Description of the Securities — Negative Pledge” in the accompanying prospectus.

Use of Proceeds	The Republic intends to use the net proceeds from the sale of the Bonds offered by this prospectus supplement for the general purposes of the Republic.

Collective Action

The Bonds contain “collective action clauses.” Under these provisions, which differ from the terms of the Republic’s public external indebtedness issued prior to January 8, 2015, modifications affecting the reserve matters listed in the Indenture, including modifications to payment and other important terms, may be made to a single series of debt securities issued under the Indenture (including the Bonds) with the consent of the holders of 75% of the aggregate principal amount outstanding of that series, and to two or more series of debt securities issued under the indenture either (x) with the consent of holders of 75% of the aggregate principal amount of the outstanding debt securities of all the series affected by the proposed modification (taken in aggregate) if the modification is uniformly applicable; or (y) with the consent of the holders of 66 2⁄3% of the aggregate principal amount outstanding of all series of debt securities that would be affected and 50% in aggregate principal amount outstanding of each affected series of debt securities. See “Description of the Securities — Meeting, Amendments and Waivers — Collective Action” in the accompanying prospectus.

Governing Law

New York; provided, however, that all matters governing the Republic’s authorization and execution of the Indenture and the Bonds will be governed by, and construed in accordance with, the laws of Indonesia.

Listing	Application will be made to the SGX-ST for the listing of and quotation for the Bonds on the Official List of the SGX-ST.

The Bonds will be traded on the SGX-ST in a minimum board lot size of S$200,000 (or its equivalent in other currencies) for so long as the Bonds are listed on the SGX-ST and the rules of the SGX-ST so require.

Taxation

See “Taxation” in this prospectus supplement and the accompanying prospectus for a discussion of the U.S. federal and Indonesian tax consequences associated with an investment in the Bonds. Investors should consult their own tax advisors in determining the tax consequences of the purchase, ownership and disposition of the Bonds.

Trustee	The Bank of New York Mellon

CMU Lodging and Paying Agent, CMU Transfer Agent and CMU Registrar, collectively, “Agents”	The Bank of New York Mellon, Hong Kong Branch

USE OF PROCEEDS

The Republic intends to use the net proceeds from the sale of the Bonds offered by this prospectus supplement for the general purposes of the Republic.

RECENT DEVELOPMENTS

The information below has been reproduced from Exhibit 99.E to Amendment No. 6 to the Republic’s annual report on Form 18-K for the fiscal year ended December 31, 2024. This section does not contain all of the information that may be important to you as a potential investor in the Bonds. The Republic urges you to read the annual report and the amendment thereto, and all other information that is incorporated by reference into this prospectus before making an investment decision with respect to the Bonds.

REPUBLIC OF INDONESIA

Recent Developments

U.S.-Indonesia Agreement on Reciprocal Trade

On February 19, 2026, the United States and Indonesia finalized the Agreement on Reciprocal Trade. Under the agreement, the United States will apply a reciprocal tariff rate of 19% on most originating goods of Indonesia (in addition to the applicable MFN rate), except for certain identified products that will enter at a zero reciprocal tariff rate. The United States has committed to establish a mechanism that will allow a to-be-specified volume of certain textile and apparel goods from Indonesia to enter at a zero reciprocal tariff rate, with the volume determined in relation to the quantity of U.S. exports of textiles produced from American cotton and man-made fiber textile inputs.

Under the agreement, Indonesia has committed, among other things, to: (i) eliminate tariff barriers on over 99% of U.S.-origin goods across all sectors; (ii) address non-tariff barriers by exempting U.S. companies and U.S.-origin goods from local content requirements, accepting U.S. federal motor vehicle safety and emission standards, accepting FDA standards for medical devices and pharmaceuticals, removing burdensome certification and labeling requirements, eliminating pre-shipment inspection requirements, and resolving intellectual property issues; (iii) address and eliminate barriers affecting U.S. agricultural products (including by exempting U.S. food and agricultural products from all import licensing regimes) and digital trade; (iv) remove restrictions on exports to the United States for all industrial commodities, including critical minerals; and (v) adopt and implement a forced-labor import ban and remove provisions from its labor laws that restrict workers and unions from fully exercising freedom of association and collective bargaining rights.

Implementation of the agreement remains subject to the parties’ completion of their respective domestic legal procedures. The agreement will enter into force 90 days after the exchange of written notifications certifying completion of those procedures, or on such other date as the parties may agree. On February 19, 2026, the Presidents of the United States and Indonesia signed a joint statement confirming their strong commitment to implementing the agreement and instructed their relevant ministers and secretaries to take further steps toward that end.

Separately, U.S. and Indonesian companies signed commercial agreements valued at approximately U.S.$33 billion, including purchases of approximately U.S.$15 billion in U.S. energy commodities, U.S.$13.5 billion in commercial aircraft and aviation-related goods and services (including from Boeing), and over U.S.$4.5 billion in U.S. agricultural products.

On February 20, 2026, the U.S. Supreme Court held that the International Emergency Economic Powers Act does not authorize the U.S. President to impose tariffs. On the same day, the U.S. Trade Representative announced the imposition of a temporary 10% surcharge on imports pursuant to Section 122 of the Trade Act of 1974 and other measures under alternative statutory authorities. The implications of these developments for existing and prospective U.S. duties on goods of Indonesian origin, and for the entry into force and implementation of the Agreement on Reciprocal Trade, remain subject to subsequent developments. The Government will closely monitor relevant developments.

Preliminary Budget Realization Results for January 2026

On February 23, 2026, the Ministry of Finance announced the preliminary budget realization results for January 2026. Government revenues are expected to be Rp172.7 trillion, a 9.5% increase from Rp157.8 trillion in January 2025. Out of government revenues, tax revenues are expected to be Rp138.9 trillion, a 20.5% increase from Rp116.2 trillion, and non-tax revenues are expected to be Rp33.9 trillion, a 20.4% decrease from Rp42.5 trillion in January 2025.

Government expenditures for January 2026 are expected to be Rp227.3 trillion, a 25.7% increase from Rp180.8 trillion in January 2025. Out of government expenditures, central government expenditures are expected to be for Rp131.9 trillion, a 53.3% increase from Rp86.0 trillion the previous year, and transfers to regions and rural funds are expected to be Rp95.3 trillion, a 0.6% increase from Rp94.7 trillion in January 2025.

As a result, the government expects to realize a primary balance of Rp4.2 trillion deficit for January 2026, compared to the Rp11.1 trillion surplus in January 2025. The total deficit is expected to be Rp54.6 trillion for January 2026.

The preliminary January 2026 budget realization results described above are preliminary and subject to finalization and audit by the Government in the ordinary course. The actual January 2026 budget realization results may differ materially from what are described herein and, as such, undue reliance should not be placed on these preliminary results. See “Forward-Looking Statements.”

Selected Key Economic Indicators

The following table sets forth certain of the Republic’s principal economic indicators as of and for the specified dates and periods.

Selected Key Economic Indicators

	Year Ended December 31,
	2021L	2022L	2023L	2024L	2025P
National account and prices:
Real GDP growth (period-on-period)	3.7%	5.3%	5.1%	5.0%	5.1%
Per capita GDP (in millions of Rupiah)	62.2	71.0	75.0	78.6	83.7
Per capita GDP (in U.S. dollars)(1)	4,350	4,784	4,856	4,960	5,083
Inflation rate (year-on-year change in CPI)	1.9%	5.5%	2.6%	1.6%	2.9%
External sector:
Current account (% of GDP)	0.3%	1.0%	(0.2)%	(0.6)%	(0.1)%
Fiscal account:
Budget (deficit) / surplus (% of GDP)	(4.6)%	(2.4)%	(1.6)%	(2.3)%	(2.9)%
External debt of the central Government (in trillions of Rupiah)	2,077.8	2,302.7	2,346.0	2,330.7	2,829.1
Debt service ratio (% of Government revenue)	45.0%	34.5%	38.5%	42.1%	43.0%

Sources: Statistics Indonesia (Badan Pusat Statistik (“BPS”)), Bank Indonesia and Ministry of Finance

L	LKPP (Financial Report of Central Government/Audited).
P	Preliminary.
N/A	Not available.
(1)

Per capita GDP in U.S. dollars has been converted from Rupiah into U.S. dollars and the U.S. dollar amounts of external debt of the central Government have been converted into Rupiah at the following exchange rates per U.S. dollar: Rp14,309 per U.S. dollar for 2021, Rp14,848 per U.S. dollar for 2022,

Rp15,439 per U.S. dollar for 2023, Rp15,849 per U.S. dollar for 2024 and Rp16,474.8 per U.S. dollar for 2025. These exchange rates are calculated by BPS with reference to the weighted average monthly exchange rates applicable to export and import transactions for each month in a given period.

Government and Political Developments

In January 2026, Indonesian authorities revoked certain mining business licenses, including that of the operator of the Martabe gold mine in North Sumatra, citing environmental and regulatory compliance issues related to flooding events. As of mid-February 2026, the Government is reviewing these revocations, and any potential transfer of operations to a state-owned entity under BPI Danantara remains subject to ongoing legal and administrative processes. The Government continues to affirm its commitment to environmental stewardship, the rule of law, and fair treatment of investors consistent with applicable regulations.

Foreign Relations and International and Regional Organizations

In January 2026, Indonesia signed the Charter of the Board of Peace in Bad Ragaz, Switzerland, following President Prabowo Subianto’s attendance at the World Economic Forum in Davos, and became a member of this international body. The Government reaffirmed its longstanding commitment to promoting peace in Palestine through participation in the Board of Peace, which is tasked with monitoring post-conflict stabilization and rehabilitation efforts in Gaza, while continuing to support Palestinian independence and the achievement of a two-state solution consistent with the Republic’s independent and active foreign policy.

Economy and Gross Domestic Product

Principal Sectors of the Economy

The tables below show the composition of Indonesia’s GDP by sector at current prices and constant prices, respectively, for the periods indicated.

Gross Domestic Product by Industry

(at current prices)

	Year Ended December 31,
	2024P	%	2025P	%
	(in billions of Rupiah and percentage of GDP)
Manufacturing Industry
Coal Industry and Oil and Gas Refining	403,578	1.8	424,185	1.8
Non-Coal, Oil and Gas Manufacturing Industries	3,799,289	17.2	4,117,335	17.3

Total Manufacturing Industry	4,202,867	19.0	4,541,520	19.1
Wholesale and Retail Trade, Repair of Motor Vehicles and Motorcycles	2,893,315	13.1	3,136,600	13.2
Agriculture, Forestry, and Fishery
Agriculture, Livestock, Hunting & Agriculture Services	2,107,419	9.5	2,379,116	10.0
Forestry and Logging	129,570	0.6	130,592	0.5
Fishery	554,677	2.5	610,748	2.6

Total Agriculture, Forestry, and Fishery	2,791,665	12.6	3,120,457	13.1
Mining and Quarrying
Oil, Gas and Geothermal Mining	526,156	2.4	525,436	2.2
Coal and Lignite Mining	850,454	3.8	827,364	3.5
Metal Ore	343,502	1.6	404,306	1.7
Other Mining and Quarrying	306,478	1.4	327,508	1.4

Total Mining and Quarrying	2,026,589	9.2	2,084,613	8.8
Construction	2,233,463	10.1	2,340,928	9.8
Government Administration, Defense, Compulsory Social Security	673,476	3.0	715,131	3.0
Information and Communication	960,022	4.3	1,048,704	4.4
Transportation and Warehousing	1,358,117	6.1	1,466,257	6.2
Financial and Insurance Service	922,811	4.2	979,736	4.1
Education Service	621,395	2.8	666,887	2.8
Other*	2,503,089	11.3	2,707,633	11.4

Gross Value Added at Basic Prices	21,186,809	95.7	22,808,465	95.7
Taxes less Subsidies on Products	952,182	4.3	1,012,638	4.3

Total GDP	22,138,991	100.0	23,821,104	100.0

Source:  BPS

P	Preliminary.
*

Includes the Procurement of Electricity and Gas; Procurement of Water, Management of Trash, Waste and Recycle; Accommodation and Food Beverages Supply; Real Estate; Corporate Services; Health Service and Social Activity; and Other Services sectors.

Gross Domestic Product by Industry

(at constant 2010 prices)

	Year Ended December 31,
	2024P	%	2025P	%
	(in billions of Rupiah and percentage of GDP)
Manufacturing Industry
Coal Industry and Oil and Gas Refining	222,427	1.7	237,826	1.8
Non-Coal, Oil and Gas Manufacturing Industries	2,396,428	18.5	2,519,761	18.6

Total Manufacturing Industry	2,618,855	20.3	2,757,586	20.3
Wholesale and Retail Trade, Repair of Motor Vehicles and Motorcycles	1,682,612	13.0	1,775,025	13.1
Agriculture, Forestry, and Fishery
Agriculture, Livestock, Hunting & Agriculture Services	1,109,130	8.6	1,172,839	8.6
Forestry and Logging	62,758	0.5	62,577	0.5
Fishery	292,559	2.3	307,031	2.3

Total Agriculture, Forestry, and Fishery	1,464,447	11.3	1,542,447	11.4
Mining and Quarrying
Oil, Gas and Geothermal Mining	247,850	1.9	250,675	1.8
Coal and Lignite Mining	332,527	2.6	328,349	2.4
Metal Ore	180,275	1.4	165,990	1.2
Other Mining and Quarrying	194,609	1.5	203,934	1.5

Total Mining and Quarrying	955,260	7.4	948,948	7.0
Construction	1,262,793	9.8	1,310,966	9.7
Government Administration, Defense, Compulsory Social Security	403,446	3.1	419,017	3.1
Information and Communication	868,447	6.7	940,947	6.9
Transportation and Warehousing	603,051	4.7	655,997	4.8
Financial and Insurance Service	519,736	4.0	540,302	4.0
Education Service	372,319	2.9	390,905	2.9
Other*	1,613,865	12.5	1,721,074	12.7

Gross Value Added at Basic Prices	12,364,830	95.7	13,003,214	95.7
Taxes less Subsidies on Products	555,703	4.3	577,311	4.3

Total GDP	12,920,532	100.0	13,580,525	100.0

Source: BPS

P	Preliminary.
*

Includes the Procurement of Electricity and Gas; Procurement of Water, Management of Trash, Waste and Recycle; Accommodation and Food Beverages Supply; Real Estate; Corporate Services; Health Service and Social Activity; and Other Services sectors.

Manufacturing Industry

In 2025, the manufacturing sector grew by 5.3%, compared to 2024, driven by continued downstreaming activities and strong domestic demand. In 2025, the food and beverage subsector, which accounted for 34.7% of the manufacturing sector, grew by 6.4%, supported by an increase in domestic rice production and external demand for crude palm oil, dairy products, and frozen food products. Growth in the manufacturing sector was also bolstered by a growth of 15.7% in base metal industry, supported by rising export demand, particularly for iron and steel, nickel, and aluminum products. Additionally, the chemical, pharmaceutical and traditional medicine industry grew by 8.3% in line with the higher demand for health services and higher external demand for chemical materials.

Wholesale and Retail Trade, Repair of Motor Vehicles and Motorcycles

In 2025, the wholesale and retail trade, repair of motor vehicles and motorcycles sector grew by 5.5%, compared to 2024. This was driven by a growth of 6.6% in wholesale and retail trade of goods other than cars and motorcycles.

Agriculture, Forestry and Fishery

In 2025, the agriculture, forestry and fishery sector grew by 5.3%, compared to 2024. This was primarily due to a growth of 9.9% in food crops, in line with supportive measures such as the provision of additional subsidized fertilizer and agricultural machinery, as well as the improvement of irrigation infrastructure. The growth in agriculture, forestry and fishery was also supported by a growth of 7.8% in livestock and a growth of 3.0% in plantation crops.

Mining and Quarrying

In 2025, the mining and quarrying sector contracted by 0.7%, compared to 2024. This was due to a contraction of 7.9% in metal ore mining and a contraction of 1.3% in coal and lignite mining, partially offset by a growth of 4.8% in other mining and quarrying and a growth of 1.1% in oil, gas and geothermal mining.

Oil and Natural Gas

The following table sets forth the average price of Indonesian crude oil, measured by the ICP, for the periods indicated.

	Average Price of Crude Oil
	As of December 31,
	2024P	2025P
	(in U.S. dollars per barrel)
ICP(1)	71.2	61.1

Sources:  Directorate General of Oil and Gas, Ministry of Energy and Mineral Resources

P	Preliminary.
(1)	For a description of the ICP, see “Certain Defined Terms and Conventions” in Exhibit 99.D to the Republic’s annual report on Form 18-K for the fiscal year ended December 31, 2024.

Construction

In 2025, the construction sector grew by 3.8%, compared to 2024, supported by infrastructure development, particularly national strategic projects such as public kitchens for free nutritious meals and public schools.

Transportation and Warehousing

In 2025, the transportation and warehousing sector grew by 8.8%, compared to 2024. In particular, rail transportation grew by 9.1%, land transportation grew by 9.8%, warehousing and transportation support services and post and courier increased by 9.7% and sea transportation grew by 10.3%. The growth in the transportation and warehousing sector was primarily supported by three factors: increased passenger and freight volumes across modes, a rise in domestic and international tourist trips, and higher container traffic and throughput.

Information and Communication

In 2025, the information and communication sector grew by 8.3%, compared to 2024. This growth was fueled by higher revenues from both wired and wireless telecommunications, an increase in the number of start-ups in Indonesia, increased production of Indonesian films, and the opening of new cinemas in several regions, including West Java and Banten.

Financial and Insurance Service

In 2025, the financial and insurance service sector grew by 4.0%, compared to 2024. This growth was driven by growths in all the subsectors, particularly a growth of 3.4% in financial intermediary services and a growth of 6.8% in other financial services.

Other Sectors

None of the other sectors shown in the tables above comprised more than 5.0% of GDP, at either current prices or constant prices, for the periods indicated.

Gross Domestic Product by Expenditure

The following tables show the distribution of GDP in the Indonesian economy by expenditure at current prices and constant prices, respectively, for the periods indicated (at current prices).

Gross Domestic Product by Expenditure

(at current prices)

	Year Ended December 31,
	2024P	%	2025P	%
	(in billions of Rupiah and percentage of GDP)
GDP	22,138,991	100.0	23,821,104	100.0
Add: Imports of goods and services	4,538,557	20.5	4,893,964	20.5

Total supply of goods and services	26,677,548	120.5	28,715,068	120.5

Less: Exports of goods and services	4,939,131	22.3	5,442,300	22.8

Total domestic expenditure	21,738,417	98.2	23,272,768	97.7

Allocation of total domestic expenditure:
Household consumption expenditure	11,965,431	54.0	12,834,795	53.9
NPISHs consumption expenditure	300,080	1.4	321,543	1.3
Government consumption expenditure	1,714,580	7.7	1,794,298	7.5

Total consumption	13,980,092	63.1	14,950,636	62.8

Gross domestic fixed capital formation	6,452,531	29.1	6,852,618	28.8
Change in inventories (residual)(1)	1,305,794	5.9	1,469,514	6.2

Total domestic expenditure	21,738,417	98.2	23,272,768	97.7

Source: BPS

P	Preliminary.
(1)	Includes statistical discrepancies.

Gross Domestic Product by Expenditure

(at constant 2010 prices)(1)

	Year Ended December 31,
	2024[p]	%	2025[p]	%
	(in billions of Rupiah and percentage of GDP)
GDP	12,920,532	100.0	13,580,525	100.0
Add: Imports of goods and services	2,585,472	20.0	2,708,775	19.9

Total supply of goods and services	15,506,004	120.0	16,289,299	119.9

Less: Exports of goods and services	3,106,474	24.0	3,324,995	24.5

Total domestic expenditure	12,399,530	96.0	12,964,304	95.5

Allocation of total domestic expenditure:
Household consumption expenditure	6,806,893	52.7	7,145,802	52.6
NPISHs consumption expenditure	173,143	1.3	182,024	1.3
Government consumption expenditure	957,999	7.4	981,991	7.2

Total consumption	7,938,035	61.4	8,309,818	61.2

Gross domestic fixed capital formation	4,001,693	31.0	4,205,397	31.0
Change in inventories (residual)(2)	459,801	3.6	449,090	3.3

Total domestic expenditure	12,399,530	96.0	12,964,304	95.5

Source: BPS

P	Preliminary.
(1)	Calculated with calendar year 2010 as the Base Year.
(2)	Includes statistical discrepancies.

Inflation

The following table set forth the Consumer Price Index, or CPI, as of the end of the periods indicated and the percentage change against the previous period.

Changes in Consumer Price Index

	As of December 31,	As of January 31,
	2025	2026
CPI(1)	109.9	109.8
Annual percentage year-on-year	2.9%	3.6%

Source: BPS

(1)	Calculated on the basis of 2022 CPI = 100. From January 2024, BPS calculated CPI based on consumption pattern obtained from 2022 Cost of Living Survey in 150 cities in Indonesia.

The following table sets forth percentage changes year-on-year in the CPI for certain commodities for the periods indicated.

Inflation by Commodity(1)

	As of December 31,	As of January 31,
	2025	2026
Food, drinks, and tobacco	4.6	1.5
Clothing and footwear	0.7	0.6
Housing, water, electricity, and household fuel	1.6	11.9
Household equipment, tools, and routine maintenance	0.2	0.2
Health	1.8	1.6
Transportation	1.2	0.6
Information, communication, and financial services	(0.3)	(0.2)
Recreation, sports, and culture	1.2	1.1
Education	1.2	1.1
Food and beverage providers/restaurant	1.5	1.4
Personal care and other services	13.3	15.2

Source: BPS

(1)	Annual percentage year-on-year.

In January 2026, annual inflation was 3.6%, which was higher than the annual inflation of 2.9% in December 2025. This increase was primarily due to higher inflation in housing, water, electricity, and household fuel, and personal care and other services: annual inflation for these two sectors was 11.9% and 15.2% in January 2026, respectively, compared to 1.6% and 13.3% in December 2025, respectively. These increases were primarily offset by lower inflation in food, drinks and tobacco: annual inflation was 1.5% in January 2026, compared to 4.6% in December 2025.

Regional Growth

In 2025, Java contributed 56.9% of Indonesia’s GDP, Sumatera contributed 22.2%, Kalimantan contributed 8.1%, Sulawesi contributed 7.2%, Bali and Nusa Tenggara contributed 2.8%, and Maluku and Papua contributed 2.7%.

Income Distribution

As of September 2025, Indonesia had a Gini Index of 0.363 and 8.25% of the population were living below the poverty line, compared to 0.375 and 8.47% as of March 2025.

Foreign Investment

Foreign Investment in Indonesia

The following table sets out the amounts of foreign investments in Indonesia by non-residents.

Foreign Investment in Indonesia

	Year Ended December 31,
	2024	2025P
	(in millions of U.S. dollars)
Direct Investments
Equity Capital	22,595	19,968
Debt instrument	1,681	2,045

Total direct investments	24,275	22,013
Portfolio investments:
Equity securities	(1,032)	(1,589)
Debt securities	13,267	(5,233)

Total portfolio investments	12,235	(6,822)
Financial derivatives	(965)	(2,101)
Other investments	9,518	7,456

Total foreign investment	45,063	20,546

Source: Bank Indonesia

P	Preliminary.

The January 2026 MSCI announcement (as described in “Financial System—Capital Markets and Capital Markets Regulation”) and other events have contributed to volatility in foreign portfolio flows. The Government continues to welcome foreign investment and is advancing targeted reforms to enhance transparency and confidence in the equity market.

Foreign Direct Investment

The following table sets out the amounts of foreign direct investments in Indonesia by non-residents.

Foreign Direct Investment

	Year Ended December 31,
	2024	2025P
	(in millions of U.S. dollars)
Equity capital(1)	22,595	19,968
Debt instruments:
Inflow	48,080	46,523
Outflow	(46,400)	(44,477)
Total debt instruments	1,681	2,045

Total direct investments	24,275	22,013

Memorandum
Direct investment in Indonesia(2)	24,819	21,435

Source: Bank	Indonesia
P	Preliminary.
(1)	Includes privatization and banking restructuring.
(2)	Presents foreign direct investment in accordance with the directional principle prescribed by BPM5.

Foreign Direct Investment in Indonesia by Country of Origin(1)

	Year Ended December 31,
	2024	2025P
	(in millions of U.S. dollars)
North America	705	1,699
USA	639	1,749
Canada	64	(51)
Other North America(2)	2	2
Central and South America	699	1,253
Argentina	0	(0)
Brazil	0	(0)
Mexico	3	2
Cayman Islands	(359)	71
Other Central and South America	1,055	1,181
Europe	1,930	2,456
European Union	626	1,070
Austria	364	179
Belgium	302	(163)
Denmark	0	(2)
Finland	(38)	(6)
France	16	185
Germany	75	21
Greece	0	3
Ireland	(29)	(21)
Italy	(135)	9
Luxembourg	133	(93)
Netherlands	(69)	588
Portugal	0	310
Spain	6	(13)
Sweden	(3)	7
Other European Union	5	67
United Kingdom	823	730
Russia	2	(0)
Turkey	8	6
Other Europe	472	650
Asia	21,150	14,792
Japan	1,628	199
People’s Republic of China	2,637	2,715
South Korea	1,154	1,102
India	(5)	82
Hong Kong SAR	3,217	4,961
Taiwan	104	152
Saudi Arabia	1	(6)
ASEAN	12,175	6,043
Brunei Darussalam	0	(16)
Cambodia	2	(123)
Lao PDR	0	(9)
Malaysia	(190)	127
Myanmar	0	(0)
Philippines	87	62
Singapore	11,596	6,285
Thailand	653	(397)
Vietnam	27	114
Other Asia	239	(456)
Australia and Oceania	109	380
Australia	107	284
New Zealand	2	(0)
Other Australia and Oceania	1	96
Africa	12	666
South Africa	1	2
Other Africa	12	664
Others	213	188

Total	24,819	21,435

Source: Bank Indonesia

P	Preliminary.
(1)	Presents foreign direct investment in accordance with the directional principle prescribed by BPM5.
(2)	Includes Bermuda, Greenland and Saint Pierre & Miquelon.

Foreign direct investment recorded a surplus of U.S.$22.0 billion in 2025, primarily in the form of equity capital. This amount represents a 9.3% decrease from the U.S.$24.3 billion surplus recorded in 2024. The decline was primarily attributable to the sectors of health and social works; financial intermediation; and electricity, gas and water supply. By country of origin, the decrease in foreign direct investment was largely driven by lower investments from Singapore and Japan.

The sectors of manufacturing; wholesale and retail trade, repair of motor vehicles, motorcycles, and personal and household goods; and mining and quarrying were the main contributors to net foreign direct investment inflows in 2025. With respect to country of origin, investment from Singapore was the largest contributor to the net foreign direct investment inflows, followed by investments from Hong Kong SAR and People’s Republic of China.

Foreign Portfolio Investment

The following table sets out the amounts of foreign portfolio investments in Indonesia by non-residents.

Foreign Portfolio Investments

	Year Ended December 31,
	2024	2025P

	(in millions of U.S. dollars)
Equity securities:
Inflow	77,752	91,133
Outflow	(78,784)	(92,721)
Net equity securities	(1,032)	(1,589)
Debt securities (net)	13,267	(5,233)

Total portfolio investments	12,235	(6,822)

Source: Bank Indonesia

P	Preliminary.

In 2025, foreign capital flows in the form of portfolio investments in Indonesia recorded a net outflow of U.S.$6.8 billion, reversing the net inflow of U.S.$12.2 billion in 2024. The net outflow was mainly driven by net foreign capital outflow in the form of Bank Indonesia Rupiah Securities (Sekuritas Rupiah Bank Indonesia, “SRBI”) and lower net foreign capital inflow in the form of Government Debt Securities.

Other Foreign Investment

The following table sets out the amounts of other investments (other than portfolio or foreign direct investments) in Indonesia by non-residents, mainly consisting of loans received and paid.

Other Foreign Investments

	Year Ended December 31,
	2024	2025P
	(in millions of U.S. dollars)
Loans
Bank sector:
Disbursements	5,938	3,108
Debt repayments	(3,651)	(5,726)

Total bank sector	2,287	(2,618)
Corporate sector:
Disbursements	15,070	17,208
Debt repayments	(16,194)	(16,736)

Total corporate sector	(1,124)	473
Other (net)(1)	8,355	9,601

Total other investments	9,518	7,456

Source: Bank Indonesia

P	Preliminary.
(1)	Consists of loans of public sector and trade credit, currency and deposits, SDR allocations, and other liabilities of private sector and public sector.

In 2025, other foreign investments surplus decreased to U.S.$7.5 billion from U.S.$9.5 billion in 2024. The decrease was primarily attributable to higher net loan repayments in the banking sector.

Foreign Trade and Balance of Payments

Exports and Imports

The following table shows Indonesia’s exports and imports for the periods indicated as published by Bank Indonesia.

Exports and Imports

	Year Ended December 31,
	2024	2025P
	(in millions of U.S. dollars)
Exports:
Oil and gas exports (f.o.b.)	15,029	11,993
Non-oil and gas exports (f.o.b.)	248,062	268,442

Total exports (f.o.b.)	263,091	280,435
Total imports (c.i.f.)	235,198	242,500

Balance of trade	27,892	37,935

Source: Bank Indonesia

P	Preliminary.

In 2025, Indonesia recorded a trade surplus of U.S.$37.9 billion, which increased by 36.0% from the U.S.$27.9 billion surplus in 2024. The higher surplus was driven by a 6.6% year-on-year increase in exports, supported by strong demand for Indonesia’s export commodities. This increase was partially offset by a 3.1% year-on-year increase in imports.

Export-Import Data from the Central Statistics Agency

In addition to the exports and imports related data published by Bank Indonesia, the Central Statistics Agency or BPS also publishes data relating to imports and exports compiled based on the International Merchandise Trade Statistics Manual issued by the United Nations. Due to the different methods and timing of compiling export-import statistics, the export-import data published by BPS is different to the export-import data published by Bank Indonesia.

The tables below show Indonesia’s exports and imports for the periods indicated as published by the BPS.

	Year Ended December 31,
	2024R	2025P
	(in millions of U.S. dollars)
Exports:
Non-oil and gas exports	250,652.3	269,841.0
Oil and gas exports	15,876.9	13,067.9

Total exports	266,529.2	282,908.9

Imports:
Non-oil and gas imports	198,922.8	209,087.8
Oil and gas imports	36,276.8	32,768.9

Total imports	235,199.6	241,856.7

Source: BPS

P	Preliminary.
R	Revised.

Exports

The following table sets forth Indonesia’s exports by major commodity groups for the periods indicated.

Exports by Sector

	Year Ended December 31,
	2024	2025P
	(in thousands of U.S. dollars)
General merchandise	262,028,545	278,252,284
Agricultural products
Coffee bean	1,623,533	2,498,935
Medicinal herb, aromatic and spice plant	427,439	647,695
Bird nest	551,871	490,305
Seasonal fruit	582,811	765,974
Other non-timber forest product	546,823	628,162
Seaweed and other algae	188,480	178,362
Fresh / chilled fish	143,797	167,418
Clove	319,431	217,704
Vegetables	218,184	254,706
White pepper	123,096	129,728
Tobacco	104,337	79,279
Cocoa bean	80,605	71,050
Shrimp and prawn	104,673	97,291
Rubber latex	56,924	59,925
Crab	98,760	111,372
Other agricultural products	1,251,197	1,210,263

Total Agricultural products	6,421,960	7,608,169

Manufacturing products
Palm oils	21,528,367	27,053,815
Iron/steel	27,147,960	28,648,411
Clothing and apparel of textile fabrics	7,136,576	7,320,483
Electrical equipment	8,636,187	10,068,707
Organic chemicals derived from agricultural products	6,787,146	9,662,318
Motor vehicle, four-wheel drive and more	6,690,545	7,154,420
Sport shoes	4,081,849	4,206,059
Crumb rubber	2,816,113	2,892,403
Pulp	3,566,604	3,604,089
Jewellery and precious articles	5,530,474	9,135,877
Nickel	7,983,095	9,724,936
Copper	3,470,968	3,984,398
Other papers	2,190,766	2,150,026
Spare parts for four or more wheeled vehicles	2,384,534	2,429,191
Machines for general purposes	2,148,806	2,258,288
Tin	1,432,440	1,783,300
Soap and household cleaning agents	1,988,552	2,459,694
Other telecommunications equipment	2,488,947	2,749,132
Outer and inner tires	1,632,083	1,638,757
Wooden furniture	1,495,017	1,420,180

	Year Ended December 31,
	2024	2025P
	(in thousands of U.S. dollars)
Fertilizers	1,169,930	1,402,083
Computer equipment	1,591,486	1,939,010
Organic chemicals derived from oil	886,262	1,100,243
Plywood	1,342,836	1,355,258
Spun yarn	922,259	851,914
Tanks and other armoured fighting vehicles and parts of such vehicles	1,223,092	1,643,903
Televisions and television equipment	1,440,426	1,444,750
Frozen shrimp and prawn	1,085,577	1,215,959
Semiconductors and other electronic components	2,246,351	4,973,895
Margarine	1,949,832	2,751,815
Oil-cake and solid residues	1,724,298	678,347
Machines for special purposes	1,376,251	1,451,289
Artificial resin (synthetic resin) and raw materials	1,260,701	1,168,989
Other organic chemicals	1,239,541	1,598,553
Oil products(1)	3,483,682	2,448,399
Liquefied Petroleum Gas(1)	399	40,312
Other manufacture products	52,056,520	57,054,048

Total Manufacturing products	196,136,473	223,463,250

Mining products
Coal	30,478,761	24,481,010
Copper ore	7,969,176	4,892,334
Lignite	7,345,259	5,732,852
Other metal ore	18	0
Crude Oil(1)	2,153,385	1,520,869
Natural Gas(1)	7,989,263	6,854,367
o/w Liquefied Natural Gas	6,245,259	5,215,376
Other mining products	1,172,490	1,853,142

Total Mining products	57,108,350	45,334,575

Other merchandise(2)	2,361,761	1,846,290
Other goods(3)	1,062,178	2,182,535

Total Exports	263,090,723	280,434,819

Memorandum(4)
Non-oil & gas exports	248,061,745	268,441,723
Oil & gas exports	15,028,978	11,993,096

Source: Bank Indonesia

P	Preliminary.
(1)	As a component of oil and gas exports.
(2)	Consists of art goods, goods not elsewhere specified, and goods procured in ports by carriers.
(3)	Consists of non-monetary gold and merchanting goods.
(4)	Presents the classification of exports based on two main groups of commodities: (i) oil and gas and (ii) non-oil and gas.

The following table sets forth Indonesia’s exports by destination for the periods indicated.

Exports by Destination

	Year Ended December 31,
	2024	2025P
	(in thousands of U.S. dollars)
America
North America
United States of America	26,289,050	30,536,095
Canada	1,407,848	1,684,754
Other North America	4,116	4,591

Total North America	27,701,014	32,225,440

Central and South America
Argentina	217,070	338,743
Brazil	1,715,797	2,203,851
Mexico	2,233,794	2,437,940
Other Central and South America	2,398,058	2,745,606
Total Central and South America	6,564,720	7,726,139

Total America	34,265,734	39,951,579

Europe
European Union
Netherlands	4,731,193	5,693,737
Belgium	1,552,484	1,903,708
Italy	2,246,495	2,825,990
Germany	2,381,860	2,512,511
France	903,408	1,033,504
Spain	2,104,542	1,800,537
Other European Union	3,353,092	3,571,283

Total European Union	17,273,073	19,341,270

United Kingdom	1,577,303	1,588,305
Russia	1,741,000	1,867,097
Turkey	1,849,391	1,701,685
Other Europe	1,970,748	5,715,280

Total Europe	24,411,514	30,213,636

Asia and Middle East
ASEAN
Brunei Darussalam	226,415	186,934
Philippines	10,615,047	10,216,905
Cambodia	832,830	879,427
PDR Laos	15,025	13,318
Malaysia	12,185,787	12,599,337
Myanmar	601,229	787,014
Singapore	11,015,329	12,549,661
Thailand	7,599,925	8,724,759
Vietnam	9,488,148	10,596,829

Total ASEAN	52,579,735	56,554,185

	Year Ended December 31,
	2024	2025P
	(in thousands of U.S. dollars)
Hong Kong SAR	2,611,923	2,298,584
India	20,309,149	18,260,791
Iraq	349,588	386,101
Japan	20,521,911	17,406,094
South Korea	10,580,373	10,035,236
Pakistan	3,478,649	4,111,467
People’s Republic of China	62,191,437	66,785,620
Saudi Arabia	2,412,781	2,863,935
Taiwan	6,653,657	5,504,381
Other Asia and Middle East	10,536,804	13,177,341

Total Asia and Middle East	192,226,006	197,383,735

Australia and Oceania
Australia	4,262,039	3,659,692
New Zealand	681,653	779,545
Other Australia and Oceania	573,420	592,400

Total Australia and Oceania	5,517,112	5,031,637

Africa
South Africa	787,873	989,772
Other Africa	3,950,910	5,505,698

Total Africa	4,738,783	6,495,470

Unclassified exports(1)	1,931,574	1,358,762

Total (f.o.b.)	263,090,723	280,434,819

Source: Bank Indonesia

P	Preliminary.
(1)	Consists of goods procured in ports by carriers and merchanting goods.

Imports

The following table sets forth Indonesia’s imports by major commodity groups for the periods indicated.

Imports by Sector(1)

	Year Ended December 31,
	2024	2025P
	(in thousands of U.S. dollars)
General Merchandise	230,611,434	237,617,062
Consumption Goods
Food and beverages, primary, mainly for household	3,011,269	3,208,247
Food and beverages, processed, mainly for household	6,855,609	4,864,836
Passenger motor cars	1,316,067	1,797,876
Transport equipment, nonindustrial	236,984	206,791
Durable consumer goods	2,411,584	2,236,519
Semi-durable consumer goods	4,261,601	4,820,506
Non-durable consumer goods	3,431,645	3,858,239
Fuels and lubricants, processed, oil products(2)	12,116,558	9,331,233
Goods not elsewhere specified	350,833	530,810

Total Consumption Goods	33,992,150	30,855,058

Raw materials and auxiliary goods
Food and beverages, primary, mainly for industry	7,315,156	7,329,875
Food and beverages, processed, mainly for industry	5,473,984	4,425,346
Industrial supplies, primary	8,365,986	9,732,525
Industrial supplies, processed	70,945,694	71,996,772
Parts and accessories for capital goods	23,679,113	24,310,298
Parts and accessories for transport equipment	9,087,142	9,447,210
Fuels and lubricants, primary	14,359,260	13,818,167
o/w Crude oil(2)	10,734,952	10,500,508
Fuels and lubricants, processed	14,309,116	14,005,567
o/w Oil products(2)	9,109,120	9,072,404
o/w Liquefied Petroleum Gas(2)	4,459,849	4,190,639

Total Raw materials and auxiliary goods	153,535,451	155,065,761

Capital Goods
Capital goods (except transport equipment)	36,299,656	43,326,217
Passenger motor cars	1,316,067	1,797,876
Other transport equipment, industrial	4,635,408	5,874,062

Total Capital Goods	42,251,130	50,998,155

Other merchandise(3)	832,703	698,089
Other goods(4)	4,586,897	4,882,679

Total	235,198,332	242,499,741

Source: Bank Indonesia

P	Preliminary.
(1)	Data collected on a cost, insurance and freight basis.
(2)	As a component of oil and gas imports.
(3)	Consists of goods procured in ports by carriers.
(4)	Consists of nonmonetary gold.

The following table sets forth Indonesia’s imports by country of origin for the periods indicated.

Imports by Place of Origin(1)

	Year Ended December 31,
	2024	2025P
America
North America
United States of America	12,350,425	13,298,037
Canada	2,137,168	2,671,986
Other North America	1	24,501

Total North America	14,487,594	15,994,524

Central and South America
Argentina	1,378,270	1,281,666
Brazil	5,408,179	4,926,606
Mexico	337,462	1,096,969
Other Central and South America	766,810	920,387

Total Central and South America	7,890,721	8,225,629

Total America	22,378,315	24,220,153

Europe
European Union
Netherlands	978,043	867,549
Belgium	499,019	507,224
Italy	1,612,486	1,675,122
Germany	3,736,343	3,563,036
France	1,489,903	1,636,194
Spain	584,346	827,088
Other European Union	3,879,185	3,194,096

Total European Union	12,779,326	12,270,309

United Kingdom	952,554	1,058,204
Russia	2,050,875	2,109,220
Turkey	463,213	566,679
Other Europe	2,468,632	1,968,546

Total Europe	18,714,600	17,972,959

Asia and Middle East
ASEAN
Brunei Darussalam	507,944	215,437
Philippines	1,790,623	1,802,522
Cambodia	142,858	110,432
PDR Laos	64,837	70,442
Malaysia	10,689,442	11,130,361
Myanmar	572,907	171,097
Singapore	21,754,793	19,189,657
Thailand	9,658,099	8,981,315
Vietnam	6,430,064	6,142,478

Total ASEAN	51,611,567	47,813,740

	Year Ended December 31,
	2024	2025P
Hong Kong SAR	3,292,622	3,168,587
India	5,664,387	4,841,016
Iraq	985	393
Japan	14,952,002	14,473,981
South Korea	9,353,293	7,871,773
Pakistan	619,031	153,365
People’s Republic of China	73,027,640	87,377,584
Saudi Arabia	4,083,927	3,781,274
Taiwan	3,909,788	4,413,958
Other Asia and Middle East	5,350,775	5,909,341

Total Asia and Middle East	171,866,018	179,805,012

Australia and Oceania
Australia	10,495,869	9,458,164
New Zealand	1,234,993	1,119,342
Other Australia and Oceania	80,046	47,498

Total Australia and Oceania	11,810,908	10,625,005

Africa
South Africa	1,621,629	1,033,439
Other Africa	7,974,159	8,145,083

Total Africa	9,595,788	9,178,523

Unclassified imports(2)	832,703	698,089

Total	235,198,332	242,499,741

Source: Bank Indonesia

P	Preliminary.
(1)	Data collected on a cost, insurance and freight basis.
(2)	Consists of goods procured in ports by carriers.

Balance of Payments

The following table sets forth the Republic’s balance of payments for the periods indicated.

Balance of Payments(1)

	Year Ended December 31,
	2024	2025P
	(in millions of U.S. dollars)
Current account	(8,583)	(1,454)
Goods(2)	39,839	49,822
Total exports (f.o.b.)	263,091	280,435
Non-oil and gas exports	248,062	268,442
Oil and gas exports	15,029	11,993
Total imports (f.o.b.)	(223,252)	(230,613)
Non-oil and gas imports	(188,577)	(199,103)
Oil and gas imports	(34,675)	(31,510)
Services	(18,485)	(19,823)
Primary income	(35,815)	(38,171)
Secondary income	5,878	6,719
Capital account	280	352
Financial account	17,701	(4,545)
(i) Public sector	24,662	1,941
Portfolio investment	16,639	(2,702)
Assets	0	0
Liabilities	16,639	(2,702)
Other investment	8,023	4,643
Assets	(1,904)	(3,258)
Liabilities	9,927	7,902
Loans	5,457	4,912
Drawings	11,000	10,717
Repayments	(5,543)	(5,805)
Other liabilities	4,469	2,990
(ii) Private sector	(6,961)	(6,486)
Direct investment	15,882	14,082
Assets	(8,394)	(7,931)
Liabilities	24,275	22,013
Portfolio investment	(8,403)	(6,722)
Assets	(4,000)	(2,603)
Liabilities	(4,403)	(4,120)
Financial derivatives	291	(54)
Other investment	(14,731)	(13,792)
Assets	(14,322)	(13,346)
Liabilities	(409)	(446)
Errors and omissions	(2,188)	(2,195)

Overall balance	7,210	(7,842)

Reserves and related items	(7,210)	7,842

Reserve asset position(3)	155,719	156,471

Source: Bank Indonesia

P	Preliminary.

(1)

Bank Indonesia uses (+) and (-) signs in its published data to follow BPM5 whereby (+) means inflow and (-) means outflow. In financial account, (+) denotes increase in liabilities or decrease in assets, while (-) represents increase in assets or decrease in liabilities. The table above has been adjusted to align with the formatting hereof.

(2)	The calculation of export and import figures included in the balance of payments data compiled by Bank Indonesia differs in coverage and timing from the data on export/import trade compiled by BPS.
(3)

Presents the position of reserve assets at the end of period. A change in the overall balance of payments during a reporting period will affect the outstanding amount of reserve assets at the end of that period.

In 2025, the current account recorded a deficit of U.S.$1.5 billion, compared to the U.S.$8.6 billion deficit in 2024. This was primarily due to an increase in the non-oil and gas trade balance surplus supported by higher exports in line with global demand for Indonesia’s export commodities. In addition, the oil and gas trade balance deficit narrowed in line with lower international oil prices.

In 2025, the capital and financial account recorded a deficit of U.S.$4.2 billion, compared to the U.S.$18.0 billion surplus in 2024. This development was attributable to deficits in portfolio investment and other investments underpinned by persistently high global financial market uncertainty. Meanwhile, direct investment maintained a surplus, despite a year-on-year decrease in net direct investment, reflecting sustained investor confidence in Indonesia’s economic outlook and conducive investment climate.

As a result of the foregoing, Indonesia’s balance of payments in 2025 recorded a deficit of U.S.$7.8 billion, compared to the U.S.$7.2 billion surplus in 2024. The official reserve asset position as of December 31, 2025 was U.S.$156.5 billion, an increase from U.S.$155.7 billion as of December 31, 2024.

Financial System

Bank Indonesia

The following table sets forth the balance sheet of Bank Indonesia and was prepared in accordance with the Monetary and Financial Statistics Manual published by the IMF, as of the dates indicated.

Analytical Balance Sheet of Bank Indonesia

	As of December 31,		As of January 31,
	2024	2025P	2026P
	(in billions of Rupiah)
Base Money (M0)	1,774,691	1,976,434	1,792,222
Currency in Circulation(1)	1,204,536	1,359,935	1,267,602
Commercial Banks Demand Deposits at Bank Indonesia	472,592	588,514	501,929
Private sector Demand Deposits	7,022	6,354	6,210
Bank Indonesia Certificates (“SBI”)(2)	—	—	—
Factors Affecting Base Money (M0)	1,774,691	1,976,434	1,792,222
Net Foreign Assets	2,077,811	2,207,569	2,172,773
Claims on Non-Residents	2,687,251	2,845,094	2,825,305
Liabilities to Non-Resident	609,440	637,525	652,533
Claims on Other Depository Corporations	56	56	56
Liquidity Credits	56	56	56
Other Claims	—	—	—
Net claims on central Government	(417,471)	(170,442)	(195,886)
Claims on central Government	77,638	93,304	80,477
Liabilities to central Government	495,109	263,746	276,363
Claims on Other Sectors	9,858	9,981	9,976
Claims on Other Financial Institutions	40	56	56
Claims on Private Sectors	9,818	9,925	9,920
Monetary Policy Control(3)	664,662	705,959	603,658
Other Liabilities to Commercial & Rural Banks	(73,286)	(79,099)	(74,502)
Deposits included in Broad Money (M2)	—	—	—
Deposits excluded from Broad Money (M2)	—	—	—
Shares and Other Equity	(494,934)	(706,411)	(735,175)
Net Other Items	7,996	8,821	11,323

Source: Bank Indonesia

(1)	Currency outside banks plus cash in vault.
(2)

SBI (Sertifikat Bank Indonesia) which is used to fulfill the secondary statutory reserve requirement of banks and accounted for as primary money supply components. Included in base money from October 2009 to June 2018. Starting from July 2018 SBI is not accounted as component of primary money supply, due to changes in the reserve requirement regulation.

(3)

Consists of total outstanding SBI (Sertifikat Bank Indonesia) (net of SBI used for secondary reserve and included as a component of base money, see footnote 2), SBIS (Sertifikat Bank Indonesia Syariah, which refers to Sharia-compliance Bank Indonesia securities), Repo OPT (Operasi Pasar Terbuka) (Repo OPT refers to repurchase agreement operations conducted by Bank Indonesia as part of its open market operations), term deposit, Bank Indonesia Deposit Facility, Bank Indonesia Lending Facility, and SBN.

Capital Markets and Capital Markets Regulation

In January 2026, MSCI Inc. concluded its consultation on free-float assessment of Indonesian securities and announced interim measures, effective immediately, freezing certain index adjustments for Indonesian constituents in its global indices (including no increases to Foreign Inclusion Factors or Number of Shares, no new additions to Investable Market Indices, and no upward size-segment migrations). MSCI stated that it will reassess Indonesia’s market accessibility status in May 2026, which could result in a reduction in weighting within emerging markets indices. In coordination with strategic stakeholders, the OJK has taken decisive action to accelerate the capital market reform agenda. This momentum culminated in the launch of the “Eight Action Plans for the Acceleration of Indonesian Capital Market Integrity Reforms” on February 1, 2026. Furthermore, OJK, IDX, and the Indonesia Central Securities Depository (Kustodian Sentral Efek Indonesia) have maintained constructive engagement with MSCI, including high-level consultations in early February 2026 to present proposed reforms. These include enhanced disclosure of significant shareholders, more granular investor classification, and revised minimum free-float requirements. The Republic remains committed to elevating market transparency and preserving Indonesia’s competitive appeal to global investors.

Monetary Policy

In February 2026, Bank Indonesia maintained the BI-Rate at 4.75%, the deposit facility rate at 3.75%, and the lending facility rate at 5.50%.

The decision is consistent with Bank Indonesia’s current policy focus on strengthening Rupiah exchange rate stabilization amid persistently high global financial market uncertainty, in order to support the achievement of the 2026-2027 inflation target and foster economic growth. Moving forward, Bank Indonesia will continue to enhance the effectiveness of monetary policy easing transmission and macroprudential policies, while monitoring room for further BI-Rate reductions as long as inflation forecasts for 2026–2027 remain manageable within the 2.5%±1% target corridor and the decisions support economic growth. Bank Indonesia’s macroprudential policy remains directed at promoting growth by increasing bank credit and financing to the real sector, particularly to the Government-designated priority sectors, and accelerating reductions in bank lending rates through the implementation of the macroprudential liquidity incentive policy (Kebijakan Insentif Likuiditas Makroprudensial (“KLM”)), while upholding prudential principles. Payment system policy remains oriented towards supporting economic growth by strengthening synergy to broaden digital payment acceptance, reinforcing the payment system industry structure, and enhancing the reliability and resilience of payment system infrastructure.

The monetary, macroprudential, and payment system policy mix aimed at maintaining stability while bolstering sustainable economic growth is supported by the following policy measures:

1.

strengthening the Rupiah exchange rate stabilization strategy through intervention in both offshore non-deliverable forward transactions and domestic markets through spot and domestic non-deliverable forward transactions. This strategy is complemented by the purchase of SBN in the secondary market;

2.

strengthening the pro-market monetary operations strategy to attract portfolio inflows to maintain adequate liquidity in the money market and banking industry by managing the interest rate structure and volume of monetary instruments as well as SBN transactions in the secondary market in a measured manner;

3.

strengthening synergy with the Government and other stakeholders to enhance the effectiveness of accommodative macroprudential policy towards reviving lending and financing and lowering interest rates in the banking industry through Indonesian Intermediation Acceleration Program and publishing the assessment of prime lending rate transparency, with a focus on interest rates based on priority sectors in accordance with the scope of KLM policy. The Indonesian Intermediation Acceleration Program (Program Indonesia Intermediation Acceleration) is a strategic initiative launched by Bank Indonesia to boost banking credit growth, particularly targeting micro, small, and medium enterprises and other productive sectors;

4.

developing Indonesia Digital Innovation Center (Pusat Inovasi Digital Indonesia) in synergy with relevant authorities, associations and government ministries and agencies to accelerate digital economy and finance transformation, including through the organizing hackathons and the Digdaya digital talent development program. Indonesia Digital Innovation Center a strategic initiative by Bank Indonesia designed to serve as a hub for digital innovation and economic development. The Digdaya digital talent development program is a Bank Indonesia program initiated in late February 2026 that provides practical training and mentorship to develop digital talent and support startup growth; and

5.

strengthening national payment system readiness ahead of the Eid-ul-Fitr 1447 H by ensuring the availability, reliability and security of the Bank Indonesia Payment Systems (Sistem Pembayaran Bank Indonesia) and industry payment systems, and guaranteeing the availability of high-quality Rupiah currency nationwide, including through the Semarak Rupiah Ramadan dan Berkah Idulfitri (SERAMBI) 2026 program. Eid-ul-Fitr 1447 H is the 2026 Islamic holiday marking the end of Ramadan in the Hijri calendar. SERAMBI 2026 is Bank Indonesia’s seasonal cash services program during Ramadan and Eid to ensure sufficient Rupiah currency and exchange services nationwide.

Bank Indonesia continues strengthening policy coordination with the Government, including close synergy between monetary and fiscal policies to maintain stability and foster economic growth. Furthermore, Bank Indonesia is strengthening policy synergy with the Financial System Stability Committee (Komite Stabilitas Sistem Keuangan), primarily to promote financing for the Government’s Asta Cita program. In addition, Bank Indonesia is expanding international cooperation, including payment system connectivity and local currency transactions, while promoting trade and investment in priority sectors in synergy with relevant institutions.

Money Supply

The following table sets forth the money supply as of the end of the periods indicated.

Money Supply

	Money
End of period	Base money	Currency	Demand deposits	Rupiah saving deposits(1)	TotalM1 (1)	Quasi- money	Securities other than shares	TotalM2
	(in billions of Rupiah)
2024	1,774,691	1,062,795	1,776,745	2,384,441	5,223,981	3,908,462	114,187	9,246,630
2025	1,976,434	1,214,729	2,172,153	2,569,025	5,955,908	4,124,723	52,469	10,133,099

Source: Bank Indonesia.

M1	Narrow money.
M2	Broad money.
(1)	Since September 2021, Rupiah saving deposits that can be withdrawn at any time is reclassified from quasi-money to narrow money, due to their high liquidity.

	Factors affecting money supply
End of period	Foreign assets (net)	Claims on central Government (net) (1)	Claims on business sectors	Other items (net)(2)
		(in billions of Rupiah)
2024	1,982,701	748,934	7,046,941	1,414,908
2025	2,158,916	851,096	7,580,585	1,669,894

Source: Bank Indonesia.

(1)	Claims on the Government include net of the Government’s deposits with the banking system.
(2)	Includes capital accounts, tradeable government bonds held by central bank and inter-system accounts.

As of December 31, 2025, broad money grew by 9.6% (year-on-year), compared to 4.8% (year-on-year) as of December 31, 2024, due to a higher increase in narrow money, which grew by 14.0% (year-on-year) as of December 31, 2025, compared to 5.8% (year-on-year) as of December 31, 2024, and a higher increase in quasi- money, which grew by 5.5% (year-on-year) as of December 31, 2025, compared to 1.2% (year-on-year) as of December 31, 2024.

Government Budget

Fiscal Policy

The following table sets forth Government revenues and expenditures for the periods indicated.

Government Revenues and Expenditures

	Year Ended December 31,
	2024B	2024L	2025B	2025P	2026B
	(in trillions of Rupiah)
Revenues and grants:
Domestic revenues
Tax revenues	2,309.9	2,231.8	2,490.9	2,217.9	2,693.7
Non-tax revenue	492.0	584.4	513.6	534.1	459.2
Total domestic revenues	2,801.9	2,816.2	3,004.5	2,752.0	3,152.9
Grants	0.4	34.4	0.6	4.3	0.7

Total revenues and grants	2,802.3	2,850.6	3,005.1	2,756.3	3,153.6

Expenditures:
Central government expenditures	2,467.5	2,496.2	2,701.4	2,602.3	3,149.7
Transfer to regions and rural fund	857.6	863.5	919.9	849.0	693.0

Total expenditures	3,325.1	3,359.8	3,621.3	3,451.4	3,842.7

Primary balance(1)	(25.5)	20.7	(63.3)	(180.7)	(89.7)
Surplus/(deficit)	(522.8)	(509.2)	(616.2)	(695.1)	(689.1)
Financing:
Debt Financing	648.1	558.1	775.9	736.3	832.2
Investment Financing	(176.2)	(59.3)	(154.5)	(86.2)	(203.1)
On-Lending	(0.3)	(0.2)	(5.4)	0.0	(0.4)
Government Guarantee	(0.8)	(1.5)	—	—	—
Other Financing	52.0	57.8	0.3	93.9	60.4

Total Financing	522.8	554.9	616.2	744.0	689.1

Source: Ministry of Finance

L	LKPP (Financial Report of Central Government/Audited).
B	Budget.
P	Preliminary.
(1)	Primary balance represents revenues minus expenditures excluding interest expenditures.

Government Finances

The following table sets forth information regarding the revenues and expenditures of the Government for the periods indicated.

Government Revenues

The following table sets forth Government revenues by category for the periods indicated.

Government Revenues

	Year Ended December 31,
	2024B	2024L	2025B	2025P		2026B

	(in trillions of Rupiah)
Domestic revenues:
Tax revenues
Domestic tax
Income tax:
Oil and gas	76.4	65.1	62.8	34.1		1,154.1
Non-oil and gas	1,063.4	996.8	1,146.4	986.3		55.2

Total income tax	1,139.8	1,061.9	1,209.3	1,020.4		1,209.4
Value added tax (VAT)	811.4	828.4	945.1	790.1		995.3
Land and building tax	27.2	32.5	27.1	29.2		26.1
Excises	246.1	226.4	244.2	221.7		243.5
Other taxes	10.5	8.7	7.8	77.9		126.9

Total domestic taxes	2,235.0	2,158.0	2,433.5	2,139.3		2,601.2

International trade taxes:
Import duties	57.4	53.0	52.9	50.2		49.9
Export tax	17.5	20.9	4.5	28.4		42.6

Total international trade taxes	74.9	73.9	57.4	78.6		92.5

Total tax revenues	2,309.9	2,231.8	2,490.9	2,217.9		2,693.7

Non-tax revenues:
Natural resources:
Oil	80.5	78.0	89.0	73.9		80.2
Gas	29.6	32.7	32.0	26.4		32.9

Total oil and gas	110.2	110.6	121.0	100.3		113.1
General mining	85.8	107.8	87.5	111.2		113.4
Forestry	6.0	6.7	5.7	6.6		5.9
Fishery	3.5	1.0	1.6	1.0		1.7
Geothermal	2.2	2.8	2.2	2.5		2.6

Total non-oil and gas	97.5	118.3	97.0	121.3		123.5

Total natural resources	207.7	228.9	218.0	221.6		236.6

Profit transfer from SOEs	85.8	86.4	90.0	12.7	(1)	1.8	(1)
Other non-tax revenues	115.1	164.3	127.7	196.2		122.5
Public Service Agency (BLU) Income	83.4	104.7	77.9	103.7		98.3

Total non-tax revenues	492.0	584.4	513.7	534.1		459.2

Total domestic revenues	2,801.9	2,816.2	3,004.6	2,752.0		3,152.9

Grants	0.4	34.4	0.6	4.3		0.7

Total revenues and grants	2,802.3	2,850.6	3,005.2	2,756.3		3,153.6

Source: Ministry of Finance.

L	LKPP (Financial Report of Central Government/Audited).
B	Budget.
P	Preliminary.
(1)

Profits of the SOEs held by BPI Danantara are being transferred to BPI Danantara rather than the Government. See “Privatization and Management of State-Owned Enterprises — BPI Danantara” in Exhibit 99.D to the Republic’s annual report on Form 18-K for the fiscal year ended December 31, 2024.

Government revenues realization decreased by 3.3% from Rp2,850.6 trillion in 2024 to Rp2,756.3 trillion in 2025, representing 91.7% of the 2025 budget Government revenues target. In 2025, tax revenues realization was Rp2,217.9 trillion or a decrease of 0.6% from Rp2,231.8 trillion in 2024, and non-tax revenues realization was Rp534.1 trillion or a decrease of 8.6% from Rp584.4 trillion in 2024, representing 89.0% and 104.0% of the 2025 budget figures, respectively. Additionally, following the creation of BPI Danantara, profit from SOEs is being transferred to BPI Danantara rather than the Government.

Government Expenditures

The following table sets forth the expenditures of the Government for the periods indicated.

Government Expenditures

	Year ended December 31
	2024B	2024L	2025B	2025P	2026B

	(in trillions of Rupiah)
Central Government expenditures:
Personnel expenditures	484.4	464.9	521.5	501.1	582.2
Good and services expenditures	407.0	523.4	486.9	566.5	707.5
Capital expenditures	247.5	355.5	234.1	427.5	284.1
Interest payments:
Domestic debt	456.8	445.9	497.6	471.3	538.7
Foreign debt	40.5	42.5	55.2	43.1	60.7
Total interest payments	497.3	488.4	552.9	514.4	599.4
Subsidies:
Energy subsidies	189.1	177.6	203.4	185.2	210.1
Non-energy subsidies	96.9	115.1	104.5	96.4	108.8
Total subsidies	286.0	292.7	307.9	281.6	318.9
Grant expenditures	0.0	0.3	0.2	0.3	0.4
Social assistance(1)	157.3	154.9	140.1	186.6	167.5
Other expenditures	388.0	216.1	458.0	124.3	489.8

Total central Government expenditures	2,467.5	2,496.2	2,701.4	2,602.3	3,149.7

Transfers to Regions and Rural Fund
Transfer to Regions
Balanced funds:
General transfer funds:
Revenue sharing funds	143.1	153.2	192.3	168.9	58.5
General allocation funds	427.7	429.2	446.6	433.3	400.0
Total general transfer funds	570.8	582.4	638.9	602.2	458.5
Specific allocation funds:
Physical special allocation fund	53.8	50.9	37.0	17.6	5.0
Non-physical special allocation fund	133.8	130.4	146.7	145.1	149.3
Grants to Regions(2)	0.5	2.2	1.6	0.2	2.7
Total specific allocation funds	188.1	183.5	185.2	162.9	157.1
Total balanced funds	758.9	765.9	824.2	765.1	615.6
Regional incentive fund	—	—	—	—	—
Specific autonomy funds(3)	18.3	18.3	17.5	17.0	14.0
Specific Fund for Special Region of Yogyakarta	1.4	1.4	1.2	1.0	1.0
Fiscal Incentives	8.0	7.0	71.0	4.3	1.8
Total Transfer to Regions	786.6	792.9	913.9	787.4	632.4
Rural Fund	71.0	70.9	6.0	61.6	60.6

Total transfers to regions and Rural Fund	857.6	863.5	919.9	849.0	693.0

Total Government expenditures	3,325.1	3,359.8	3,621.3	3,451.4	3,842.7

Source: Ministry of Finance.

L	LKPP (Financial Report of Central Government/Audited).
B	Budget.
P	Preliminary.

(1)	Consists of social assistance from ministries/agencies spending and social assistance for disaster relief.
(2)	Starting in 2023, became part of the Transfer to the Regions.
(3)	Consists of specific autonomy fund for Aceh and Papua Provinces and additional infrastructure fund for Papua Provinces.

Total Government expenditures in 2025 reached Rp3,451.4 trillion or an increase of 2.7% from Rp3,359.8 trillion in 2024, representing 95.3% of the 2025 budget Government expenditures. In 2025, central Government expenditures were Rp2,602.3 trillion or an increase of 4.3% from Rp2,496.2 trillion in 2024, representing 96.3% of the 2025 budget figure. In 2025, transfer to regions and rural funds reached Rp849.0 trillion, or a decrease of 1.7% from Rp863.5 trillion in 2024, representing 92.3% of the 2025 budget figure.

Fuel Prices and Subsidies

The following table sets forth the amounts of subsidies for the periods indicated.

	Year ended December 31
	2024B	2024L	2025B	2025P	2026B

	(in trillions of Rupiah)
Subsidies:
Energy subsidies	189.1	177.6	203.4	185.2	210.1
Non-energy subsidies	96.9	115.1	104.5	96.4	108.8

Total subsidies	286.0	292.7	307.9	281.6	318.9

Source: Ministry of Finance.

L	LKPP (Financial Report of Central Government/Audited).
B	Budget.
P	Preliminary.

Government Expenditure Allocation

The following table sets forth, by percentage, the allocation of central Government expenditures by function for the periods indicated.

Allocation of Central Government Expenditures by Function

	Year ended December 31
	2024B	2024L	2025B	2025P	2026B

	(Percentages)
General public services	34.8	35.9	31.2	27.4	25.2
Defense	5.5	7.6	6.1	13.0	10.7
Public order and safety	7.7	9.2	7.7	9.2	7.7
Economic affairs	26.0	21.9	29.5	23.2	26.2
Environmental protection	0.6	0.6	0.4	0.3	0.4
Housing and community amenities	1.5	1.9	0.6	0.8	0.9
Health	4.0	4.0	3.8	4.1	4.9
Tourism and culture	0.1	0.2	0.1	0.1	0.1
Religion	0.5	0.5	0.5	0.5	0.5
Education	9.0	7.9	10.1	10.1	14.6
Social protection	10.3	10.3	10.0	11.2	8.9

Total	100.0	100.0	100.0	100.0	100.0

Source: Ministry of Finance.

L	LKPP (Financial Report of Central Government/Audited).
B	Budget.
P	Preliminary.

The table below sets forth certain government budget expenditures for priority sectors for the periods indicated.

	Year ended December 31
	2024B	2024L	2025B	2025P	2026B

	(in trillions of Rupiah)
Education	665.0	569.1	724.3	645.1	769.1
Infrastructure	423.4	395.1	402.9	343.7	434.8
Energy Subsidy	189.1	177.6	203.4	185.2	210.1
Health	187.5	194.4	218.5	208.5	247.3

Source: Ministry of Finance.

L	LKPP (Financial Report of Central Government/Audited).
B	Budget.
P	Preliminary.

Deficit Financing

The following table sets forth, by amount, information on deficit financing for the periods indicated.

Deficit Financing

	Year ended December 31
	2024B	2024L	2025B	2025P	2026B

	(in trillions of Rupiah)
Debt financing
Government securities (net)	666.4	450.7	642.6	639.3	799.5
Loans
Domestic loans (net)	(0.6)	15.0	5.2	8.2	(6.5)
Foreign loans:
Gross drawings:
Program loan	30.0	60.0	80.0	59.3	41.9
Project loan	37.8	119.7	136.5	125.2	102.6
Total gross drawing	67.8	179.8	216.5	184.5	144.5
Amortization	(85.5)	(87.5)	(88.4)	(95.7)	(105.3)
Total foreign loan (net)	(17.7)	92.3	128.1	88.9	39.2
Total loans (net)	(18.4)	107.3	133.3	97.0	32.7

Total debt financing	648.1	558.1	775.9	736.3	832.2

Investment financing
Investment to SOEs	(30.7)	(35.2)	(22.7)	(11.5)	(5.8)
Investment to other institutions	(10.0)	(5.0)	—	—	—
Investment to public service agencies	(41.2)	(23.1)	(36.8)	(34.2)	(35.6)
Investment in financial organizations/institutions	(1.9)	(2.0)	(1.8)	(1.9)	(2.0)
Revenue of investment	—	22.9	—	14.2	4.0
Government’s Investments	(13.7)	(17.0)	(18.8)	(52.8)	(51.8)
Others investment financing	(65.7)	—	(55.0)	—	(111.8)
Investment financing reserves	(13.0)	—	(19.4)	—	—

Total investment financing	(176.2)	(59.3)	(154.5)	(86.2)	(203.1)

Lending	(0.3)	(0.2)	(5.4)	0.0	(0.4)
Government guarantee	(0.8)	(1.5)	—	—	—
Other financing	52.0	57.8	0.3	93.9	60.4

Total financing (net)	522.8	554.9	616.2	744.0	689.1

Source:  Ministry of Finance.

L	LKPP (Financial Report of Central Government/Audited).
B	Budget.
P	Preliminary.

Free Nutritious Meal Program

As of January 7, 2026, marking one year since the Government launched the Free Nutritious Meal Program, the program had reached 56.13 million beneficiaries through 19,343 operational SPPGs and had engaged 789,319 workers. In 2025, total budget utilization for the program amounted to Rp51.5 trillion.

Public Debt

As of December 31, 2025, the central Government’s foreign debt-to-GDP ratio was 11.9%, with foreign debt to total debt ratio of 29.4%.

External Public Debt of the Republic

The following table sets forth information on the outstanding external public debt of the Republic in terms of creditor type as of the dates indicated.

Outstanding External Public Debt of the Republic by Source(1)

	As of December 31,
	2024P		2025P

	(in billions of U.S. dollars)
Concessional Loans:
Multilateral creditors	37.3		39.4
Bilateral creditors	16.8		17.2
Commercial(2)	102.9		112.7

Total	156.9		169.2

Total external public debt of the Republic, as a percentage of GDP(3)	11.4	%(4)	11.9	%(5)

Source:  Ministry of Finance.

P	Preliminary.
(1)	Foreign currency values of outstanding external debt have been converted into U.S. dollars at the applicable BI middle exchange rates as of the respective dates indicated.
(2)	Includes securities (bonds and Sukuk) issued in international capital markets and commercial bank borrowings.
(3)	In calculating as a percentage of GDP, GDP in U.S. dollars has been converted from Rupiah into U.S. dollars at the applicable BI middle exchange rates as of the respective dates indicated.
(4)	Total external public debt as of December 31, 2024 as a percentage of 2024 GDP.
(5)	Total external public debt as of December 31, 2025 as a percentage of 2025 GDP.

As of December 31, 2025, 66.6% and 33.4% of the outstanding external public debt of the Republic were from commercial and concessional loans, respectively. The total outstanding external public debt of the Republic as of December 31, 2025 was U.S.$169.2 billion.

On February 5, 2026, Moody’s Investors Service revised its outlook on the Republic’s Baa2 foreign-currency sovereign rating to negative while affirming the rating, citing factors including fiscal policy execution risks, policy predictability, and recent institutional and governance developments. The Republic remains committed to fiscal prudence, revenue-enhancing reforms, and maintaining debt sustainability within its statutory deficit ceiling.

Sources of External Public Borrowing

The following table sets forth the outstanding amounts of international development assistance received by the Republic as of the dates indicated.

International Development Assistance(1)(2)

	As of December 31,
	2024P	2025P

	(in millions of U.S. dollars)
Bilateral loans	16,756	17,156
Multilateral loans:
International Monetary Fund	—	—
World Bank Group	21,247	22,093
Asian Development Bank	11,417	12,650
Islamic Development Bank	1,366	1,371
Nordic Investment Bank	5	5
European Investment Bank	—	—
International Fund for Agricultural Development	289	306
Asian Infrastructure Investment Bank	2,926	2,952
Multilateral Investment Guarantee Agency	—	—

Total multilateral loans	37,250	39,378

Total loans	54,006	56,534

Source:  Ministry of Finance.

P	Preliminary.
(1)	The term international development assistance includes any concessionary loans provided by international financial institutions or foreign governments, excluding grants.
(2)	Foreign currency values of international development assistance have been converted into U.S. dollars at the applicable BI middle exchange rates as of the respective dates indicated.

The following table sets forth the external public debt of the Republic by currency as of the dates indicated.

Outstanding External Public Debt of the Republic by Major Currency

	As of December 31,
	2024P		2025P
	(in millions of original currency)	(in millions of U.S. dollars)(1)	(in millions of original currency)	(in millions of U.S. dollars)(1)
U.S. dollars	111,575	111,575	113,833	113,833
Japanese yen	2,599,685	16,642	2,440,033	15,584
Euros	25,180	26,217	28,929	33,954
SDR	185	241	107	146
British pounds	—	—	—	—
Others (including AUD and CNY)	Multiple Currencies	2,184	Multiple Currencies	5,688

Total	N/A	156,859	N/A	169,206

Source: Ministry of Finance.

P	Preliminary.
(1)	Calculated based on the applicable BI middle exchange rates as of the date indicated for each column.

As of December 31, 2025, 67.3%, 9.2%, 20.1% and 3.5% of the external public debt of the Republic was denominated in U.S. dollars, Japanese Yen, Euros and other currencies (including AUD, CNY and SDR), respectively.

The following table sets forth the external debt service requirements of the central Government for the years indicated.

External Debt Service Requirements of the Central Government

Period	Principal repayment	Interest repayment	Total

	(in billions of U.S. dollars)
2023R	11.8	5.6	17.5
2024R	11.8	6.4	18.2
2025R	14.3	6.5	20.8
2026**	13.4	6.5	19.9
2027**	16.2	6.0	22.2

Source: Ministry of Finance

R	Realization.
**	Projected based on external debt outstanding as of December 31, 2025.

External Debt of Bank Indonesia

The following table sets forth the outstanding multilateral and commercial external debt of Bank Indonesia by type of credit as of the dates indicated.

Outstanding Multilateral and Commercial External Debt of Bank Indonesia(1)

	As of December 31,	As of December 31,
	2024	2025P
	(in millions of U.S. dollars)
Multilateral	8,393	8,822
Commercial(2)	—	—
Total	8,393	8,822

Source: Bank Indonesia

P	Preliminary.
(1)	Foreign currency values of outstanding external debt have been converted into U.S. dollars at the applicable BI middle exchange rates as of the respective dates indicated.
(2)	Includes bonds issued in international capital markets and commercial bank borrowings but excludes SBI and SRBI owned by non-residents, currencies and deposits and other liabilities.

As of December 31, 2025, the external debt of Bank Indonesia amounted to U.S.$8.8 billion, comprised entirely of SDR allocation (and excluding currency, deposits and SRBI), while commercial debt was nil. For calculation purposes, foreign currency values of outstanding external debt were converted into U.S. dollars at the applicable BI middle exchange rates as of the respective dates indicated.

The following table sets forth the external debt service requirements of Bank Indonesia for the years indicated.

External Debt Service Requirements of Bank Indonesia(1)(2)

Period	Principal repayment	Interest repayment	Total

	(in millions of U.S. dollars)
2023	0.0	174	174
2024	0.0	196	196
2025P	0.0	265	265
2026*	0.0	309	309

Source: Bank Indonesia.

P	Preliminary
*	Projected principal and interest payments to be made in the year of 2026 based on external debt outstanding as of December 31, 2025.
(1)	Excludes SBI and SRBI owned by non-residents, currencies and deposits and other liabilities.
(2)	Foreign currency values of outstanding external debt have been converted into U.S. dollars at the applicable BI middle exchange rates as of the end of each year.

External Debt of State-Owned Enterprises

The following table sets forth the outstanding direct external debt of SOEs as of the dates indicated.

Outstanding Direct External Debt of State-Owned Enterprises(1)

	As of December 31,	As of December 31,
	2024	2025P

	(in millions of U.S. dollars)
Financial institutions:
Bank	7,326	5,456
Non-bank	1,271	1,597
Total financial institutions	8,596	7.052
Non-financial institutions	35,806	33,613

Total	44,402	40,665

Source: Bank Indonesia.

P	Preliminary.
(1)	Foreign currency values of outstanding direct external debt have been converted into U.S. dollars at the applicable BI middle exchange rates as of the respective dates indicated.

Domestic Public Debt of the Central Government

The following table sets forth the outstanding domestic public debt of the central Government as of the dates indicated.

Domestic Public Debt of the Central Government

	As of December 31,
	2024P	2025P

	(in trillions of Rupiah)
Total domestic public debt(1)	6,278.8	6,808.8

Source: Ministry of Finance.

P	Preliminary.
(1)	Excludes SBI, which are obligations of Bank Indonesia and not of the Government. See “Financial System — Bank Indonesia.”

Domestic Debt Service Requirements of the Central Government

The following table sets forth the debt service requirements for the central Government for the years indicated.

Period	Principal repayment and redemption	Interest repayment	Total

	(in trillions of Rupiah)
2023R	444.5	354.5	799.0
2024R	531.6	387.7	919.3
2025	676.9	407.9	1,084.8
2026**	789.0	426.8	1,215.8
2027**	692.8	385.2	1,078.0

Source: Ministry of Finance

R	Realization.
**	Projected based on external debt outstanding as of December 31, 2025.

Contingent Liabilities from Government Guarantees

As of December 31, 2025, the total outstanding amount of infrastructure guarantees provided by the Government was Rp385.0 trillion, an increase from guarantees of Rp372.2 trillion as of December 31, 2024.

As of December 31, 2025, the Government had accumulated Rp13.67 trillion in the guarantee reserve fund account.

The guarantees that the Government provided to infrastructure projects comprised:

•

full default risk guarantees relating to the PT PLN loans for the construction of coal power plants with aggregate capacity of 10,000 MW and the associated transmission lines (‘Fast Track I’ program). Outstanding guarantees for this program amounted to Rp0.1 trillion;

•

business viability guarantees to independent power producers on the ability of PT PLN to fulfill its financial obligations based on power purchase agreements related to the ‘Fast Track II’ program. The guarantee exposure for this program amounted to Rp67.0 trillion;

•

full default risk guarantees relating to the PT PLN loans for the construction of electricity infrastructure and business viability guarantees under 35 GW program. Outstanding guarantees for this program amounted to Rp93.3 trillion;

•

full default risk guarantees relating to direct lending from international financial institutions (multilateral and bilateral agencies) to SOEs for the construction of infrastructure projects. Outstanding guarantees for this program amounted to Rp56.6 trillion;

•

partial default risk guarantees for local government-owned water companies’ loans in connection with the Millennium Development Goals in water provision. Outstanding guarantees for this program amounted to Rp0.2 trillion;

•

co-guarantee scheme between the Government and the Indonesia Infrastructure Guarantee Fund to guarantee private-public partnership projects such as power plant projects (e.g., the Central Java steam power plant) and several sections of toll road projects (e.g., Jakarta Cikampek II Elevated, Cileunyi — Sumedang — Dawunan, Krian — Legundi — Bunder — Manyar, Serang — Panimbang, Probolinggo — Banyuwangi, and Jakarta Cikampek II Selatan). The guarantee exposure for this program amounted to Rp113.8 trillion;

•	full default risk guarantees relating to PT Hutama Karya loans and bonds for the construction of Sumatera Toll Roads. Outstanding guarantees for this program amounted to Rp23.1 trillion;

•

full default risk guarantees relating to PT Kereta Api Indonesia loans for the construction of the Jabodebek LRT system in Greater Jakarta. Outstanding guarantees for this program amounted to Rp21.5 trillion;

•	guarantee for local infrastructure financing through PT SMI. Outstanding guarantees for this program amounted to Rp0.2 trillion; and

•	full default risk guarantees relating to PT Kereta Api Indonesia loans for the construction of high-speed rail Jakarta-Bandung. Outstanding guarantees for this program amounted to Rp9.1 trillion.

Foreign Exchange and Reserves

Exchange Rates

The following table sets forth information on exchange rates between the Rupiah and the U.S. dollar for the periods indicated.

Exchange Rates

	Rupiah per U.S. dollar
	End of period	Period average
2021	14,253	14,296
2022	15,568	14,873
2023	15,397	15,247
2024	16,095	15,841
2025	16,675	16,466
January 2026	16,785	16,816
February 2026 (through February 20, 2026)	16,865	16,817

Source: Bank Indonesia

International Reserves

The following table sets forth the Republic’s total official international reserves, expressed in (i) U.S. dollar equivalents and (ii) the number of months of imports and Government external debt repayments, in each case at the end of the periods indicated. These reserves consist of foreign exchange, gold, SDRs and a reserve position with the IMF. Indonesia complies with the IMF’s Special Data Dissemination Standard requirement on international reserves and foreign exchange currency liquidity.

Official International Reserves of the Republic(1)

	As of December 31,			As of January 31,
	2024	2025		2026
	(in millions of U.S. dollars, except for months)
Gold	6,602	11,932		14,462
SDRs	7,236	7,598		7,662
Reserve position with the IMF	1,034	1,087		1,096
Foreign exchange and others	140,848	135,853		130,640

Total	155,719	156,471		154,580

Total as number of months of imports and Government external debt repayments	6.5	6.2	P	6.1	P

Source: Bank Indonesia

P	Preliminary.
(1)	Converted into U.S. dollars at the applicable BI middle exchange rates as of the respective dates indicated.

As of January 31, 2026, official international reserves position was U.S.$154.6 billion, equivalent to 6.1 months of imports and servicing government’s external debt. This is well above the international adequacy standard of around three months of imports.

Regional Swap Arrangements of the Republic

As of December 31, 2025, no drawdowns on existing bilateral and regional swap arrangements have been made.

Debt-to-GDP Ratios

The following table sets forth the central Government’s debt-to-GDP ratio and debt service to GDP ratio as of the dates indicated. Under the State Finances Law No. 17 of 2003, the Republic’s debt-to-GDP ratio must remain below 60%.

Debt-to-GDP Ratios

	As of December 31,
	2024L		2025P
	(percentages, unless indicated otherwise)
Debt-to-GDP ratio	39.8		40.5
Debt service to GDP ratio	5.4	(1)	5.0	(2)
Total public debt of the central Government (in billions of U.S.$) (3)	545.5		576.4
—% in Loans	12.3		13.0
—% in Bonds	87.7		87.0

Source: Ministry of Finance, Bank Indonesia.

P	Preliminary.

(1)	Calculated as debt service for 2024 divided by 2024 GDP at current prices.
(2)	Calculated as debt service for 2025 divided by 2025 GDP at current prices.
(3)	Outstanding foreign currency debt was converted to U.S. dollars using the BI middle exchange rate as of each period indicated in the table.

As of December 31, 2025, the central Government’s debt-to-GDP ratio was 40.5%, with U.S.$576.4 billion of total public debt of the central Government, of which 13.0% was in loans and 87.0% was in bonds.

DESCRIPTION OF THE BONDS

This section of this prospectus supplement is only a summary of the material provisions of the Bonds and the Indenture and it does not contain all of the information that may be important to you as a potential investor in the Bonds. The Republic urges you to read the Indenture for a complete description of its obligations and your rights as a holder of the Bonds. Copies of the Indenture are available for inspection free of charge at the corporate trust office of the Trustee.

The Bonds will be issued pursuant to the Indenture dated as of December 11, 2017 between the Republic, Bank Indonesia, The Bank of New York Mellon, as trustee, and other parties named therein. The Bonds are a series of debt securities more fully described in the accompanying prospectus, except to the extent indicated below.

General Terms of the Bonds

Basic Terms of the Bonds

The Bonds will:

•	be direct, general, unconditional and unsubordinated obligations of the Republic, for which the full faith and credit of the Republic is pledged;

•

rank without any preference among themselves and equally with all other unsubordinated public external indebtedness of the Republic. It is understood that this provision will not be construed to require the Republic to make payments under any series of the Bonds ratably with payments being made under any other public external indebtedness;

•

not repayable at the option of the holder and not be entitled to the benefit of any sinking fund. The Republic may at any time purchase any series of the Bonds and hold or resell them or surrender them to the Registrar for cancellation;

•	be represented by one or more registered global securities (see “Global Bonds”); and

•

contain “collective action clauses” under which the Republic may amend certain key terms of each series of Bonds including the maturity date, interest rate and other terms, with the consent of less than all of the holders of such series of Bonds.

The 20  Bonds will:

•	be initially issued in aggregate principal amount of CNY ;

•	be issued in minimum denominations of CNY1,000,000 and integral multiples of CNY10,000 in excess thereof;

•	be eligible for settlement in CMU;

•	bear interest at % per annum on the outstanding principal amount from , 2026;

•	pay interest on and of each year, commencing on , 2026;

•	mature on , 20 ; and

•	pay all amounts due in respect of principal or interest in CNY.

The 20  Bonds will:

•	be initially issued in aggregate principal amount of CNY ;

•	be issued in minimum denominations of CNY1,000,000 and integral multiples of CNY10,000 in excess thereof;

•	be eligible for settlement in CMU;

•	bear interest at % per annum on the outstanding principal amount from , 2026;

•	pay interest on and of each year, commencing on , 2026;

•	mature on , 20 ; and

•	pay all amounts due in respect of principal or interest in CNY.

The 20  Bonds will:

•	be initially issued in aggregate principal amount of CNY ;

•	be issued in minimum denominations of CNY1,000,000 and integral multiples of CNY10,000 in excess thereof;

•	be eligible for settlement in CMU;

•	bear interest at % per annum on the outstanding principal amount from , 2026;

•	pay interest on and of each year, commencing on , 2026;

•	mature on , 20 ; and

•	pay all amounts due in respect of principal or interest in CNY.

Principal Amount and Exchange

The principal amount of the Bonds shall be the aggregate amount from time to time entered in the records of the CMU or any alternative clearing system (the “Alternative Clearing System”) (each a “relevant Clearing System”). The records of such relevant Clearing System shall be conclusive evidence of the principal amount of the Bonds represented by the Global Bonds and a statement issued by such relevant Clearing System at any time shall be conclusive evidence of the records of that relevant Clearing System at that time. The Global Bonds will be registered in the name of the Hong Kong Monetary Authority (“HKMA”) as Operator of the CMU and may be delivered on or prior to the issue date of the Bonds. Upon the registration of the Global Bonds in the name of the HKMA as the Operator of the CMU and delivery of such Global Bonds to a sub-custodian for the HKMA as the Operator of the CMU, the CMU will credit each subscriber with a principal amount of the relevant series of Bonds equal to the principal amount thereof for which it has subscribed and paid. For persons seeking to hold a beneficial interest in the Bonds through Euroclear or Clearstream, such persons will hold their interest through an account opened and held by Euroclear or Clearstream with the CMU. Each Global Bonds is exchangeable in whole or, in certain circumstances, in part, for certificated securities as described in the relevant Global Bonds.

Payment of Principal and Interest

Payments of principal and interest in respect of the Bonds represented by the relevant Global Bonds will be made without presentation or if no further payment falls to be made in respect of such series of Bonds, against surrender of the relevant Global Bonds at the specified office of any CMU Transfer Agent or of the CMU Registrar.

So long as any of the 20  Bonds, the 20  Bonds or the 20  Bonds are represented by the relevant Global Bonds, each payment will be made to the persons for whose account a relevant interest in the relevant Global Bonds is credited as being held with the CMU in accordance with the rules and procedures of the CMU (the “CMU Rules”) at the relevant time and payment made in accordance thereof. Such payment will discharge the Republic’s obligations in respect of that payment. Each payment will be made to, or to the order of, person(s) for whose account(s) interest(s) in the relevant Global Bonds are credited as being held by the CMU in accordance with the CMU Rules at the close of business on the Clearing System Business Day immediately prior to the date for payment where “Clearing System Business Day” means a day on which the CMU is operating and open for business.

Any payments by the CMU participants to indirect participants will be governed by arrangements agreed between the CMU participants and the indirect participants and will continue to depend on the inter-bank clearing system and traditional payment methods. Such payments will be the sole responsibility of such CMU participants and the Trustee and the CMU Lodging and Paying Agent shall have no liability to the Holders, the Issuer, the CMU participants, the indirect participants or any other person in respect of such payment. For these purposes, a notification from the Operator shall be conclusive evidence of the records of the CMU (save in the case of manifest error). So long as the Bonds are represented by the relevant Global Bonds and such Global Bonds is held on behalf of a relevant Clearing System, the Republic will promise, inter alia, to pay interest in respect of such Bonds from the issue date of the Bonds in arrear at the rates, on the dates for payment, and in accordance with the method of calculation provided for in the Conditions.

If the money that the Republic pays to the Trustee or to any paying agent appointed by the Trustee at the expense of the Republic to make payments on any Bonds is not claimed at the end of one year after the applicable payment was due and payable, then the money will be repaid to the Republic on the Republic’s written request. The Republic will hold such unclaimed money in trust for the relevant holders of those Bonds. After any such repayment, neither the Trustee nor any paying agent will be liable for the payment. However, the Republic’s obligations to make payments on the Bonds as they become due will not be affected until the expiration of the prescription period, if any, specified in the Bonds. See “Description of the Securities — Prescription” in the accompanying prospectus.

If the Republic at any time defaults in the payment of any principal of, or interest on, the Bonds, the Republic will pay interest on the amount in default (to the extent permitted by law) calculated, for each day until paid, at the rate or rates specified in such Bonds.

Global Bonds

The CMU is under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither the Republic nor the Trustee nor any Agent will be responsible for CMU’s performance of their obligations under their rules and procedures. Additionally, neither the Republic nor the Trustee nor any Agent will be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

The Bonds will initially be issued to investors in global form, the ownership and transfer of which are recorded in computerized book-entry accounts, eliminating the need for physical movement of Bonds. The Republic refers to the intangible Bonds represented by Global Bonds as “book-entry” Bonds.

The Global Bonds will be registered in the name of, and lodged with a sub-custodian for, the HKMA as Operator (or a nominee for an Alternative Clearing System). Unless the Global Bond is exchanged for certificated securities, as governed in the Authorization (as defined below), it may not be transferred, except as a whole among the clearing system, its nominees or common depositaries and their successors. Clearing systems include the CMU in Hong Kong.

Clearing systems process the clearance and settlement of book-entry Bonds for their direct participants. A “direct participant” is a bank or financial institution that has an account with a clearing system. The clearing systems act only on behalf of their direct participants, who in turn act on behalf of indirect participants. An “indirect participant” is a bank or financial institution that gains access to a clearing system by clearing through or maintaining a relationship with a direct participant.

If you wish to purchase book-entry Bonds, you must either be a direct participant or make your purchase through a direct or indirect participant. Investors who purchase book-entry Bonds will hold them in an account at the bank or financial institution acting as their direct or indirect participant.

When you hold Bonds in this manner, you must rely on the procedures of the institutions through which you hold your Bonds to exercise any of the rights granted to holders. This is because the legal obligations of the Republic run only to the registered owner of the Global Bond, which will be the relevant clearing system or its nominee or common depositary. For example, once the Republic arranges for payments to be made to the registered holder, the Republic will no longer be liable for the amounts so paid on the security, even if you do not receive it. In practice, the clearing systems will pass along any payments or notices they receive from the Republic to their participants, which will pass along the payments to you. In addition, if you desire to take any action which a holder of a Bond is entitled to take, then the clearing system would authorize the participant through which you hold your book-entry Bonds to take such action, and the participant would then either authorize you to take the action or would act for you on your instructions. The transactions between you, the participants and the clearing systems will be governed by customer agreements, customary practices and applicable laws and regulations, and not by any legal obligation of the Republic.

As an owner of book-entry Bonds represented by Global Bonds, you will also be subject to the following restrictions, among others:

•

you will not be entitled to (a) receive physical delivery of the Bonds in certificated form or (b) have any of the Bonds registered in your name, except under the circumstances described under the Authorization;

•	you may not be able to transfer or sell your Bonds to some insurance companies and other institutions that are required by law to own their Bonds in certificated form; and

•	you may not be able to pledge your Bonds in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective.

Authorization

The Republic and Bank Indonesia shall execute an authorization in relation to the Bonds (the “Authorization”, the form of which is included in this prospectus under “Form of Authorization of the Republic”) on the issue date of the Bonds, which governs the appointment of the Bank of New York Mellon, Hong Kong Branch as the CMU lodging and paying agent, CMU transfer agent and CMU registrar (in such respective capacity, the “CMU Lodging and Paying Agent”, the “CMU Transfer Agent” and the “CMU Registrar”), and the applicable provisions with respect to payments of principal, interest, transfer and exchange of the Bonds. To the extent there are any conflicts between the Indenture and the provisions applicable under the Authorization, the provisions under the Authorization shall prevail.

Trustee, Paying Agents, Transfer Agents, Registrar

The Indenture establishes the obligations and duties of the Trustee, the right to indemnification of the Trustee and the liability and responsibility, including limitations, for actions that the Trustee takes. The Trustee is entitled to enter into business transactions with the Republic or any of its affiliates without accounting for any profit resulting from these transactions. With respect to the Bonds, The Bank of New York Mellon, Hong Kong Branch will be appointed as the CMU Lodging and Paying Agent, the CMU Registrar and the CMU Transfer Agent pursuant to the Authorization. Bank Indonesia may at any time appoint additional or other paying agents, transfer agents and, in respect of registered Bonds, registrars and terminate the appointment of those or any paying agents, transfer agents and registrar, provided that while the Bonds are outstanding, Bank Indonesia will maintain a transfer agent and registrar in Hong Kong. If the Bonds are listed on the SGX-ST and the rules of such exchange so require, Bank Indonesia will maintain a paying agent in Singapore.

Notices

So long as the Bonds are represented by the Global Bonds and the Global Bonds are held on behalf of the Operator or any Alternative Clearing Systems, any notices to holders of the Bonds shall be given by the delivery of the relevant notice to each accountholder via the CMU or, as the case may be, any Alternative Clearing System, and shall be deemed to have been given on the date of delivery to the CMU or, as the case may be, any Alternative Clearing System. Indirect participants will have to rely on the CMU participants (through whom they hold the Bonds, in the form of interests in the Global Bonds) to deliver the notices to them, subject to the arrangements agreed between the indirect participants and the CMU participants. The Republic will also publish notices to the holders if and so long as the Bonds are listed on the SGX-ST and the rules of such exchange so require, on the website of the SGX-ST (https://www.sgx.com). The Republic will consider any published notice to be given on the date of its first publication.

FORM OF AUTHORIZATION OF THE REPUBLIC

Reference is made to the Indenture dated as of December 11, 2017 (the “Indenture”) between the Republic of Indonesia (the “Republic”), Bank Indonesia, The Bank of New York Mellon, as trustee (the “Trustee”), and the other parties named therein. “Authorization” means this written authorization delivered pursuant to Section 2.1(c) of the Indenture establishing each Series referred to below and its Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

The undersigned, acting on behalf of the Republic in the capacity specified below, hereby certifies that:

1. Effect of Authorization; Modification and Supersession. Pursuant to Section 2.1(c) of the Indenture, the provisions of this Authorization modify and, to the extent of any conflict, supersede the corresponding provisions set forth in Exhibit C to the Indenture solely with respect to, the   % Bonds due 20  (the “20  Bonds”) to be issued in the initial aggregate principal amount of CNY    , the  % Bonds due 20  (the “20  Bonds”) to be issued in the initial aggregate principal amount of CNY    and the  % Bonds due 20  (the “20  Bonds”) to be issued in the initial aggregate principal amount of CNY    established hereby (each of which is a “Series” and “Debt Securities” pursuant to the Indenture). The Terms of the Debt Securities of each of these Series shall consist of (a) the terms and conditions set forth in Exhibit C to the Indenture, as modified or superseded by this Authorization, (b) the terms and conditions set forth in the form of Debt Security for the 20  Bonds constituted by this Authorization, which is attached hereto as Annex B, (c) and the terms and conditions set forth in the form of Debt Security for the 20  Bonds constituted by this Authorization, which is attached hereto as Annex C and (d) the terms and conditions set forth in the form of Debt Security for the 20  Bonds constituted by this Authorization, which is attached hereto as Annex D. The Series are delivered under the Indenture, as described in the Republic’s Prospectus dated August 27, 2024 (the “Prospectus”), the Prospectus Supplement dated   , 2026 (the “Prospectus Supplement”) and the Pricing Term Sheet for the Debt Securities dated   , 2026 (the “Pricing Term Sheet”), prepared in connection with the offer and sale of the 20 Bonds, the 20  Bonds and the 20 Bonds, a copy of which is attached hereto as Annex A.

2. Global Bonds. The 20  Bonds, the 20  Bonds and the 20  Bonds will be represented initially by global bonds (the “Global Bonds”) in registered form which will be registered in the name of, and lodged with a sub-custodian for, the Hong Kong Monetary Authority as operator (the “Operator”) of the Central Moneymarkets Unit Service (the “CMU”).

3. Modification and Supersession with Respect to the Debt Securities. Without limiting the generality of Section 1 herein, the following provisions shall apply to, and shall replace, amend, or supplement, the corresponding provisions of the Indenture (including Exhibit C thereto) for the Debt Securities of the Series constituted by this Authorization:

3.1	Certain Terms Defined. For the purposes of this Authorization and the Debt Securities constituted hereby:

“Billing and Delivery Bank” shall mean Bank of China (Hong Kong) Limited.

“Business Day” shall mean any day except a Saturday, Sunday, public holiday or any other day on which commercial banks in New York City, Hong Kong, or in the City of Jakarta (or in the city where the relevant paying or transfer agent is located) are authorized or obligated by law, regulation, or executive order to be closed.

“CMU” shall mean the Central Moneymarkets Unit Service.

“Depositary” shall mean with respect to Bonds issued in whole or in part in the form of one or more Global Bonds, the Central Moneymarkets Unit Service or such other Person as shall be designated as Depositary by Bank Indonesia pursuant to Section 2.5 of the Indenture until a successor Depositary shall have been appointed pursuant to the applicable provision of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a

Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Debt Securities of any Series shall mean the Depositary with respect to the Debt Securities of such Series.

“Global Securities” shall refer to each of the Global Bonds in respect of the 20  Bonds, the 20  Bonds and the 20  Bonds, as applicable.

“HKMA” shall mean the Hong Kong Monetary Authority.

“Issue Date” shall mean   , 2026.

“Operator” shall mean the Hong Kong Monetary Authority as operator.

3.2	Hong Kong Time. All times referred to in this Authorization and the Debt Securities constituted hereby are local time in Hong Kong, except as otherwise specified.

3.3	Execution and Authentication under CMU mechanics. The following provisions shall be applicable to Bonds with CMU as its Depositary.

(a)

CMU Membership: The CMU Lodging and Paying Agent confirms that it is a member of the CMU pursuant to a CMU Membership Agreement dated November 9, 1995 (the “Membership Agreement”) and is aware of and in compliance with the terms of the CMU Rules.

(b)

CMU Lodging and Paying Agent: The CMU Lodging and Paying Agent will lodge the Global Bonds in respect of the Bonds with a sub-custodian of the CMU, acting as CMU Lodging and Paying Agent (as such term is defined in the CMU Rules) on behalf of the Republic and will be nominated as paying agent to receive notification from the CMU in respect of interests in the Global Bonds credited to accountholders with the CMU prior to the interest payment dates and the maturity date of the Global Bonds in respect of the Bonds.

(c)

CMU Rules apply: It is understood that, once a Global Bond is lodged with the CMU, the terms of the CMU Rules will apply to that Global Bond and to all transactions and operations effected through the CMU in relation to that Global Bond including transactions relating to the lodgement, withdrawal, repurchase, cancellation or redemption of that Global Bond and in particular (but without limiting the generality of the foregoing):

(i)

that the CMU and its servants and agents are, with the limited exceptions expressly provided in the Membership Agreement, exempt from liability caused directly or indirectly by the operation of the CMU and the CMU is entitled without liability to act without further enquiry on instructions or information or purported instructions or information received through the CMU or otherwise in accordance with the CMU Rules; and

(ii)

that the CMU is under no liability to any person (whether or not a member of the CMU) as a result of any actual or alleged defect or irregularity with respect to a Global Bond lodged with or held in the CMU, any signature or purported signature appearing on that Global Bond, any disposition or purported disposition of that Global Bond or any inconsistency of that Global Bond with the details specified in respect of that Global Bond in the CMU.

(d)

Authorization of CMU Lodging and Paying Agent: the Republic (and to the extent required under applicable law, Bank Indonesia) authorizes the CMU Lodging and Paying Agent, on their behalf, to do all such acts and things and execute all such documents as may be required to enable the CMU Lodging and Paying Agent fully to observe and perform its obligations under its Membership Agreement and the CMU

Rules and to enter into any arrangement which it considers proper in connection with the lodgement with the CMU of the Global Bonds in respect of the Bonds, the holding of the Global Bonds in the CMU, payments under and the redemption of the Global Bonds, including (but without limiting the generality of the foregoing):

(i)	(in its capacity as agent of the Registrar or the Trustee) authenticating the Global Bonds and any Certificated Security (including authentication on withdrawal from the CMU); and

(ii)	making payments in respect of the Global Bonds in the manner prescribed by the CMU Rules.

(e)

No Presentment: It is acknowledged that, under the terms of the CMU Rules, no further or other demand or presentment for payment of the Global Bond lodged with the CMU shall be required other than the credit of interests in that Global Bond to the relevant CMU accounts of CMU members (whether acting on their own behalf or as paying agent) in accordance with the CMU Rules and, so long as that Global Bond is held by the CMU, the Republic, and the CMU Lodging and Paying Agent waive the requirements for any further or other demand or presentment for payment.

(f)

Payments through CMU: It is agreed that the obligations of the CMU Lodging and Paying Agent to make payments upon surrender to it of any Certificated Security shall be suspended for so long as the Global Bond representing the 20  Bonds, the 20  Bonds and the 20  Bonds, as applicable, is held by the CMU and that while that Global Bond is held by the CMU, the Paying Agents shall make payments to the person(s) confirmed to the CMU Lodging and Paying Agent by the CMU prior to any relevant payment date as being credited with the interest(s) in that Global Bond in accordance with the terms of the CMU Rules, in each case unless otherwise provided in that Global Bond. In accordance with the CMU Rules, the CMU Lodging and Paying Agent will be notified prior to that Global Bond being withdrawn from the CMU. Upon such notification, the CMU Lodging and Paying Agent shall arrange to make such endorsements to that Global Bond as would have been made if it had not been lodged with the CMU or otherwise so as to confirm that all payments on that Global Bond have been made up to the date of withdrawal from the CMU. Upon payment in full of the Global Bond which is held by the CMU, the CMU Lodging and Paying Agent shall withdraw, or cause to be withdrawn, that Global Bond from the CMU, make the endorsements to that Global Bond as provided above and cancel it as soon as reasonably practicable subject to any applicable CMU Rules. The CMU Lodging and Paying Agent shall be entitled to rely on any CMU Issue Position Report or any other statement by the CMU of the identities and interests of persons credited with interests in such Global Bond.

(g)

Benefit: The confirmations and acknowledgements in this Section 3.3 are given for the benefit of the Republic, the CMU Lodging and Paying Agent, the HKMA, in its capacity as operator of the CMU, and the CMU and its servants and agents.

3.4	Other Provisions Applicable to Bonds with CMU as its Depositary.

The following provisions shall be applicable to Bonds with CMU as its Depositary:

(a)	Issue and Delivery of Global Bonds.

(i)

The Republic shall, on or before 12:00 noon (Hong Kong time) on the Business Day falling three Business Days prior to the Issue Date, procure the delivery to the CMU Lodging and Paying Agent (in its capacity as agent of the CMU Registrar) of:

a.	the Global Bond representing the 20 Bonds, the 20 Bonds or the 20 Bonds, as applicable, duly executed on behalf of the Republic; and

b.	an instruction to authenticate the Global Bonds.

(ii)

The Republic shall also, on or before 12:00 noon (Hong Kong time) on the Business Day falling three Business Days prior to the Issue Date, procure the delivery to the CMU Lodging and Paying Agent of an authorization to lodge the Global Bonds with a sub-custodian of the CMU on its behalf.

(iii)	The CMU Lodging and Paying Agent shall, on or before 3:00 p.m. (Hong Kong time) on the Business Day falling one Business Day preceding the Issue Date:

a.

deliver to the HKMA a lodging agent’s undertaking in substantially the form set out in Appendix F.2 to the CMU Manual, which delivery the Republic shall specifically authorize, and in connection with which the Republic shall specifically grant to the CMU Lodging and Paying Agent the acknowledgments and authorities referred to in Annex E hereto; and

b.	deliver to the HKMA, a lodgement slip in substantially the relevant form set out in Appendix F.1 to the CMU Manual.

The CMU Lodging and Paying Agent shall notify the CMU Registrar as soon as reasonably practicable if for any reason the Global Bonds or Certificated Securities is not delivered in accordance with the Republic’s instructions. Failing any such notification, the CMU Registrar shall cause an appropriate entry to be made in the Register to reflect the issue of the Bonds to the person(s) whose name and address appear on such Global Bonds or Certificated Securities on the Issue Date (if any).

(b)	Settlement. Settlement in respect of the Bonds shall take effect in the following manner:

(i)

the CMU Registrar (unless the CMU Lodging and Paying Agent is to do so in its capacity as, or as agent for, the Registrar) shall, around 10:00 a.m. (Hong Kong time) on the Issue Date, authenticate the duly executed Global Bond;

(ii)

the CMU Lodging and Paying Agent shall on the Issue Date, lodge the Global Bond with the sub-custodian of the CMU appointed for the purpose by the HKMA, for the credit of the subscribers’ accounts with the CMU upon receipt of the subscription moneys and the Registrar shall on the Issue Date record the details of HKMA, in its capacity as operator of the CMU, as the registered holder of the Global Bond;

(iii)

the CMU will effect the allotments of the Bonds to the CMU Lodging and Paying Agent who will then lodge the Bonds to the Billing and Delivery Bank or persons nominated by the Billing and Delivery Bank on a free-of-payment basis.

(c)	Exchange of Interests in Global Bond for Certificated Securities:

(i)

In the event that the Global Bond becomes exchangeable for Certificated Securities in accordance with its terms, the Republic will as soon as reasonably practicable cause individual Certificated Securities representing the 20  Bonds, the 20  Bonds and the 20  Bonds, as applicable, to be executed and delivered to the Registrar in sufficient quantities and authenticated by the Registrar for dispatch to the relevant Bondholders in accordance with Section 3.4(c)(iii) herein.

(ii)

a person having an interest in the Global Bond will provide the Registrar with a written order containing instructions and such other information as the Republic and the Registrar may require to complete, execute and deliver such individual Certificated Securities representing the Bonds;

(iii)	within seven business days of receipt of the documents referred to in Section 3.4(c)(i) herein and, if required, Section 3.4(c)(ii) herein, the CMU

Registrar shall arrange for the execution and delivery to, or upon the order of, the person or persons named in such order of an individual Certificated Securities registered in the name or names requested by such person or persons, and shall alter the entries in the Register in respect of the Global Bond accordingly and, upon the exchange in full of the Global Bond, shall cancel and destroy the Global Bond. For the purpose of this Section 3.4(c)(iii), “business day” means a day, other than a Saturday or Sunday or public holiday, on which banks are open for business in the place of the specified office of the relevant Transfer Agent or the Registrar (as the case may be).

(d)

Signing of Global Bonds and Certificated Securities: The Global Bonds and Certificated Securities (if applicable) shall be signed manually (provided that the signed original Global Bonds and Certificated Securities shall be delivered to the CMU Lodging and Paying Agent or the CMU Registrar, as the case may be, by the Republic as soon as possible after signing) on behalf of the Republic by any Authorized Officer. The Republic may however adopt and use the signature of any person who at the date of signing any Global Bonds and Certificated Securities is such an Authorized Officer even if at the time of issue of such Global Bonds and Certificated Securities he is no longer so authorized. Global Bonds so executed and authenticated will be binding and valid obligations of the Republic. Global Bonds and Certificated Securities shall be printed in accordance with all applicable stock exchange requirements.

(e)

Details of Global Bonds and Certificated Securities Delivered: As soon as reasonably practicable after delivering any Global Bonds and Certificated Securities, the CMU Lodging and Paying Agent or the CMU Registrar, as the case may be, shall supply to the Republic and the other Agents all relevant details of the Global Bonds and Certificated Securities delivered, in such format as it shall from time to time agree with the Republic.

(f)

Cancellation: If any Global Bonds in respect of which information has been supplied under Section 3.4(a) herein is not to be issued on the given Issue Date, the Republic shall immediately (and, in any event, prior to the Issue Date) notify the Registrar in writing. Upon receipt of such notice, the Registrar shall not thereafter issue or release the relevant Global Bonds and Certificated Securities but shall cancel and, unless otherwise instructed by the Republic, destroy them and shall not make any entry in the Register in respect of them.

(g)

Outstanding Amount: The CMU Lodging and Paying Agent shall, as soon as reasonably practicable upon written request from the Republic or the Trustee, inform such person of the aggregate principal amount of Bonds then outstanding at the time of such request.

3.5

Paying Agents; Registrar; Transfer Agents. The Global Bonds shall be registered in the name of, and lodged with a sub-custodian for, the Hong Kong Monetary Authority. Each Depositary designated pursuant to this Authorization, at the time of its designation and at all times while it serves as such Depositary, be a clearing agency registered under applicable statute or regulation. Bank Indonesia hereby appoints The Bank of New York Mellon, Hong Kong Branch as the CMU lodging and paying agent, the CMU registrar and the CMU transfer agent in respect of the Bonds (in such respective capacity, the “CMU Lodging and Paying Agent”, the “CMU Registrar” and the “CMU Transfer Agent”). While the Bonds are outstanding, Bank Indonesia will maintain a transfer agent, registrar and paying agent in Hong Kong.

3.6	Payments.

(a)

The Republic will, not later than 10:00 a.m. (Hong Kong time) on the Business Day immediately preceding each date (and, in any event, unless agreed by the CMU Lodging and Paying Agent, no earlier than 10:00 a.m. (Hong Kong time) five Business Days before each due date) on which any payment in respect of the Bonds becomes due, transfer or procure to be transferred in the manner provided for in Section 3.6(f) herein to the CMU Lodging and Paying Agent or to its order such amount as may be required for the purposes of such payment, provided that payment may alternatively be made on the due date in immediately available funds through the Clearing House Automated Transfer System (“CHATS”) pursuant to an irrevocable payment instruction, in which case the Republic will transfer or procure to be transferred such amount not later than 10:00 a.m. (Hong Kong time) on such due date.

(b)

The date on which a payment in respect of the Bonds becomes due means the first date on which the Holder of a Bond could claim the relevant payment by transfer to an account under the Conditions, but disregarding the necessity for it to be a business day in any particular place of presentation. Payment by the Republic to the CMU Lodging and Paying Agent in accordance with this Authorization shall discharge pro tanto the obligations of the Republic under the Indenture, except to the extent there is a failure in the subsequent payment to the relevant Bondholders.

(c)

The Republic shall ensure that, no later than 10:00 a.m. (Hong Kong time) on the second Business Day preceding the date on which the payment to the CMU Lodging and Paying Agent required by this Authorization is to be made, the CMU Lodging and Paying Agent shall receive a copy of an irrevocable payment instruction from the Republic, to the bank through which such payment is to be made or, alternatively, the bank through which such payment is to be made will send to the CMU Lodging and Paying Agent a copy of the confirmation that it has received an irrevocable payment instruction from the Republic to make the relevant payment, in any such case, confirming the relevant account details, the amount and the value date for such payment, provided that, where the Republic elects to effect payment via CHATS on the due date in accordance with Section 3.6(a) herein, such irrevocable payment instruction (or confirmation thereof) shall be delivered not later than 10:00 a.m. (Hong Kong time) on the Business Day preceding the date on which the payment to the CMU Lodging and Paying Agent is to be made, and shall specify the immediately available funds for credit to the CMU Lodging and Paying Agent’s designated account.

(d)

As soon as reasonably practicable, the CMU Lodging and Paying Agent shall notify by email each of the other Paying Agents, the Issuer and the Trustee if it has not received the amount referred to in this Authorization by the time specified for its receipt, unless it is satisfied that it will receive such amount.

(e)

The CMU Lodging and Paying Agent shall notify each of the other Paying Agents, the Republic and the Trustee as soon as reasonably practicable if, at any time following the giving of a notice by the CMU Lodging and Paying Agent under this Authorization, either any payment provided for in this Authorization is made on or after its due date but otherwise in accordance with this Indenture or the CMU Lodging and Paying Agent is satisfied in its absolute discretion that it will receive such payment. If any payment provided for by this Authorization is made late but otherwise under the terms of this Indenture, the Republic shall deliver such forms, instructions and information as are required by the CMU or the CMU Lodging and Paying Agent in order for the CMU Lodging and Paying Agent to process a late payment on such Bonds including (but not limited to) noteholder account information and Bondholder know-your-customer information. The Republic acknowledges that such late payment shall not be made by the CMU Lodging and Paying Agent unless and until all forms, instructions and information required by CMU or the CMU Lodging and Paying Agent have been delivered to the CMU Lodging and Paying Agent by the Republic pursuant to this Section 3.6(e).

(f)

All sums payable to the CMU Lodging and Paying Agent in accordance with this Authorization shall be paid in CNY in immediately available funds to such account with such bank as the CMU Lodging and Paying Agent may from time to time notify to the Issuer.

3.7

In no event shall the Trustee or the Agents be liable for any losses arising from the Trustee or the Agents receiving any data from or transmitting any data to the Republic (or any Authorized Officer) or acting upon any notice, instruction or other communications via any Electronic Means. The Trustee or the Agents has no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Republic (or any Authorized Officer). The Republic agrees that the security procedures, if any, to be followed in connection with a transmission of any such notice, instructions or other communications, provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

“Electronic Means” shall mean the following communications methods: (i) non-secure methods of transmission or communication such as e-mail transmission and (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee or the Agents, or another method or system specified by the Trustee or the Agents as available for use in connection with its services hereunder.

4.  Prevailing Terms; No Implied Modifications; Limited Effect. In the event of any inconsistency or conflict among the Indenture (including Exhibit C), this Authorization, and the form of Debt Security established under Annex B or Annex C hereto for this Series, the following order of priority shall govern solely with respect to the Debt Securities of this Series: first, the express terms of this Authorization; second, the terms set forth in the form of Debt Security for this Series established pursuant to Annex B or Annex C hereto (to the extent such form expressly varies Exhibit C to the Indenture); and third, Exhibit C to the Indenture. The Indenture shall otherwise continue to apply to the Debt Securities of this Series to the extent not expressly modified or superseded hereby.

Except as expressly provided in this Authorization, the Indenture, including Exhibit C, remains unmodified and in full force and effect. No modification, amendment or supplement of the Indenture is intended or shall be deemed to arise by implication or by the inclusion of additional or different terms herein, except to the extent expressly stated in this Authorization as applicable to the Debt Securities of the Series constituted by this Authorization.

5.  Incorporation by Reference; Defined Terms. All provisions of the Indenture not expressly modified or superseded by this Authorization are incorporated by reference herein and shall apply to the Debt Securities of the Series constituted by this Authorization.

6.  Conditions to Effectiveness; Delivery. This Authorization is delivered pursuant to and in compliance with Section 2.1(c) of the Indenture and shall be effective upon execution and delivery to the Trustee, and, upon authentication and delivery of the Debt Securities of the Series constituted by this Authorization in accordance with Section 2.3 of the Indenture, the Terms of such Debt Securities shall be as provided herein.

7.  Trustee Direction and Acknowledgment. The Republic hereby directs the Trustee to authenticate and deliver the Debt Securities of the Series constituted by this Authorization in accordance with the Indenture as modified and supplemented by this Authorization. The Trustee shall be entitled to conclusively rely upon this Authorization as a written order of the Republic for purposes of the Indenture with respect to the Debt Securities of this Series. With respect to the Bonds only, provisions of the Indenture relating to the conduct or affecting the liability or offering protection, privilege, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to, and shall be enforceable by The Bank of New York Mellon, Hong Kong Branch acting in its capacities as CMU Lodging and Paying Agent, Transfer Agent and Registrar. For the avoidance of doubt, the sole role of Bank Indonesia under this Authorization is to appoint and maintain depositaries, paying agents, transfer agents and registrars in relation to the Debt Securities of the Series constituted by this Authorization. Bank Indonesia shall have no other duties or responsibilities under this Authorization.

8.  Governing Law. This Authorization shall be governed by and interpreted in accordance with the laws of the State of New York without regard to any conflicts of laws principles thereof that would require the application of the laws of a jurisdiction other than the State of New York, except for the Republic’s authorization and execution of this Authorization, which shall be governed by and interpreted in accordance with the laws of the Republic.

9.  Counterparts; Electronic Signatures. This Authorization may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures delivered by electronic means shall be deemed effective to the same extent as originals.

10.  Language. This Authorization is executed in each of the English and the Indonesian language. For the avoidance of doubt, the existence of two versions of this Authorization is not to be construed by any party to create duplication or multiplication of the rights and obligations of the parties under the English version. The parties hereto agree that (i) in the event of any discrepancy between the English version of this Authorization and the Indonesian version (including but not limited to interpretation and determination of the terms and conditions of this Authorization) the English version of this Authorization shall prevail for all purposes and the Republic will promptly amend the relevant Indonesian language text to conform to and be consistent with the meaning of the English text, failing which, the relevant Indonesian language or text shall be deemed to be automatically amended to conform to and be consistent with the English language text and (ii) the Indonesian version shall be interpreted in the same manner as the English version of this Authorization.

[Signature pages and annexes intentionally omitted]

TAXATION

For a description of certain tax aspects of the Bonds, see “Taxation” in the accompanying prospectus. The Republic urges you to consult your own tax advisors to determine your particular tax consequences in respect of participating in the offering, and of owning and selling the Bonds.

UNDERWRITING

Subject to the terms and conditions contained in an underwriting agreement, which consists of a terms agreement dated    , 2026 and the underwriting agreement standard terms filed as an exhibit to the registration statement, the Republic has agreed to sell to each of the underwriters and each of the underwriters have agreed to purchase from the Republic, severally and not jointly, the principal amounts of the Bonds listed opposite its name in the table below.

Underwriters	Principal Amount
20 Bonds
Bank of China (Hong Kong) Limited	CNY
Deutsche Bank AG, Singapore Branch	CNY
The Hongkong and Shanghai Banking Corporation Limited	CNY

TOTAL	CNY

Underwriters	Principal Amount
20 Bonds
Bank of China (Hong Kong) Limited	CNY
Deutsche Bank AG, Singapore Branch	CNY
The Hongkong and Shanghai Banking Corporation Limited	CNY

TOTAL	CNY

Underwriters	Principal Amount
20 Bonds
Bank of China (Hong Kong) Limited	CNY
Deutsche Bank AG, Singapore Branch	CNY
The Hongkong and Shanghai Banking Corporation Limited	CNY

TOTAL	CNY

Bank of China (Hong Kong) Limited, Deutsche Bank AG, Singapore Branch and The Hongkong and Shanghai Banking Corporation Limited are acting as joint lead managers for the Bonds. Bank of China (Hong Kong) Limited is acting as billing and delivery bank in connection with the offering of the Bonds.

The underwriting agreement provides that the underwriters are obligated to purchase all of the Bonds if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitment of the non-defaulting underwriters may be increased or the offering of the Bonds may be terminated.

The Republic has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments which the underwriters may be required to make in that respect.

The Republic estimates that its out-of-pocket expenses for this offering and the Concurrent Offering in aggregate will be approximately US$150,000. The underwriters have agreed to reimburse the Republic for certain of its expenses.

The underwriters have advised the Republic that they propose to offer the Bonds to the public initially at the public offering price that appears on the cover page of this prospectus supplement. After the initial public offering, the underwriters may change the public offering price and any other selling terms.

Any underwriter who is not registered as a broker-dealer with the Securities and Exchange Commission will not engage in any transaction related to the Bonds in the United States except as permitted by the Securities

Exchange Act of 1934. To the extent the underwriters intend to make any offers or sales of the Bonds in the United States, or to nationals or residents of the United States, they will do so only through one or more registered broker-dealers in compliance with applicable securities laws and regulations, as well as with applicable laws of the various states. For the avoidance of doubt, Bank of China (Hong Kong) Limited will not engage in any transaction related to the Bonds in the United States.

In connection with this offering of the Bonds, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the Bonds in the open market for the purpose of pegging, fixing or maintaining the price of the Bonds. Syndicate covering transactions involve purchases of the Bonds in the open market after the distribution has been completed in order to cover short positions. Any of these activities may cause the price of the Bonds to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time but they must end no later than the earlier of 30 days after the issue date of the Bonds and 60 days after the date of the allotment of the Bonds.

The Bonds are a new issue of securities with no established trading market. The Republic has been advised by the underwriters that they intend to make a market in the Bonds, but the underwriters are not obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of or the trading market for the Bonds.

If a jurisdiction requires that the offering be made by a licensed broker or dealer and the underwriters or any affiliate of the underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by that underwriter or its affiliate on behalf of the Republic in such jurisdiction.

Settlement and Delivery

The Republic expects that delivery of the Global Bonds will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of pricing of the Bonds. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Bonds prior to the delivery of the Bonds hereunder will be required, by virtue of the fact that the Bonds initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the Bonds who wish to trade the Bonds prior to their date of delivery hereunder should consult their advisors.

Other Relationships

The underwriters (or affiliates thereof) are concurrently acting as underwriters in the Concurrent Offering, which is being made by means of a separate prospectus supplement and not by means of this prospectus supplement.

The underwriters have in the past and may in the future provide investment and commercial banking and other related services to the Republic or its affiliates in the ordinary course of business for which the underwriters and/ or their respective affiliates have received or may receive customary fees and reimbursement of out-of-pocket expenses. The underwriters and their respective affiliates are full service financial institutions engaged in various activities which may include securities trading, commercial and investment banking, financial advice, investment management, principal investment, hedging, financing and brokerage activities.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold (on their own account, on behalf of clients or in their capacity of investment advisers) a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments and enter into other transactions, including credit derivatives (such as asset swaps, repackaging and credit default swaps) in relation thereto. Such transactions, investments and securities activities may involve securities and instruments of the Republic or its subsidiaries, jointly controlled entities or associated entities, including the Bonds offered hereby, may be entered into at the same time or proximate to offers and sales of Bonds or at other times in the secondary market and be carried out with counterparties that are also purchasers, holders or sellers of Bonds. The underwriters or certain of their respective affiliates may purchase Bonds and be allocated Bonds for asset management and/or proprietary purposes and not with a view to distribution. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to capital market intermediaries and prospective investors pursuant to paragraph 21 of the Hong Kong SFC Code of Conduct – Important Notice to CMIs (including Private Banks): This notice to CMIs (including Private Banks) is a summary of certain obligations the Code imposes on CMIs, which require the attention and cooperation of other CMIs (including Private Banks). Certain CMIs may also be acting as OCs for this offering and are subject to additional requirements under the Code.

Prospective investors who are the directors, employees or major shareholders of the Republic, a CMI or its group companies would be considered under the Code as having an Association with the Republic, the CMI or the relevant group company. CMIs should specifically disclose whether their investor clients have any Association when submitting orders for the Bonds. In addition, Private Banks should take all reasonable steps to identify whether their investor clients may have any Associations with the Republic or any CMI (including its group companies) and inform the underwriters accordingly.

CMIs are informed that the marketing and investor targeting strategy for this offering includes institutional investors, sovereign wealth funds, pension funds, hedge funds, family offices and high net worth individuals, in each case, subject to the selling restrictions and any MiFID II product governance language or any UK MiFIR product governance language set out elsewhere in this prospectus supplement.

CMIs should ensure that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e. two or more corresponding or identical orders placed via two or more CMIs). CMIs should enquire with their investor clients regarding any orders which appear unusual or irregular. CMIs should disclose the identities of all investors when submitting orders for the Bonds (except for omnibus orders where underlying investor information should be provided to the OCs when submitting orders). Failure to provide underlying investor information for omnibus orders, where required to do so, may result in that order being rejected. CMIs should not place “X-orders” into the order book.

CMIs should segregate and clearly identify their own proprietary orders (and those of their group companies, including Private Banks as the case may be) in the order book and book messages.

CMIs (including Private Banks) should not offer any rebates to prospective investors or pass on any rebates provided by the Republic. In addition, CMIs (including Private Banks) should not enter into arrangements which may result in prospective investors paying different prices for the Bonds.

The Code requires that a CMI disclose complete and accurate information in a timely manner on the status of the order book and other relevant information it receives to targeted investors for them to make an informed decision. In order to do this, those underwriters in control of the order book should consider disclosing order book updates to all CMIs.

When placing an order for the Bonds, Private Banks should disclose, at the same time, if such order is placed other than on a “principal” basis (whereby it is deploying its own balance sheet for onward selling to investors).

Private Banks who do not provide such disclosure are hereby deemed to be placing their order on such a “principal” basis. Otherwise, such order may be considered to be an omnibus order pursuant to the Code. Private Banks should be aware that placing an order on a “principal” basis may require the relevant affiliated underwriter(s) (if any) to categorize it as a proprietary order and apply the “proprietary orders” requirements of the Code to such order and will result in that private bank not being entitled to, and not being paid, any rebate.

In relation to omnibus orders, when submitting such orders, CMIs (including Private Banks) should disclose the underlying investor information, in respect of each order constituting the relevant omnibus order (failure to provide such information may result in that order being rejected). Underlying investor information in relation to omnibus orders should consist of:

•	the name of each underlying investor;

•	a unique identification number for each investor;

•	whether an underlying investor has any “Associations” (as used in the Code);

•	whether any underlying investor order is a “Proprietary Order” (as used in the Code);

•	whether any underlying investor order is a duplicate order.

Underlying investor information in relation to omnibus order should be sent to: projectgoi@bochk.com, asiasyn.omnibus@list.db.com and hk_syndicate_omnibus@hsbc.com.hk.

To the extent information being disclosed by CMIs and investors is personal and/or confidential in nature, CMIs (including Private Banks) agree and warrant: (A) to take appropriate steps to safeguard the transmission of such information to the OC(s); (B) that they have obtained the necessary consents from the underlying investors to disclose such information to the OC(s). By submitting an order and providing such information to the OC(s), each CMI (including Private Banks) further warrants that they and the underlying investors have understood and consented to the collection, disclosure, use and transfer of such information by the OC(s) and/or any other third parties as may be required by the Code, including to the Republic, relevant regulators and/or any other third parties as may be required by the Code, for the purpose of complying with the Code, during the bookbuilding process for this offering. CMIs that receive such underlying investor information are reminded that such information should be used only for submitting orders in this offering. The underwriters may be asked to demonstrate compliance with their obligations under the Code, and may request other CMIs (including Private Banks) to provide evidence showing compliance with the obligations above (in particular, that the necessary consents have been obtained). In such event, other CMIs (including Private Banks) are required to provide the relevant underwriter(s) with such evidence within the timeline requested.

Selling Restrictions

Canada

The Bonds may only be offered or sold to a resident of Canada pursuant to an exemption from the requirement to file a prospectus in the applicable Canadian province or territory in which such offer or sale is made, and only by a registrant duly registered under the applicable securities laws of that province or territory or by a registrant that is relying in that province or territory on the “international dealer” exemption provided by Section 8.18 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (NI 31-103). Furthermore, the Bonds may only be offered or sold to or for the benefit of residents of any such province or territory that are purchasing, or deemed to be purchasing, as principal, that are “accredited investors” as defined in National Instrument 45-106 Prospectus Exemptions (NI 45-106) and a “permitted client” as defined in NI 31-103. Each Canadian purchaser hereby acknowledges that any resale of the Bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws and that it shall be deemed to represent, warrant and agree that it is an accredited investor and is purchasing as principal (or deemed principal) in connection with any purchase of Bonds hereunder.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of residence for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.4 of NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33 105 regarding underwriter conflicts of interest in connection with this offering. The Republic and the underwriters hereby notify prospective Canadian purchasers that: (a) the Republic or the underwriters may be required to provide personal information pertaining to the purchaser as required to be disclosed in Schedule I of Form 45-106F1 under NI 45-106 (including its name, address, telephone number, email and the aggregate purchase price of any Bonds purchased) (“personal information”), which Form 45-106F1 may be required to be filed by the Republic or the underwriters under NI 45-106, (b) such personal information may be delivered to the Ontario Securities Commission (the “OSC”) in accordance with NI 45-106, (c) such personal information is collected indirectly by the OSC under the authority granted to it under the securities legislation of Ontario, (d) such personal information is collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (e) the public official in Ontario who can answer questions about the OSC’s indirect collection of such personal information is the Administrative Support Clerk at the OSC, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-3684. Prospective Canadian purchasers that purchase Bonds in this offering will be deemed to have authorized the indirect collection of the personal information by the OSC, and to have acknowledged and consented to its name, address, telephone number, email and other specified information, including the aggregate purchase price paid by the purchaser, being disclosed to other Canadian securities regulatory authorities, and to have acknowledged that such information may become available to the public in accordance with requirements of applicable Canadian laws.

Upon receipt of this prospectus supplement, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only.

Par la réception de ce document, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

European Economic Area

Prohibition of Sales to EEA Retail Investors

Each underwriter has represented, warranted and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Bonds to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of MiFID II;

(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in the Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Bonds to be offered so as to enable an investor to decide to purchase or subscribe for the Bonds.

Hong Kong

Each underwriter:

(a)

has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Bonds other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under the SFO; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

(b)

has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Bonds, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Italy

The offering of the Bonds has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and will not be subject to formal review by CONSOB. Accordingly, each underwriter has represented and agreed that any offer, sale or delivery of the Bonds or distribution of copies of this prospectus supplement, the accompanying prospectus or any other document relating to the Bonds in the Republic of Italy will be effected in accordance with all Italian securities, tax and exchange control and other applicable laws and regulation.

Any such offer, sale or delivery of the Bonds or distribution of copies of this prospectus supplement or any other document relating to the Bonds in the Republic of Italy must be:

(a)

made by soggetti abilitati (including investment firms, banks or financial intermediaries, as defined by Article 1, first paragraph, letter r), of the Italian Financial Act), to the extent duly authorized to engage in the placement and/or underwriting and/or purchase of financial instruments in the Republic of Italy in accordance with the relevant provisions of Legislative Decree No. 58 of 24 February 1998, CONSOB Regulation No. 20307 of 15 February 2018, as amended, Italian Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Act”), the Issuer Regulation and any other applicable laws and regulations;

(b)

in compliance with Article 129 of the Italian Banking Act, as amended, pursuant to which the Bank of Italy may request information on the issue or the offer of securities in the Republic of Italy and the relevant implementing guidelines of the Bank of Italy issued on 25 August 2015 (as amended on 10 August 2016); and

(c)

in compliance with all relevant Italian securities, tax, exchange control and any other applicable laws and regulations and any other applicable requirement or limitation that may be imposed from time to time by CONSOB, the Bank of Italy or any other relevant Italian competent authorities.

Japan

The Bonds have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) and each underwriter has not directly or indirectly offered or sold and will not offer or sell any Bonds, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

People’s Republic of China

Each underwriter has represented and agreed that the Bonds are not being offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by applicable laws of the People’s Republic of China.

Singapore

This prospectus supplement and the accompanying prospectus have not been, and will not be, registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any Bonds or caused the Bonds to be made the subject of an invitation for subscription or purchase and will not offer or sell any Bonds or cause the Bonds to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Bonds, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

United Kingdom

Other UK regulatory restrictions

Each underwriter:

(a)

has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Bonds in circumstances in which Section 21(1) of the FSMA does not apply to the Republic; and

(b)	has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Bonds in, from or otherwise involving the UK.

Prohibition of Sales to UK Retail Investors

Each underwriter has represented and agreed with the Republic, severally and not jointly, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Bonds to any retail investor in the UK. For the purposes of this provision, the expression “retail investor” means a person who is not a professional client, as defined in point (8) of Article 2 of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA.

United Arab Emirates (excluding the Abu Dhabi Global Market and the Dubai International Financial Centre)

Each underwriter has represented and agreed that the Bonds have not been and will not be offered, sold or publicly promoted or advertised by it in the United Arab Emirates (excluding the Abu Dhabi Global Market and the Dubai International Financial Center) other than in compliance with any laws applicable in the United Arab Emirates (excluding the Abu Dhabi Global Market and the Dubai International Financial Centre) governing the issue, offering and sale of securities.

LEGAL MATTERS

The validity of the Bonds will be passed upon for the Republic by the Legal Bureau of the Ministry of Finance and Soemadipradja & Taher as to all matters of Indonesian law, and Allen Overy Shearman Sterling (Asia) Pte. Ltd., special New York counsel to the Republic, as to all matters of U.S. law. Certain legal matters will be passed upon for the underwriters by Linklaters Singapore Pte. Ltd., special New York counsel to the underwriters, as to all matters of U.S. law, and Assegaf Hamzah & Partners as to all matters of Indonesian law.

GENERAL INFORMATION

1.

The issue of the Bonds has been authorized by the Minister of Finance of the Republic of Indonesia pursuant to the authority conferred upon her by Article 5 of Law No. 24 of 2002 on Government Debt Securities, as amended by Law No. 4 of 2023 on the Development and Strengthening of the Financial Services Sector.

2.

The implementation of the Bonds’ authorization has been delegated to the Director General of Budget Financing and Risk Management of the Ministry of Finance pursuant to Minister of Finance Decree No. 167 of 2025 on Delegation of Authorities of the Minister of Finance in the Form of Mandate to Officials in the Ministry of Finance Environment, as amended by Decree of the Minister of Finance of the Republic of Indonesia No. 227 of 2025 on Amendment of Minister of Finance Decree No. 167 of 2025 and/or Decrees of the Minister of Finance in connection with the implementation of budget financing and risk management, and Articles 2 and 36 of Minister of Finance Regulation No.215/PMK.08/2019 on the Sale and Repurchase of Government Debt Securities in Foreign Currency in the International Market.

3.

Other than as disclosed in this prospectus supplement there has been no material adverse change in the financial position or affairs of the Republic since December 31, 2025 and the Republic is not a party in any litigation, arbitration or administrative proceeding that is material in the context of the issue of the Bonds and is not aware of any such litigation, arbitration or administrative proceeding whether pending or threatened.

4.	Application will be made to the SGX-ST for the listing of and quotation for the Bonds on the Official List of the SGX-ST.

The Bonds will be traded on the SGX-ST in a minimum board lot size of S$200,000 (or its equivalent in other currencies) for so long as the Bonds are listed on the SGX-ST and the rules of the SGX-ST so require.

For so long as the Bonds are listed on the SGX-ST and the rules of the SGX-ST so require, Bank Indonesia will appoint and maintain a paying agent in Singapore, where the Bonds may be presented or surrendered for payment in the event any Global Bonds are exchanged for certificated securities. In addition, in the event any Global Bonds are exchanged for certificated securities, an announcement of such exchange will be made by or on behalf of the Republic through the SGX-ST. Such announcement shall include all material information with respect to the delivery of the certificated securities, including details of the paying agent in Singapore.

5.

The 20  Bonds, the 20  Bonds and the 20  Bonds have been accepted for clearance through the CMU. With respect to the 20  Bonds, the Common Code is   , the CMU Instrument number is    and the ISIN is    . With respect to the 20  Bonds, the Common Code is   , the CMU Instrument number is    and the ISIN is   . With respect to the 20  Bonds, the Common Code is   , the CMU Instrument number is and the ISIN is    . The address of the CMU is 55th Floor, Two International Finance Centre, 8 Finance Street, Central, Hong Kong.

6.	The legal entity identifier code of the Republic is 529900FWX0GRR7WG5W79.

WHERE YOU CAN FIND MORE INFORMATION

The Republic has filed registration statements relating to its Bonds, including the Bonds offered by this prospectus supplement, and warrants with the SEC under the U.S. Securities Act of 1933, as amended. Neither this prospectus supplement nor the accompanying prospectus contains all of the information described in the registration statements. For further information, you should refer to the registration statements. You can request copies of the registration statements, including its various exhibits, upon payment of a duplicating fee, by writing to the SEC. You may also read and copy these documents at the SEC’s public reference room in Washington D.C.:

SEC Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information. These documents are also available to the public from the SEC’s web site at http://www.sec.gov.

Republic of Indonesia

Debt Securities and/or Warrants

The Republic of Indonesia (the “Republic” or “Indonesia”) may from time to time offer and sell its securities, including its debt securities, in amounts, at prices and on terms to be determined at the time of sale and provided in supplements to this prospectus. The Republic may offer debt securities in exchange for other debt securities or that are convertible into new debt securities. The Republic may offer securities having an aggregate principal amount of up to U.S.$10,000,000,000 (or the equivalent in other currencies). The securities will be direct, general, unconditional and unsubordinated obligations of the Republic, for which the full faith and credit of the Republic is pledged. The securities rank and will rank without any preference among themselves and equally with all other unsubordinated public external indebtedness (as defined below) of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the securities ratably with payments being made under any other public external indebtedness of the Republic.

The indenture under which the debt securities will be issued contains provisions commonly known as “collective action clauses.” Under these provisions, which differ from the terms of the Republic’s public external indebtedness issued prior to January 8, 2015, modifications affecting the reserve matters listed in the indenture, including modifications to payment and other important terms, may be made to a single series of debt securities issued under the indenture with the consent of the holders of 75% of the aggregate principal amount outstanding of that series, and to two or more series of debt securities issued under the indenture either (x) with the consent of holders of 75% of the aggregate principal amount of the outstanding debt securities of all the series affected by the proposed modification (taken in aggregate) if the modification is uniformly applicable; or (y) with the consent of the holders of 66 2/3% of the aggregate principal amount outstanding of all series of debt securities that would be affected and 50% in aggregate principal amount outstanding of each affected series of debt securities.

The Republic may sell the securities directly, through agents designated from time to time or through underwriters. The names of any agents or underwriters will be provided in the applicable prospectus supplement.

This prospectus may not be used to make offers or sales of securities unless accompanied by a supplement. You should read this prospectus and the prospectus supplements carefully. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of those documents.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 27, 2024

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the securities the Republic may offer under the “shelf” registration statement it has filed with the Securities and Exchange Commission (the “SEC”). Each time the Republic sells securities covered by this prospectus, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the information contained in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement, together with additional information described below under the heading “Further Information.”

i

ENFORCEMENT

The Republic is a sovereign nation. Consequently, it may be difficult for holders of debt securities to obtain or enforce judgments against the Republic. The Republic has irrevocably waived, to the fullest extent permitted by law, any immunity, including foreign sovereign immunity, from jurisdictions in which it might otherwise be entitled, in any action arising out of or in relation to the debt securities, which may be instituted by the Trustee (as defined herein) or a holder of any debt securities in any New York state or federal court sitting in the Borough of Manhattan, the City of New York.

The Republic’s waiver of immunity is a limited and specific waiver for the purposes of the debt securities and the Indenture (as defined herein) and under no circumstances should it be interpreted as a general waiver by the Republic or a waiver with respect to proceedings unrelated to the debt securities or the Indenture. Furthermore, the Republic specifically does not waive any immunity in respect of:

•	actions brought against the Republic arising out of or based upon U.S. federal or state securities laws;

•	attachment under Indonesian law;

•	present or future “premises of the mission” as defined in the Vienna Convention on Diplomatic Relations signed in 1961;

•	“consular premises” as defined in the Vienna Convention on Consular Relations signed in 1963;

•	any other property or assets used solely or mainly for governmental or public purposes in the Republic or elsewhere;

•	military property or military assets or property or assets of the Republic related thereto; and

•	assets or property forming part of the cultural heritage of the Republic and/or Bank Indonesia.

Because the Republic has not submitted to jurisdiction or waived its sovereign immunity in connection with any action arising out of or based on United States federal or state securities laws, it will not be possible to obtain a judgment in the United States against the Republic based on such laws unless a court were to determine that the Republic is not entitled to sovereign immunity under the U.S. Foreign Sovereign Immunities Act of 1976 (the Immunities Act) with respect to such actions. The Republic may assert immunity to such actions or with respect to the property or assets described above. Investors may have difficulty making any claims based upon such securities laws or enforcing judgments against the property or assets described above.

The Republic has appointed the Chief Representative of Bank Indonesia New York as its authorized agent upon whom process may be served in any action arising out of or based on the debt securities. Such appointment is irrevocable until all amounts in respect of the principal and interest, due or to become due on or in respect of the debt securities, have been paid by the Republic to the Trustee or the Paying Agent or unless and until a successor has been appointed as the Republic’s authorized agent. The Republic has agreed that it will at all times maintain an authorized agent to receive such service, as provided above. The Chief Representative of Bank Indonesia is not the agent for receipt of service of process for actions under the United States federal or state securities laws.

The Republic is subject to suit in competent courts in Indonesia. However, the Law on State Treasury (Law No. 1 of 2004, dated January 14, 2004) prohibits the seizure or attachment of property or assets owned by the Republic. Furthermore, a judgment of a non-Indonesian court will not be enforceable by the courts of Indonesia, although such a judgment may be admissible as evidence in a proceeding on the underlying claim in an Indonesian court. Re-examination of the underlying claim de novo would be required before the Indonesian court.

FORWARD-LOOKING STATEMENTS

Forward-looking statements are statements that are not about historical facts, including statements about Indonesia’s beliefs and expectations. These statements are based on current plans, estimates and projections, and therefore, you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made. Some of the statements contained in (i) this prospectus, (ii) any prospectus supplement, (iii) any pricing supplement to a prospectus supplement and (iv) the documents incorporated by reference in this prospectus, any prospectus supplement or any pricing supplement are forward looking. They include statements concerning, among others:

•	the Republic’s economic, business and political conditions and prospects;

•	the Republic’s financial stability;

•	the depreciation or appreciation of the Rupiah;

•	changes in interest rates; and

•	governmental, statutory, regulatory or administrative initiatives.

The Republic undertakes no obligation to update publicly any of them in light of new information or future events, including changes in Indonesia’s economic policy or budgeted expenditures, or to reflect the occurrence of unanticipated events.

Forward-looking statements involve inherent risks and uncertainties. The Republic cautions you that a number of important factors could cause actual results to differ materially from those expressed in any forward-looking statement. These factors include, but are not limited to:

•

adverse external factors, such as high international interest rates and recession or low growth in the Republic’s trading partners. High international interest rates could increase the Republic’s current account deficit and budgetary expenditures. Recession or low growth in the Republic’s trading partners could lead to fewer exports from the Republic and, indirectly, lower growth in the Republic;

•

instability or volatility in the international financial markets. This could lead to domestic volatility, making it more difficult for the Government to achieve its macroeconomic goals. This could also lead to declines in foreign direct and portfolio investment inflows;

•

adverse domestic factors, such as a decline in domestic savings and investment, increases in domestic inflation, high domestic interest rates and exchange rate volatility. Each of these factors could lead to lower growth or lower international reserves; and

•

other adverse factors, such as adverse commodity price movements, climatic or seismic events, international or domestic hostilities, infectious disease outbreaks or pandemics, political uncertainty and delays in implementing and realizing infrastructure projects and economic policies.

DATA DISSEMINATION

Indonesia subscribes to the IMF’s Special Data Dissemination Standard, which is designed to improve the timeliness and quality of information of subscribing member countries. This standard requires subscribing member countries to provide schedules, referred to as the “Advance Release Calendar”, indicating, in advance, the date on which data will be released. For Indonesia, precise dates or “no-later-than-dates” for the release of data are disseminated three months in advance through the Advance Release Calendar, which is published on the Internet under the IMF’s Dissemination Standards Bulletin Board. Summary methodologies of all metadata to enhance transparency of statistical compilation are also provided on the Internet under the IMF’s Dissemination Standards Bulletin Board. The internet website for Indonesia’s Advance Release Calendar and metadata is located at https://dsbb.imf.org/sdds/country/IDN/advance-release-calendar-base. Neither Indonesia nor any agents or underwriters acting on behalf of Indonesia in connection with the offer and sale of securities, as contemplated in this prospectus, accept any responsibility for information included on that website, and its contents are not intended to be incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the Republic will use the net proceeds from the sale of the debt securities for the general purposes of the Republic, including to partially fund its general financing requirements.

DESCRIPTION OF THE SECURITIES

This prospectus provides a general description of the debt securities and warrants that the Republic may offer. Each time the Republic offers securities, the Republic will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the updated information in the prospectus supplement.

This section of this prospectus is only a summary of the material provisions of the debt securities and the Indenture and it does not contain all of the information that may be important to you as a potential investor in the debt securities. The Republic urges you to read the Indenture for a complete description of its obligations and your rights as a holder of the debt securities. Copies of the Indenture are available for inspection free of charge at the corporate trust office of the Trustee.

Debt Securities

The debt securities will be issued pursuant to the Indenture dated as of December 11, 2017 between the Republic, Bank Indonesia, The Bank of New York Mellon, as trustee, and other parties named therein (as amended from time to time, the “Indenture”). The Republic has filed the Indenture and forms of debt securities with the Securities and Exchange Commission (“SEC”). The following description summarizes some of the terms of the debt securities and the Indenture.

General Terms

The prospectus supplement relating to any series of debt securities offered will include specific terms relating to the debt securities of that series. These terms will include some or all of the following:

•	the title;

•	any limit on the aggregate principal amount;

•	the issue price;

•	the maturity date or dates;

•	the interest rate, which may be fixed or floating, the date from which interest will accrue, the interest payment dates and record dates for interest payment dates;

•	the form of debt security (global or certificated);

•	any mandatory or optional sinking fund provisions;

•	any provisions that allow the Republic to redeem the debt securities at its option;

•	any provisions that entitle the holders to repayment at their option;

•	the currency in which the debt securities are denominated and the currency in which the Republic will take payments;

•	the authorized denominations;

•	a description of any index the Republic will use to determine the amount of principal or any premium or interest payments; and

•	any other terms that do not conflict with the provisions of the Indenture.

The Republic may issue debt securities in exchange for other debt securities or that are convertible into new debt securities. The specific terms of the exchange or conversion of any debt security and the debt security for which it will be exchangeable or to which it will be converted will be described in the prospectus supplement relating to the exchangeable or convertible debt security.

The Republic may issue debt securities at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The Republic may also issue debt securities that have floating rates of interest but are exchangeable for fixed rate debt securities. The Republic will describe the applicable U.S. federal income tax consequences that may be associated with an investment in a series of debt securities and other relevant considerations in the prospectus supplements for these offerings.

The Republic is not required to issue all of its debt securities under the Indenture and this prospectus, but instead may issue debt securities other than those described in this prospectus under other indentures and documentation. That documentation may contain different terms from those included in the Indenture and described in this prospectus.

Status

The debt securities will be direct, general, unconditional and unsubordinated obligations of the Republic, for which the full faith and credit of the Republic is pledged. The debt securities will rank without any preference among themselves and equally with all other unsubordinated Public External Indebtedness (as defined below) of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the debt securities ratably with payments being made under any other Public External Indebtedness.

Payment of Principal and Interest

The Republic will make payments to the registered holders of the debt securities. While the debt securities are held in global form, holders of beneficial interests in the debt securities will be paid in accordance with the procedures of the relevant clearing system and its direct participants, if applicable. Neither the Republic nor the Trustee nor any Agent shall have any responsibility or liability for any aspect of the records of, or payment made by the relevant clearing system or its direct participants in making payments to holders of the debt securities from the funds they receive.

For purposes of this section, “Business Day” means any day except Saturday, Sunday or any other on which commercial banks in New York City, Jakarta, or the city where the relevant paying or transfer agent is located are authorized or obligated by law, regulation or executive order to be closed. In any case where the date of payment of the principal, interest or premium, if any, on the debt securities is not a Business Day, then such payment will be made on the next succeeding Business Day, and no interest on the debt securities will accrue as a result of the delay in payment.

If the money that the Republic pays to the Trustee or to any paying agent appointed by the Trustee at the expense of the Republic to make payments on any debt securities is not claimed at the end of one year after the applicable payment was due and payable, then the money will be repaid to the Republic on the Republic’s written request. The Republic will hold such unclaimed money in trust for the relevant holders of those debt securities. After any such repayment, neither the Trustee nor any paying agent will be liable for the payment. However, the Republic’s obligations to make payments on the debt securities as they become due will not be affected until the expiration of the prescription period, if any, specified in the debt securities. See “— Prescription” below.

If the Republic at any time defaults in the payment of any principal of, or interest on, the debt securities, the Republic will pay interest on the amount in default (to the extent permitted by law) calculated, for each day until paid, at the rate or rates specified in such debt securities.

Additional Amounts

The Republic will make all principal and interest payments on the debt securities, to the extent permitted by law, without withholding or deducting any present or future taxes, levies, imposts, duties, assessments or other charges of whatever nature imposed by the Republic or any of its political subdivisions (“Indonesian Taxes”). If Indonesian law requires the Republic to withhold or deduct any Indonesian Taxes, the Republic will pay the holders of debt securities such additional amounts (“Additional Amounts”) necessary to ensure that they receive the same amount as they would have received without any withholding or deduction. The Republic will not, however, pay any Additional Amounts in connection with any Indonesian Taxes that are imposed due to any of the following:

i.	the holder has or had some connection with the Republic other than merely owning or holding the debt securities or receiving principal and interest payments on the debt securities;

ii.	any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other governmental charge;

iii.

any tax, assessment or other governmental charge that would not have been imposed but for the failure of a holder or beneficial owner of a debt security to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the Republic of such holder or beneficial owner or other person, if compliance with the requirement is a precondition to exemption from all or any portion of such withholding or deduction, provided that (a) the Republic or the Republic’s agent has notified the holders of such certification, identification or other reporting requirement at least 15 days before the applicable payment date and (b) in no event shall such holder’s or beneficial owner’s or other person’s obligation to satisfy such a requirement require such holder or beneficial owner or other person to provide any materially more onerous information, documents or other evidence than would be required to be provided had such holder or beneficial owner or other person been required to file the U.S. Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8ECI, W-8EXP and/or W-8IMY;

iv.

the holder has failed to present any such debt securities for payment (where such presentment is required) within 30 days after the date on which such payment has been made available to the holder except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting such debt security for payment on the last of such 30 days;

v.

any tax, assessment or other governmental charge that would not have been imposed but for the failure by a holder or beneficial owner (or any financial institution through which the holder or beneficial owner holds any debt securities or through which payment on the debt securities is made) to comply with any certification, information, identification, documentation or other reporting requirements (including entering into and complying with an agreement with the U.S. Internal Revenue Service) imposed pursuant to, or under an intergovernmental agreement entered into between the United States and the government of another country in order to implement the requirements of, Sections 1471 through 1474 of the U.S. Internal Revenue Code as in effect on the date of issuance of the debt securities or any successor or amended version of these provisions, to the extent such successor or amended version is not materially more onerous than these provisions as enacted on such date; or

vi.

the holder is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder.

Any reference to “principal” or “interest” on the debt securities includes any Additional Amounts which may be payable on the debt securities.

The Republic will pay any present or future stamp, court or documentary taxes or any excise or property taxes, charges or similar levies which arise in the Republic or any political subdivision thereof or taxing authority thereof or therein in respect of the creation, issue, execution, delivery or registration of the debt securities or any other document or instrument referred to therein.

Unless the context requires otherwise, any references in this prospectus to principal or interest on the debt securities will include additional amounts payable by the Republic in respect of such principal or interest.

Negative Pledge

So long as any of the debt securities remains outstanding, the Republic will not create or permit the creation of any mortgage, charge, lien, pledge or any other security interest on any of its present or future assets or revenues, or any part thereof, to secure any Public External Indebtedness (as defined below), unless the Republic shall procure that all amounts payable under the debt securities are secured equally and ratably.

“Indebtedness” means any indebtedness for money borrowed or any guarantee of indebtedness for money borrowed which is issued by and in the name of the Republic and is backed by the full faith and credit of the Republic. As used in the preceding sentence, money borrowed “by and in the name of the Republic” shall not include the borrowings of any state-owned-enterprises or other agency, authority, department or instrumentality which under the laws of the Republic constitutes a juridical entity or statutory body separate from the Republic so long as such Indebtedness does not carry the full faith and credit of the Republic.

“External Indebtedness” means Indebtedness which is denominated or payable by its terms in, or at the option of the holder thereof payable in, a currency or currencies other than the lawful currency of the Republic.

“Public External Indebtedness” means External Indebtedness which (i) is publicly issued or privately placed in the capital markets, (ii) is in the form of, or represented by, bonds, debentures, notes or other similar instruments or book entries and (iii) is, or is eligible to be, quoted, listed or ordinarily purchased and sold on any stock exchange, automated trading system or over-the-counter or other securities market.

“Security Interest” means any security interest, lien, pledge, mortgage, deed of trust, charge or other encumbrance, security interest or preferential arrangement which has the practical effect of constituting a security interest with respect to the payment of any obligations with or from the proceeds of any assets or revenues of any kind whether in effect on the date the Indenture becomes effective or at any time thereafter.

Notwithstanding the above, the Republic may create or permit the creation of any Security Interests:

1.

securing Public External Indebtedness incurred, assumed or guaranteed by the Republic solely to finance or refinance the acquisition, construction or development of the property over which such Security Interest has been created or permitted to be created, provided that such Security Interest does not extend to any other property of the Republic; however, in the case of construction, the Security Interest may extend to: unimproved real property for the construction, any trust account into which the proceeds of the offering creating such Public External Indebtedness may be temporarily deposited pending use in the construction, and the revenues to be generated by the operation of, or loss or damage to, the property to be constructed;

2.

existing on any property or asset at the time of its acquisition (or arising after its acquisition pursuant to an agreement entered into prior to, and not in contemplation of, such acquisition), and extensions and renewals of such Security Interest limited to the original property or asset covered thereby and securing any extension or renewal of the original secured financing;

3.

arising out of the renewal, extension or replacement of any indebtedness permitted under paragraph 2 above; provided, however, that the principal amount of such Public External Indebtedness is not increased;

4.	arising in the ordinary course of borrowing activities of the Republic to secure Public External Indebtedness with a maturity of one year or less;

5.	in existence as of the date of the issuance of the debt securities;

6.	pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings which proceedings are being contested in good faith; or

7.	arising by operation of law, provided that any such Security Interest is not created or permitted to be created by the Republic for the purpose of securing any Public External Indebtedness.

Events of Default

Each of the following events will constitute an Event of Default under any series of debt securities:

i.	the Republic defaults in any payment of the principal of or interest on any of the debt securities and such default is not cured within 30 days;

ii.

the Republic defaults in the performance of any other covenant in the debt securities and such default continues for a period of 60 days after written notice thereof has been given to the Republic by holders representing at least 10% of the aggregate principal amount of the debt securities outstanding;

iii.

any Public External Indebtedness in a principal amount in excess of U.S.$50,000,000 (or the equivalent amount thereof in any other currency) is accelerated (other than by optional or mandatory prepayment or redemption);

iv.

the Republic defaults in the payment of principal or interest in excess of U.S.$50,000,000 (or the equivalent amount thereof in any other currency) payable (whether upon maturity, acceleration or otherwise) in connection with Public External Indebtedness beyond any applicable grace and waiver periods and such default shall not have been cured or waived within 30 days after written notice thereof has been given to the Republic pursuant to the Indenture by any holder; or

v.	the Republic declares a moratorium with respect to the payment of principal of or interest on any Public External Indebtedness.

If an Event of Default under the debt securities shall have occurred and be continuing then in each and every such case, upon notice in writing by the holders (the “Demanding Holders”) (acting individually or together) of not less than 25% of the aggregate outstanding principal amount of the debt securities to the Republic, with a copy to the Trustee, of any such Event of Default and its continuance, the Demanding Holders may, and the Trustee at the written request of such holders shall (subject to receiving indemnity and/or security to its satisfaction), declare the principal amount of all the debt securities due and payable immediately, and the same shall become and shall be due and payable upon the date that such written notice is received by or on behalf of the Republic, unless prior to receiving such notice all Events of Default in respect of all the debt securities shall have been cured or waived; provided that if, at any time after the principal of the debt securities shall have been so declared due and payable, and before the sale of any property pursuant to any judgment or decree for the payment of monies due which shall have been obtained or entered in connection with the debt securities, the Republic shall pay or shall deposit (or cause to be paid or deposited) with the Trustee or Paying Agent a sum sufficient to pay all matured installments of interest and principal upon all the debt securities which shall have become due otherwise than solely by acceleration (with interest on overdue installments of interest, to the extent permitted by law, and on such principal of each debt security at the rate of interest specified herein, to the date of such payment of interest or principal) and such amount as shall be sufficient to cover the fees and reasonably incurred expenses of the Trustee, including, without limitation, the fees and expenses of its counsel, and if any and all Events of Default hereunder, other than the nonpayment of the principal of the debt securities which shall have become due solely by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, and in every such case, the holders of more than 50% in aggregate principal amount of the debt securities then outstanding, by written notice to the Republic and to the Trustee, may, on behalf of all of the holders, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

Notwithstanding the foregoing, in the case of an Event of Default specified in (ii) above, the principal amount of and the accrued interest on the debt securities may only be declared immediately due and payable if such event is materially prejudicial to the interests of the holders of debt securities.

Purchases of Debt Securities by the Republic

The Republic may at any time purchase or acquire any of the debt securities in any manner and at any price in the open market. The debt securities which are purchased or acquired by the Republic may, at the Republic’s discretion, be held, resold or surrendered to the Registrar for cancellation.

Enforcement

Except as provided in Section 4.7 of the Indenture, no holder of any debt securities shall have any right by virtue of or by availing itself of any provision of the Indenture or the debt securities to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture or the debt securities, or for any other remedy hereunder or under the debt securities, unless (a) such holder previously shall have given to the Trustee written notice of default and of the continuance thereof with respect to the debt securities, (b) the holders of not less than 25% in aggregate principal amount outstanding of the debt securities shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have provided to the Trustee such indemnity and/or other security to its satisfaction as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and (c) the Trustee for 60 days after its receipt of such notice, request and provision of indemnity and/or other security shall have failed to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.9 of the Indenture, it being understood and intended, and being expressly covenanted by every holder of debt securities with every other holder of debt securities and the Trustee, that no one or more holder shall have any right in any manner whatsoever by virtue or by availing itself of any provision of the Indenture or of the debt securities to affect, disturb or prejudice the rights of any other holder of debt securities or to obtain priority over or preference to any other such holder, or to enforce any right under the Indenture or under the debt securities, except in the manner herein provided and for the equal, ratable and common benefit of all holders. For the protection and enforcement of this “Enforcement” section, each and every holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Meeting, Amendments and Waivers — Collective Action

The Republic may call a meeting of holders of any series of the debt securities at any time regarding the Indenture. The Republic will determine the time and place of the meeting and will notify the holders of the time, place and purpose of the meeting not less than 30 and not more than 60 days before the meeting.

In addition, the Republic or the Trustee will call a meeting of holders of a series of the debt securities if at least 10% in aggregate principal amount of such debt securities have delivered a written request to the Republic or the Trustee (with a copy to the Republic) setting forth the purpose of the meeting. Within 10 days of receipt of such written request or copy thereof, the Republic will notify the Trustee and the Trustee will notify the holders of the time, place and purpose of the meeting called by the holders, to take place not less than 30 and not more than 60 days after the date on which such notice is given.

Only holders of the debt securities and their proxies are entitled to vote at a meeting of holders. The Republic will set the procedures governing the conduct of the meeting and if additional procedures are required, the Republic will consult with the Trustee to establish such procedures as are customary in the market.

Modifications may also be approved by holders of the debt securities pursuant to written action with the consent of the requisite percentage of the debt securities of the relevant series. The Republic will solicit the consent of the relevant holders to the modification not less than 10 and not more than 30 days before the expiration date for the receipt of such consents as specified by the Republic.

The holders of a series of the debt securities may generally approve any proposal by the Republic to modify or take action with respect to any Non-Reserved Matter (as defined below) relating to the Indenture or the terms of such debt securities with the affirmative vote (if approved at a meeting of the holders) or consent (if approved by written action) of holders of more than 50% of the outstanding principal amount of the debt securities of that series.

However, holders of any series of debt securities issued under the Indenture may approve, by vote or consent through one of three modification methods, any modification, amendment, supplement or waiver (each, a “Modification”) proposed by the Republic that would do any of the following (such subjects referred to as “Reserved Matter Modification”) with respect to such series of debt securities:

•	change the date on which any amount is payable;

•	reduce the principal amount (other than in accordance with the express terms of the debt securities of that series and the Indenture);

•	reduce the interest rate;

•	change the method used to calculate any amount payable (other than in accordance with the express terms of the debt securities and the Indenture);

•	change the currency or place of payment of any amount payable;

•

permit early redemption of the debt securities of a series, or if early redemption is already permitted, set a redemption date earlier than the date previously specified or reduce the redemption price;

•	modify the Republic’s obligation to make any payments (including any redemption price therefor);

•	change the identity of the obligor;

•

change the definition of “Outstanding” or the percentage of affirmative votes or written consents, as the case may be, required for the taking of any action pursuant to Section 11.4, Section 11.5 and Section 11.6 of the Indenture;

•	change the definition of “Uniformly Applicable” or “Reserve Matter Modification”;

•

authorize the Trustee, on behalf of all holders of the debt securities, to exchange or substitute all the debt securities for, or convert all the debt securities into, other obligations or securities of the Republic or any other person;

•

change the legal ranking, governing law, submission to jurisdiction, the Republic’s obligation to appoint and maintain an agent for service of process or waiver of immunities provisions of the terms of such debt securities.

A Reserved Matter Modification, including the payment terms of any series of the debt securities, can be made without your consent, as long as the change is approved, pursuant to one of the three following modification methods, by vote or consent:

•	in the case of a proposed modification to a single series of the debt securities, the holders of more than 75% of the aggregate principal amount of that series;

•

where such proposed modification would affect the outstanding debt securities of any two or more series, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of all the series affected by the proposed modification, taken in the aggregate, if certain “uniformly applicable” requirements are met; or

•

where such proposed modification would affect the outstanding debt securities of any two or more series issued under the Indenture, whether or not the “uniformly applicable” requirements are met, the holders of more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all the series affected by the proposed modification, taken in the aggregate, and the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the modification, taken individually.

Any modification consented to or approved by the holders of debt securities pursuant to the above provisions will be conclusive and binding on all holders of the relevant series of debt securities or all holders of all series of debt securities affected by a cross-series modification, as the case may be, whether or not they have given such consent or approval, and on all future holders of those debt securities whether or not notation of such modification is made upon the debt securities. Any instrument given by or on behalf of any holder of a debt security in connection with any consent to or approval of any such modification will be conclusive and binding on all subsequent holders of that debt security.

For so long as any series of Existing Debt Securities (as defined below) are outstanding, if the Republic certifies to the Trustee and to the trustee under the applicable Existing Indenture (for the benefit of the holders of the affected Existing Debt Securities) that a cross series modification is being sought simultaneously with an Existing Indenture Reserve Matter Modification (as defined below), the Existing Debt Securities affected by such Existing Indenture Reserve Matter Modification shall be treated as “Series affected by that proposed Modification” as that phrase is used in the Indenture; provided that if the Republic seeks a cross-series modification with single aggregated voting, in determining whether such Modification will be considered Uniformly Applicable, the holders of any series of Existing Debt Securities affected by the Existing Indenture Reserve Matter Modification shall be deemed “Holders of debt securities of all Series affected by that Modification,” for the purpose of the Uniformly Applicable definition. It is the intention of this clause that in respect of any cross-series modification, the votes of the holders of the affected Existing Debt Securities be counted for purposes of the voting thresholds specified in the Indenture for the applicable cross series modification as though those Existing Debt Securities had been affected by that cross series modification, although it is acknowledged and agreed that the effectiveness of any Modification, as it relates to the affected Existing Debt Securities, shall be governed exclusively by the terms and conditions of those Existing Debt Securities and by the applicable Existing Indenture; provided, however, that no such Modification as to the debt securities will be effective unless such Modification shall have also been adopted or deemed adopted by the holders of the affected Existing Debt Securities pursuant to the amendment and modification provisions of such Existing Debt Securities.

“Existing Debt Securities” means any of the 2004 Debt Securities, 2009 Debt Securities, 2010 Debt Securities, 2014 Debt Securities or 2015 Debt Securities, as applicable;

“Existing Indenture” means any of the 2004 Indenture, 2009 Indenture, 2010 Indenture, 2014 Indenture, 2015 Indenture or 2015 December Indenture, as applicable;

“Existing Indenture Reserve Matter Modification” means any modification to the terms and conditions of one or more series of the Existing Debt Securities, pursuant to Clauses 12.2.2 and 12.4 of the 2009 Indenture or Clauses 12.2.2 and 12.10 of the 2015 Indenture, as applicable;

“2004 Debt Securities” means debt securities authenticated and delivered under the 2004 Indenture;

“2009 Debt Securities” means debt securities authenticated and delivered under the 2009 Indenture;

“2010 Debt Securities” means debt securities authenticated and delivered under the 2010 Indenture;

“2014 Debt Securities” means debt securities authenticated and delivered under the 2014 Indenture;

“2015 Debt Securities” means debt securities authenticated and delivered under the 2015 Indenture;

“2015 December Debt Securities” means debt securities authenticated and delivered under the 2015 December Indenture;

“2004 Indenture” means the indenture dated as of March 10, 2004 between the Republic of Indonesia, as issuer, and The Bank of New York Mellon (formerly, The Bank of New York), as trustee;

“2009 Indenture” means the indenture dated as of January 28, 2009 between the Republic of Indonesia, as issuer, and The Bank of New York Mellon, as trustee;

“2010 Indenture” means the indenture dated as of January 28, 2009 between the Republic of Indonesia, as issuer, and The Bank of New York Mellon, as trustee, as amended by the first supplemental indenture dated as of January 5, 2010;

“2014 Indenture” means the indenture dated as of January 28, 2009 between the Republic of Indonesia, as issuer, and The Bank of New York Mellon, as trustee, as amended by the first supplemental indenture dated as of January 5, 2010 and second supplemental indenture dated as of June 21, 2014;

“2015 Indenture” means the indenture dated as of January 28, 2009 between the Republic of Indonesia, as issuer, and The Bank of New York Mellon, as trustee, as amended by the first supplemental indenture dated as of January 5, 2010, second supplemental indenture dated as of June 21, 2014 and third supplemental indenture dated as of January 8, 2015; and

“2015 December Indenture” means the indenture dated as of January 28, 2009 between the Republic of Indonesia, as issuer, and The Bank of New York Mellon, as trustee, as amended by the first supplemental indenture dated as of January 5, 2010, second supplemental indenture dated as of June 21, 2014, third supplemental indenture dated as of January 8, 2015 and fourth supplemental indenture dated as of December 1, 2015.

The Republic may select, in its discretion, any modification method for a Reserved Matter Modification in accordance with the Indenture and to designate which series of debt securities will be included for approval in the aggregate of modifications affecting two or more series of debt securities. Any selection of a modification method or designation of series to be included will be final for the purpose of that vote or consent solicitation.

“Non-Reserved Matter Modification,” as referred to above, means a Modification other than a Modification constituting a Reserved Matter.

“Uniformly Applicable,” as referred to above, means a Modification by which (A) Holders of debt securities of all Series affected by that Modification are invited to exchange, convert or substitute their debt securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration. It is understood that a Modification will not be considered to be Uniformly Applicable if each exchanging, converting or substituting Holder of debt securities of any Series affected by that Modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting Holder of debt securities of any Series affected by that Modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting Holder of debt securities of any Series affected by that Modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting Holder of debt securities of any Series affected by that Modification electing the same option under such menu of instruments).

Before soliciting any consent or vote of any holder of a series of the debt securities for any change to a Reserved Matter, the Republic will provide the following information to the Trustee for distribution to the holders of such debt securities:

•

a description of the Republic’s economic and financial circumstances that are, in the Republic’s opinion, relevant to the request for the proposed Modification, a description of the Republic’s existing debts and a description of any broad policy reform program and provisional macroeconomic outlook;

•

if the Republic shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

•

a description of the Republic’s proposed treatment of foreign debt instruments that are not affected by the proposed Modification and its intentions with respect to any other major creditor groups; and

•	if the Republic is then seeking a Reserve Matter Modification affecting any other series of debt securities, a description of that proposed Modification.

In determining whether the holders of the requisite principal amount of debt securities outstanding have taken any action or instruction under the Indenture or the debt securities, a debt security will be disregarded and deemed not to be outstanding, and may not be counted in a vote or consent solicitation for or against a proposed Modification, if on the record date for the proposed Modification or other action or instruction hereunder, the debt security is held by the Republic or by a Public Sector Instrumentality, or by a corporation, trust or other legal entity that is controlled by the Republic or a Public Sector Instrumentality, except that (x) debt securities held by the Republic or any Public Sector Instrumentality or any corporation, trust or other legal entity controlled by the Republic or by a Public Sector Instrumentality that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such debt securities and that the pledgee is not the Republic, a Public Sector Instrumentality or a corporation, trust or other legal entity that is controlled by the Republic or a Public Sector Instrumentality, and in case of a dispute concerning such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice, and any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information that is in the possession of the Trustee, upon the certificate, statement or opinion of or representations by the Trustee; and (y) in determining whether the Trustee will be protected in relying upon any such action or instructions hereunder, or any notice from holders, only debt securities that a responsible officer of the Trustee has received an officer’s certificate will be so disregarded.

As used in the preceding paragraph, “Public Sector Instrumentality” means any department, ministry or agency of the central Government of the Republic, Bank Indonesia or a corporation, trust or other legal entity that is controlled by the central government of the Republic or by a Public Sector Instrumentality if the Republic or any of the foregoing has the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or to elect or to appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of that legal entity.

Other Amendments

The Republic and the Trustee may, without the vote or consent of any holder of the debt securities, amend the Indenture or such debt securities for the purposes of:

•	adding covenants by the Republic for the benefit of the holders;

•	surrendering any of the Republic’s right or powers with respect to the debt securities of that series;

•	securing the debt securities of that series;

•	curing any ambiguity or curing, correcting or supplementing any provision which may be defective or inconsistent with any other provision.

Further Issues

The Republic may from time to time, without the consent of holders of the debt securities, create and issue additional debt securities having the same terms as the debt securities in all respects, except for issue date, issue price, original interest accrual date and the first interest payment on the debt securities; provided, however, that any additional debt securities subsequently issued shall be issued, for U.S. federal income tax purposes, either (a) as part of the “same issue” as the debt securities, or (b) in a “qualified reopening” of the debt securities, unless such additional debt securities have a separate CUSIP, ISIN or other identifying number from the previously outstanding debt securities. Such additional debt securities will be consolidated with and will form a single series with the previously outstanding debt securities.

Warrants

If the Republic issues warrants, it will describe their specific terms in a prospectus supplement. If any warrants are registered with the SEC, the Republic will file a warrant agreement and form of warrant with the SEC. The following description briefly summarizes some of the general terms that apply to warrants. You should read the applicable prospectus supplement, warrant agreement and form of warrant before making your investment decision.

The Republic may issue warrants separately or together with any debt securities. All warrants will be issued under a warrant agreement between the Republic and a bank or trust company, as warrant agent. The applicable prospectus supplement will include some or all of the following specific terms relating to the warrants:

•	the initial offering price;

•	the currency you must use to purchase the warrants;

•	the title and terms of the debt securities or other consideration that you will receive on exercise of the warrants;

•	the principal amount of debt securities or amount of other consideration that you will receive on exercise of the warrants;

•	the exercise price or ratio;

•	the procedures of, and conditions to, exercise the warrants;

•	the date or dates on which you must exercise the warrants;

•	whether and under what conditions the Republic may cancel the warrants;

•	the title and terms of any debt securities issued with the warrants and the amount of debt securities issued with each warrant;

•	the date, if any, on and after which the warrants and any debt securities issued with the warrants will trade separately;

•	the form of the warrants (global or certificated and registered), whether they will be exchangeable between such forms and, if registered, where they may be transferred and exchanged;

•	the identity of the warrant agent;

•	any special considerations regarding federal income tax in the United States or other countries; and

•	any other terms of the warrants.

The warrants will constitute direct, general, unconditional and unsubordinated obligations of the Republic and do not constitute indebtedness of the Republic.

Global Securities

The Depository Trust Company (“DTC”), Euroclear Bank SA/NV (“Euroclear”), and Clearstream Banking S.A. (“Clearstream”) are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither the Republic nor the Trustee nor any Agent will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Additionally, neither the Republic nor the Trustee nor any Agent will be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

The warrants or debt securities will initially be issued to investors in global form, the ownership and transfer of which are recorded in computerized book-entry accounts, eliminating the need for physical movement of debt securities. The Republic refers to the intangible debt securities represented by a global security as “book-entry” securities.

The Republic will deposit any global security it issues with a clearing system or its nominee. The global security will be registered in the name of the clearing system or its nominee or the common depositary. Unless a global security is exchanged for certificated securities, as discussed below under “— Certificated Securities,” it may not be transferred, except as a whole among the clearing system, its nominees or common depositaries and their successors. Clearing systems include DTC in the United States and Euroclear and Clearstream in Europe.

Clearing systems process the clearance and settlement of book-entry securities for their direct participants. A “direct participant” is a bank or financial institution that has an account with a clearing system. The clearing systems act only on behalf of their direct participants, who in turn act on behalf of indirect participants. An “indirect participant” is a bank or financial institution that gains access to a clearing system by clearing through or maintaining a relationship with a direct participant. Euroclear and Clearstream are connected to each other by a direct link and participate in DTC through their New York depositaries, which act as links between the clearing systems. These arrangements permit you to hold book-entry securities through participants in any of these systems, subject to applicable securities laws.

If you wish to purchase book-entry securities, you must either be a direct participant or make your purchase through a direct or indirect participant. Investors who purchase book-entry securities will hold them in an account at the bank or financial institution acting as their direct or indirect participant.

When you hold securities in this manner, you must rely on the procedures of the institutions through which you hold your securities to exercise any of the rights granted to holders. This is because the legal obligations of the Republic run only to the registered owner of the global security, which will be the relevant clearing system or its nominee or common depositary. For example, once the Republic arranges for payments to be made to the registered holder, the Republic will no longer be liable for the amounts so paid on the security, even if you do not receive it. In practice, the clearing systems will pass along any payments or notices they receive from the Republic to their participants, which will pass along the payments to you. In addition, if you desire to take any action which a holder of a security is entitled to take, then the clearing system would authorize the participant through which you hold your book-entry securities to take such action, and the participant would then either authorize you to take the action or would act for you on your instructions. The transactions between you, the participants and the clearing systems will be governed by customer agreements, customary practices and applicable laws and regulations, and not by any legal obligation of the Republic.

As an owner of book-entry securities represented by a global security, you will also be subject to the following restrictions:

•

you will not be entitled to (a) receive physical delivery of the securities in certificated form or (b) have any of the securities registered in your name, except under the circumstances described below under “— Certificated Securities”;

•	you may not be able to transfer or sell your securities to some insurance companies and other institutions that are required by law to own their securities in certificated form;

•

you may not be able to pledge your securities in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective; and

•

none of the Republic, the Trustee, any paying agent, any registrar or any agent of the Republic or the Trustee shall have any responsibility or obligation to any beneficial owner in a global security, or participant or other person with respect to the accuracy of the records of the relevant clearing system or its nominee or common depositary, with respect to any ownership interest in the securities or with respect to the delivery to any participant, beneficial owner or other person of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such securities. All notices and communications to be given to the holders and all payments to be made to holders under the securities and the Indenture will be given or made only to or upon the order of the registered holders (which shall be the relevant clearing system or its nominee or common depositary in the case of the global security). The rights of beneficial owners in the global security shall be exercised only through the relevant clearing system or its nominee or common depositary subject to the applicable procedures. The Republic, the Trustee, any paying agent, any registrar and any agent of the Republic or the Trustee shall be entitled to rely and shall be fully protected in relying upon information furnished by the relevant clearing system or its nominee or common depositary with respect to its members, participants and any beneficial owners. The Republic, the Trustee, any paying agent, any registrar and any agent of the Republic or the Trustee shall be entitled to deal with the relevant clearing system or its nominee or common depositary, that is the registered holder of any global security for all purposes relating to such global security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such global security) as the sole holder of such global security and shall have no obligations to the beneficial owners thereof. None of the Republic, the Trustee, any paying agent, any registrar or any agent of the Republic or the Trustee shall have any responsibility or liability for any acts or omissions of the relevant clearing system or its nominee or common depositary with respect to such global security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such global security, for any transactions between the relevant clearing system or its nominee or common depositary and any participant or between or among the relevant clearing system or its nominee or common depositary, any such participant and/or any holder or owner of a beneficial interest in such global security, or for any transfers of beneficial interests in any such global security.

The Clearing Systems

The following description reflects the Republic’s understanding of the current rules and procedures of DTC, Euroclear and Clearstream. The Republic has obtained the information in this section from sources it believes to be reliable, including from DTC, Euroclear and Clearstream. These systems could change their rules and procedures at any time, and the Republic takes no responsibility for their actions.

It is important for you to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date, i.e., the date specified by the purchaser and seller on which the price of the securities is fixed.

When book-entry securities are to be transferred from a DTC seller to a Euroclear or Clearstream purchaser, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its New York depositary to receive the securities and make payment for them. On the closing date, the New York depositary will make payment to the DTC participant through which the seller holds its securities, which will make payment to the seller, and the securities will be credited to the New York depositary’s account. After settlement has been completed, Euroclear or Clearstream will credit the securities to the account of the participant through which the purchaser is acting. This securities credit will appear the next day, European time, after the settlement date, but will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date, the securities credit and cash debit will instead be valued at the actual settlement date.

A participant in Euroclear or Clearstream, acting for the account of a purchaser of securities, will need to make funds available to Euroclear or Clearstream in order to pay for the securities on the value date. The most direct way of doing this is for the participant to preposition funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. The participant may require the purchaser to follow these same procedures.

When book-entry securities are to be transferred from a Euroclear or Clearstream seller to a DTC purchaser, the seller must first send instructions to and preposition the securities with Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its New York depositary to credit the book-entry securities to the account of the DTC participant through which the purchaser is acting and to receive payment in exchange. The payment will be credited to the account of the Euroclear or Clearstream participant through which the seller is acting on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date, the receipt of the cash proceeds and securities debit will instead be valued at the actual settlement date.

Certificated Securities

The Republic will issue debt securities in certificate registered form only if:

•

the depositary notifies the Republic that it is unwilling or unable to continue as depositary, is ineligible to act as depositary or, in the case of DTC, ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934 and Bank Indonesia does not appoint a successor depositary or clearing agency within 90 days;

•	The Republic decides it no longer wishes to have all or part of the debt securities represented by a global security.

If a physical or certificated security becomes mutilated, defaced, destroyed, lost or stolen, the Republic may execute, and the Trustee or the Registrar shall authenticate and deliver, a substitute security in replacement. In each case, the affected holder will be required to furnish to the Republic and to the Trustee an indemnity under which it will agree to pay the Republic, the Trustee and any of their respective agents for any losses they may suffer relating to the security that was mutilated, defaced, destroyed, lost or stolen. The Republic and the Trustee (or the Registrar) may also require that the affected holder present other documents or proof. The affected holder may be required to pay all taxes, expenses and reasonable charges associated with the replacement of the mutilated, defaced, destroyed, lost or stolen security.

If the Republic issues certificated securities, a holder of certificated securities may exchange them for securities of a different authorized denomination by submitting the certificated securities, together with a written request for an exchange, at the office of the Registrar as specified in the Indenture in New York City, or at the office of any paying agent. In addition, the holder of any certificated security may transfer it in whole or in part by surrendering it at any of such offices together with an executed instrument of transfer.

The Republic will not charge the holders for the costs and expenses associated with the exchange, transfer or registration of transfer of certificated securities. The Republic may, however, charge the holders for certain delivery expenses as well as any applicable stamp duty, tax or other governmental or insurance charges. The Registrar may reject any request for an exchange or registration of transfer of any security made within 15 days of the date for any payment of principal of, or premium or interest on the securities.

Trustee

The Indenture establishes the obligations and duties of the Trustee, the right to indemnification of the Trustee and the liability and responsibility, including limitations, for actions that the Trustee takes. The Trustee is entitled to enter into business transactions with the Republic or any of its affiliates without accounting for any profit resulting from these transactions.

Paying Agents, Transfer Agents, Registrar

The Bank of New York Mellon, The Bank of New York Mellon SA/NV, Luxembourg Branch and The Bank of New York Mellon, London Branch will be appointed as the paying agents, transfer agents and registrar. Bank Indonesia may at any time appoint additional or other paying agents, transfer agents and, in respect of registered debt securities, registrars and terminate the appointment of those or any paying agents, transfer agents and registrar, provided that while the debt securities are outstanding Bank Indonesia will (i) in the case of debt securities which are specified to be held through Euroclear and/or Clearstream maintain a transfer agent and registrar in Luxembourg and a paying agent in the City of London, England and (ii) in the case of debt securities which are specified to be held through DTC, maintain a transfer agent, registrar and paying agent in The City of New York. If the relevant debt securities are listed on the Singapore Stock Exchange and the rules of such exchange so require, Bank Indonesia will maintain a paying agent in Singapore.

Notices

The Republic will mail any notices to the holders of the certificated securities at their registered addresses as reflected in the register maintained by the Registrar. The Republic will consider any mailed notice to have been given five Business Days after it has been sent. The Republic will give notices to the holders of a global security in accordance with the procedures and practices of the depositary and such notices shall be deemed given upon actual receipt thereof by the depositary. The Republic will also publish notices to the holders if and so long as the debt securities are listed on the SGX-ST and the rules of such exchange so require, in a leading newspaper having general circulation in Singapore (which is expected to be the Business Times). If publication in a leading newspaper in Singapore is not practicable, the Republic will have validly given notice if it gives notice in accordance with the rules of the exchange on which the debt securities are listed. The Republic will consider any published notice to be given on the date of its first publication.

Prescription

Claims against the Republic for the payment of principal, interest, premium, if any, or other amounts due on the debt securities will be prescribed unless made within five years, with respect to principal, and two years, with respect to interest, premium, if any, or other amounts due on the debt securities, in each case from the date on which such payment first became due.

Governing Law and Jurisdiction

The Indenture and the debt securities will be governed by and construed in accordance with the law of the State of New York without regard to any conflicts of laws principles thereof that would require the application of the laws of a jurisdiction other than the State of New York, except for the Republic’s authorization and execution, which shall be governed by and interpreted in accordance with the laws of the Republic.

The Republic will irrevocably submit to the jurisdiction of any federal court in the Southern District of New York or any state court in the Borough of Manhattan, The City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the debt securities, and the Republic will irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. The Republic will irrevocably waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right of jurisdiction in such action or proceeding on account of the place of residence or domicile of the Republic. The Republic has appointed the Chief Representative of Bank Indonesia New York in The City of New York as its authorized agent (the “Process Agent”) upon which process may be served in any action by the Trustee or a holder arising out of or based on the debt securities or the Indenture which may be instituted in any federal court in the Southern District of New York or any state court in the Borough of Manhattan, The City of New York, and the Republic will expressly accept the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable until all amounts in respect of the principal and interest, due or to become due on or in respect of all the debt securities have been paid by the Republic to the Trustee or unless and until the appointment of a successor as such Process Agent located in the Borough of Manhattan, The City of New York, and such successor’s acceptance of such appointment. Service of process upon the Process Agent at 200 Vesey Street, New York, New York, 10285 (phone: 1-212-732-1958 fax: 1-212-732-4003), or at such other address in the United States as may be the office of the Process Agent at the time of such service, and written notice of such service mailed or delivered to the Republic shall be deemed in every respect service of process upon the Republic. The failure of the Process Agent to advise the Republic of its receipt of such service shall have no effect on the validity or timeliness of any such service. Notwithstanding the foregoing, any action by the Trustee or a holder arising out of or based on the debt securities or the Indenture may be instituted by such Person in any competent court in the Republic.

The Republic will waive irrevocably, to the fullest extent permitted by law, any immunity to which it might otherwise be entitled under the Immunities Act or otherwise in any action arising out of or based on the debt securities or the Indenture which may be instituted as provided herein in any federal court in the Southern District of New York, any state court in the Borough of Manhattan, The City of New York or in any competent court in the Republic; such waiver shall not be subject to retraction or modification by the Republic. Notwithstanding anything to the contrary in the Indenture or the debt securities, such waiver of immunity shall not be deemed or interpreted to include any waiver of immunity in respect of (i) actions brought against the Republic arising out of or based upon U.S. federal or state securities laws; (ii) attachment under Indonesian law; (iii) present or future “premises of the mission” as defined in the Vienna Convention on Diplomatic Relations signed in 1961; (iv) “consular premises” as defined in the Vienna Convention on Consular Relations signed in 1963; (v) any other property or assets used solely or mainly for governmental or public purposes in the Republic or elsewhere; (vi) military property or military assets or property or assets of the Republic related thereto; or (vii) assets or property forming part of the cultural heritage of the Republic and/or Bank Indonesia.

Notwithstanding anything to the contrary herein, none of the provisions described in this “Governing Law and Jurisdiction” section shall apply to actions brought under the United States federal securities laws or any state securities laws and the Process Agent is not the agent for receipt of service for any action or proceeding under these laws.

Currency Indemnity

The Republic’s obligation to any holder under a series of the debt securities that has obtained a court judgment affecting those debt securities will be discharged only to the extent that the holder or the Trustee may purchase U.S. dollars, referred to as the “agreement currency,” with the judgment currency. If the holder or the Trustee cannot purchase the agreement currency in the amount originally to be paid, the Republic agrees to pay the difference. The holder and the Trustee, however, agree to reimburse the Republic for the excess if the amount of the agreement currency purchased exceeds the amount originally to be paid to the holder or the Trustee. If the Republic is in default of its obligations under such debt securities, however, the holder or the Trustee will not be obligated to reimburse the Republic for any excess.

TAXATION

The following discussion provides a general summary of some of the primary tax consequences of purchasing, owning or selling the debt securities. For further information, you should consult your tax advisor to determine the tax consequences relevant to your particular situation. In addition, you may be required to pay stamp taxes and other charges under the laws of the country where you purchase the debt securities.

This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax advisor about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Indonesian Taxation

The following is a summary of certain Indonesian income tax consequences that may be relevant to non-resident holders of the debt securities in connection with the holding and disposition of the debt securities. The Republic uses the term “non-resident holders” to refer to:

(a)	An individual who does not reside in Indonesia or an individual who is not physically present in Indonesia for more than 183 days during 12-month period; and

(b)	A corporation which is established and domiciled outside of Indonesia,

whether or not such person carries out a business or activities through a permanent establishment in Indonesia.

In determining the residency of an individual or entity, a tax treaty may stipulate different provisions on the tax resident definition and override the provisions described above.

If a non-resident has a permanent establishment in Indonesia, the permanent establishment will be subject to Indonesian tax obligations and is required to register with the Indonesian Tax Office, or ITO, to obtain a tax ID number and report its business to be confirmed as a VAT-able taxpayer (if applicable), maintain bookkeeping, prepare financial statements, and file monthly and annual tax returns. The taxable income of the permanent establishment is subject to corporate income tax at a flat rate of 25%. The taxable income will include all income, including but not limited to foreign source income directly or indirectly attributable to such permanent establishment. In addition, the after-tax taxable income of a permanent establishment in Indonesia is also subject to a branch profits tax at the rate of 20% (which may be reduced according to an applicable tax treaty). The branch profit tax can be exempted if all the after-tax income are reinvested in Indonesia no later than the following fiscal year in one of the following investment forms: (1) as a founding shareholder or a participant founder in a newly established Indonesian company through capital participation; (2) as a shareholder in an established Indonesian company through capital participation; (3) acquisition of fixed assets used by the permanent establishment to conduct its business or activities in Indonesia; or (4) investment in the form of intangible assets used by the permanent establishment to conduct its business or activities in Indonesia. The investment procedure for the exemption of branch profit tax should be in accordance with requirements set out in the Minister of Finance Regulation No. 14/PMK.03/2011 dated January 24, 2011. Under the Republic’s income tax treaty with the United States, the U.S.-Indonesia Treaty, the applicable branch profit tax rate for permanent establishment of a United States resident is 10%.

Taxation of Interest

Payments of interest on debt securities issued to non-residents will generally be subject to an Indonesian withholding tax (unless the debt securities are held and owned by a permanent establishment in Indonesia, as discussed below) assessed at a rate of 20% of the gross amount of the interest payment, although this can be reduced based on the applicable tax treaty.

Under Government Regulation No. 9/2021 (“GR-9”) dated February 2, 2021, starting from August 2, 2021 which is 6 (six) months from the enactment of GR-9, the withholding tax rate on interest including premium, discount, and remuneration in connection with debt repayment guarantees related to debt securities paid to a non-resident that does not have a permanent establishment in Indonesia was reduced from 20% to 10% or the relevant rate under the applicable tax treaty. If a non-resident qualifies for benefits under the U.S.-Indonesia Treaty, the withholding tax is 10% of the gross amount of the interest payment. Accordingly, the Indenture requires, subject to certain exceptions as described in “Description of the Securities,” the Republic to pay Additional Amounts in respect of interest payments on debt securities. The Indenture obligation is in addition to obligation pursuant to the MOF Regulation 213.

Pursuant to Government Regulation No. 91 of 2021 (“GR-91”) dated August 30, 2021, if an individual or entity holds debt securities through a permanent establishment in Indonesia, a final withholding tax of 10.0% applies to interest received on the debt securities.

Minister of Finance Regulation No. 213/PMK.010/2021 on Income Tax Borne by the Government with respect to Interest Compensation of Government Securities Issued in International Market and Third Party Income on Services Provided to the Government in an Issuance and/or Redemption/Exchange of Government Securities in International Market (“MOF Regulation 213”) provides that the Republic is required to pay interest on the debt securities by way of a method called Pajak Ditanggung Pemerintah (i.e., tax borne by the government), whereby the government bears the tax arising from interest income on the debt securities issued by the Republic in the international market. As such, under current practice and regulations, the Republic pays the withholding tax on the amounts of interest payments it makes to residents and non-residents on the debt securities.

Taxation of Dispositions

Generally, gains resulting from the sale or other disposition of debt securities by a non-resident will be considered interest that is subject to the withholding tax outlined above. A tax treaty may stipulate different provisions on the interest definition and override this provision.

Under the U.S.-Indonesia Treaty, the term “interest” is defined as income from bonds, debentures, Government securities, notes, or other evidences of indebtedness, whether or not secured by a mortgage or other security and whether or not carrying a right to participate in profits, and debt-claims of every kind, as well as all other income which, under the taxation law of the Contracting State in which the income has its source, is attributed to income from money lent.

Based on the U.S.-Indonesia Treaty, a U.S. resident shall be exempt from Indonesian tax on gains derived from the sale, exchange, or other disposition of debt securities held as capital assets unless:

(a)

the recipient of the gain has a permanent establishment or fixed base in Indonesia and gain from the disposition of debt securities is effectively connected with such permanent establishment or fixed base; or

(b)	the recipient of the gain is an individual and is present in Indonesia for a period or periods aggregating 120 days or more during the taxable year.

Other Indonesian Taxes

There are no other material Indonesian taxes or duties (e.g., inheritance taxes, gift duties, stamp duty or similar taxes) that a holder of debt securities will be required to pay in relation to any of the payments made by the Republic.

This summary is based on Indonesian laws, rules, and regulations in effect as of the date of the registration statement, all of which are subject to change and may apply retroactively. It is not intended to constitute a complete analysis of the tax consequences under Indonesian law of the receipt, ownership, or disposition of the debt securities, in each case by non-resident holders, nor to describe any of the tax consequences that may be applicable to citizens or residents of the Republic.

If you are not a non-resident holder, you should consult your tax advisor about the consequences of holding these debt securities.

United States Federal Income Taxation

The following is a discussion of material U.S. federal income tax considerations that may be relevant to you if you are a beneficial owner of a debt security. You will be a U.S. Holder if you are the beneficial owner of a debt security and you are, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. You will be a non-U.S. Holder if you are a beneficial owner of a debt security and you are not a U.S. Holder. This discussion deals only with holders that hold debt securities as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, person that will hold debt securities as a hedge against currency risk or interest rate risk or as a position in a “straddle” or conversion transaction, entity taxed as a partnerships or the partners therein, tax-exempt organization, a non-U.S. person who is an individual present in the United States for 183 days or more within a taxable year or a person whose “functional currency” is not the U.S. dollar. Further, it does not address the alternative minimum tax, the Medicare tax on net investment income, special tax accounting rules as a result of any item of gross income with respect to the Notes being taken into account on an applicable financial statement or other aspects of U.S. federal income or state and local taxation that may be relevant to a holder in light of such holder’s particular circumstances. The tax consequences of holding a particular debt security will depend, in part, on the particular terms of such debt security as set forth in the applicable prospectus supplement. Further, any special U.S. federal income tax considerations relevant to warrants or debt securities that are issued in combination with warrants will be provided in the applicable prospectus supplement.

This summary is based on the U.S. Internal Revenue Code, U.S. Treasury Regulations, and administrative and judicial interpretations thereof in effect and available as of the date of this prospectus, all of which are subject to change. Any change could apply retroactively and could affect the continued validity of this discussion. You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.

U.S. Holders

Payments of Interest and Additional Amounts. If you are a U.S. Holder, the gross amount of payments of “qualified stated interest” (as defined below under “Original Issue Discount”) on a debt security and Additional Amounts, if any (i.e., without reduction for Indonesian withholding taxes, determined utilizing the appropriate Indonesian withholding tax rate applicable to you), but excluding any pre-issuance accrued interest, will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts in accordance with your regular method of tax accounting. If payments of this kind are made with respect to a debt security denominated in a single currency other than the U.S. dollar (a “Foreign Currency Debt Security”) and you use the cash method of accounting, the amount of interest income realized will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date of receipt regardless of whether the payment in fact is converted into U.S. dollars. If you are an accrual method holder, you will accrue interest income on the debt security in the relevant foreign currency and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within your taxable year), or, at your election, at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if this date is within five business days of the last day of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service (the “IRS”). If you are an accrual method holder, you will recognize foreign currency gain or loss, as the case may be, on the receipt of an interest payment made with respect to a Foreign Currency Debt Security if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Amounts attributable to pre-issuance accrued interest will generally not be includable in income, except to the extent of foreign currency gain or loss attributable to any changes in exchange rates during the period between the date you acquired the debt security and the first Interest Payment Date. This foreign currency gain or loss will be treated as ordinary income or loss but generally will not be treated as an adjustment to interest income received on the debt security.

Indonesian withholding taxes paid at the appropriate rate applicable to you will be treated as foreign income taxes eligible for credit against your U.S. federal income tax liability, subject to generally applicable limitations and conditions, or, at your election, for deduction in computing your taxable income (provided that you elect to deduct, rather than credit, all foreign income taxes paid or accrued for the relevant taxable year). Interest and Additional Amounts will constitute income from sources without the United States for U.S. foreign tax credit purposes. The calculation of foreign tax credits and, if you elect to deduct foreign taxes, the availability of deductions, involves the application of rules that depend on your particular circumstances. You should consult their own tax advisors regarding the availability of foreign tax credits and the treatment of Additional Amounts.

Original Issue Discount. If the Republic issues debt securities at a discount from their stated redemption price at maturity (as defined below), and the discount is equal to or more than the product of one-fourth of one percent (0.25 percent) of the stated redemption price at maturity of such debt securities multiplied by the number of full years to their maturity (the “de minimis threshold”), such debt securities will be “Original Issue Discount Debt Securities.” The difference between the issue price and the stated redemption price at maturity of such debt securities will be the “original issue discount” (“OID”). The “issue price” of a debt security will be the first price at which a substantial amount of the debt securities is sold to the public (i.e., excluding sales of the debt securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under a debt security other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by the Republic) at least annually during the entire term of the debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices. If you hold an Original Issue Discount Debt Security, you generally will be subject to special tax accounting rules for obligations issued with OID. You should be aware that, as described in greater detail below, you generally must include OID in ordinary gross income for U.S. federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

In general, if you are the holder of an Original Issue Discount Debt Security, regardless of whether you use the cash or the accrual method of tax accounting, you will be required to include in ordinary gross income the sum of the “daily portions” of OID on the debt security for all days during the taxable year that you own the debt security. The daily portions of OID on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. If you are the initial holder, the amount of OID on an Original Issue Discount Debt Security allocable to each accrual period is determined by (a) multiplying the “adjusted issue price” (as defined below) of the Original Issue Discount Debt Security at the beginning of the accrual period by its yield to maturity (appropriately adjusted to reflect the length of the accrual period) and (b) subtracting from that product the amount (if any) of qualified stated interest allocable to that accrual period. The “yield to maturity” of a debt security is the discount rate that causes the present value of all payments on the debt security as of its original issue date to equal the issue price of the debt security. The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price (generally including accrued interest, if any) and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than payments of qualified stated interest (if any) made with respect to the debt security in all prior accrual periods. As a result of this “constant yield” method of including OID in income, the amounts includible in income by you in respect of an Original Issue Discount Debt Security denominated in U.S. dollars generally are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in your income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant-yield method described above. If you purchase debt securities at a premium or bearing market discount and make this election, you will also be deemed to have made the election (discussed below in “— Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant-yield basis.

In the case of an Original Issue Discount Debt Security that is also a Foreign Currency Debt Security, you should determine the U.S. dollar amount includible in income as OID for each accrual period by (a) calculating the amount of OID allocable to each accrual period in the relevant currency using the constant-yield method described above, and (b) translating the amount of the relevant currency so derived at the average exchange rate in effect during that accrual period (or portion thereof within your taxable year) or, at your election (as described above under “— Payments of Interest”), at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period. Because exchange rates may fluctuate, if you hold an Original Issue Discount Debt Security that is also a Foreign Currency Debt Security, you may recognize a different amount of OID income in each accrual period than would the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. All payments on an Original Issue Discount Debt Security, other than payments of qualified stated interest, will generally be viewed first as payments of previously accrued OID to the extent thereof, with payments attributed first to the earliest-accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

If you are a subsequent U.S. Holder of an Original Issue Discount Debt Security that purchases the debt security at a cost less than its remaining redemption amount (as defined below), or you are an initial U.S. Holder that purchases an Original Issue Discount Debt Security at a price other than the debt security’s issue price, you also generally will be required to include in gross income the daily portions of OID, calculated as described above. However, if you acquire the Original Issue Discount Debt Security at a price greater than its adjusted issue price, you are required to reduce your periodic inclusions of OID income to reflect the premium paid over the adjusted issue price. The “remaining redemption amount” for a debt security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.

Floating rate debt securities generally will be treated as “variable rate debt instruments” under applicable Treasury Regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as “qualified stated interest” and such a debt security will not have OID solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security qualifying as a “variable rate debt instrument” is an Original Issue Discount Debt Security, for purposes of determining the amount of OID allocable to each accrual period under the rules above, the debt security’s “yield to maturity” and “qualified stated interest” will generally be determined as though the debt security bore interest in all periods at a fixed rate determined at the time of issuance of the debt security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. If a floating rate debt security does not qualify as a “variable rate debt instrument,” the debt security will be subject to special rules (the “Contingent Payment Regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“Contingent Debt Obligations”). A detailed description of the tax considerations relevant to U.S. Holders of any such debt securities will be provided in the applicable prospectus supplement.

Certain debt securities may be subject to special redemption, repayment or interest rate reset features, as indicated in the applicable prospectus supplement. Debt securities containing such features, in particular Original Issue Discount Debt Securities, may be subject to special rules that differ from the general rules discussed above. If you purchase debt securities with such features, you should carefully examine the applicable prospectus supplement and should consult your own tax advisor with respect to the debt securities since the tax consequences with respect to such features, and especially with respect to OID, will depend, in part, on the particular terms of the debt securities.

If a debt security provides for a scheduled accrual period that is longer than one year (for example, as a result of a long initial period on a debt security with interest that is generally paid on an annual basis), then stated interest on the debt security will not qualify as “qualified stated interest” under the applicable Treasury Regulations. As a result, the debt security would be an Original Issue Discount Debt Security. In that event, among other things, if you are a cash-method U.S. Holder, you will be required to accrue stated interest on the debt security under the rules for OID described above, and you will be required to accrue OID that would otherwise fall under the de minimis threshold regardless of your method of accounting for tax purposes.

Purchase, Sale and Retirement of debt securities. Your tax basis in a debt security generally will equal the cost of the debt security to you, increased by any amounts includible in your income as original issue discount and market discount and reduced by any amortized premium (each as described below) and any payments other than payments of qualified stated interest made on such debt security. In the case of a Foreign Currency Debt Security, the cost of such debt security to you will be the U.S. dollar value of the foreign currency purchase price on the date of purchase. In the case of a Foreign Currency Debt Security that is traded on an established securities market, if you are a cash method U.S. Holder (and if you are an accrual basis U.S. Holder that so elects), you will determine the U.S. dollar value of the cost of such debt security by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The amount of any subsequent adjustments to your tax basis in a debt security in respect of original issue discount, market discount and premium denominated in a relevant currency will be determined in the manner described under “Original Issue Discount” above and “Premium and Market Discount” below. The conversion of U.S. dollars to a relevant currency and the immediate use of the relevant currency to purchase a Foreign Currency Debt Security generally will not result in taxable gain or loss for you.

When you sell or exchange a debt security, or if a debt security that you hold is retired, you generally will recognize gain or loss equal to the difference between (a) the amount you realize on the transaction (less any accrued qualified stated interest, which will be taxable as such) (b) and your tax basis in the debt security. If you receive a currency other than the U.S. dollar in respect of the sale, exchange or retirement of a debt security, the amount realized will be the U.S. dollar value of the relevant currency received calculated at the exchange rate in effect on the date the instrument is disposed of or retired. In the case of a Foreign Currency Debt Security that is traded on an established securities market, if you are a cash method U.S. Holder (and if you are an accrual basis U.S. Holder that so elects), you will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate on the settlement date of the sale. The election available to you if you are an accrual basis U.S. Holder in respect of the purchase and sale of Foreign Currency Debt Securities traded on an established securities market, discussed above, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

Except as discussed below with respect to market discount, Short-Term Debt Securities (as defined below) and foreign currency gain or loss, the gain or loss on the sale, exchange or retirement of a debt security will be long-term capital gain or loss if you have held the debt security for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. Holder and certain other non-corporate U.S. Holders generally is subject to tax at a lower rate than ordinary income or net short-term capital gain. The ability of U.S. Holders to offset capital losses against ordinary income is limited.

Gain or loss recognized by you on the sale, exchange or retirement of a Foreign Currency Debt Security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held such debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income received on the debt securities.

Premium and Market Discount. If you purchase the debt security at a cost greater than its remaining redemption amount (as defined under “Original Issue Discount” above), you will be considered to have purchased the debt security at a premium, and may elect to amortize the premium (as an offset to interest income), using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all bonds held or subsequently acquired by you on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If you elect to amortize the premium, you must reduce your tax basis in a debt security by the amount of the premium amortized during its holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the OID rules described above. In the case of premium in respect of a Foreign Currency Debt Security, you should calculate the amortization of the premium in the relevant currency. Amortization deductions attributable to a period reduce interest payments in respect of that period and therefore are translated into U.S. dollars at the exchange rate used by you for such interest payments. Exchange gain or loss will be realized with respect to amortized bond premium on such a debt security based on the difference between the exchange rate on the date or dates the premium is recovered through interest payments on the debt security and the exchange rate on the date on which you acquired the debt security. If you do not elect to amortize bond premium, the amount of bond premium will be included in your tax basis when the debt security matures or you dispose of the debt security. Therefore, if you do not elect to amortize such premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase the debt security at a price that is lower than its remaining redemption amount, or in the case of an Original Issue Discount Debt Security, a price that is lower than its adjusted issue price, by at least 0.25% of its remaining redemption amount multiplied by the number of remaining whole years to maturity, the debt security will be considered to have “market discount.” In such case, gain realized by you on the disposition of the debt security generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while you held the debt security. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security. In general terms, market discount on a debt security will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant-yield method. You will accrue market discount on a Foreign Currency Debt Security in the relevant currency. The amount includible your income in respect of such accrued market discount will be the U.S. dollar value of the amount accrued, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of a debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply.

Any accrued market discount on a Foreign Currency Debt Security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within your taxable year). Any such election, if made, applies to all market discount bonds acquired by you on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

Short-Term Debt Securities. The rules set forth above will also generally apply to debt securities having maturities of not more than one year (“Short-Term Debt Securities”), but with certain modifications.

First, applicable Treasury Regulations treat none of the interest on a Short-Term Debt Security as qualified stated interest. Thus, all Short-Term Debt Securities will be Original Issue Discount Debt Securities. OID will be treated as accruing on a Short-Term Debt Security ratably, or at your election, under a constant yield method.

Second, if you are a U.S. Holder of a Short-Term Debt Security that uses the cash method of tax accounting and are not a bank, securities dealer, regulated investment company or common trust fund, and do not identify the Short-Term Debt Security as part of a hedging transaction, you will generally not be required to include OID in income on a current basis. If you are such a U.S. Holder, you may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. In addition, you will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the OID accrued with respect to the debt security during the period you held the debt security. Notwithstanding the foregoing, if you are a cash method U.S. Holder of a Short-Term Debt Security, you may elect to accrue OID into income on a current basis or to accrue the “acquisition discount” on the debt security under the rules described below. If you elect to accrue OID or acquisition discount, the limitation on the deductibility of interest described above will not apply.

If you are an accrual method holder or one of certain types of cash method U.S. Holders (including banks, securities dealers, regulated investment companies and common trust funds), you generally will be required to include original issue discount on a Short-Term Debt Security in income on a current basis. Alternatively, you can elect to accrue the “acquisition discount,” if any, with respect to the debt security on a current basis. If such an election is made, the OID rules will not apply to the debt security. Acquisition discount is the excess of the Short-Term Debt Security’s stated redemption price at maturity (i.e., all amounts payable on the Short-Term Debt Security) over the purchase price. Acquisition discount will be treated as accruing ratably or, at your election, under a constant-yield method based on daily compounding.

Finally, the market discount rules will not apply to a Short-Term Debt Security.

Indexed Debt Securities and Other Debt Securities Providing for Contingent Payments. The Contingent Payment Regulations, which govern the tax treatment of Contingent Debt Obligations, generally require accrual of interest income on a constant-yield basis in respect of such obligations at a yield determined at the time of their issuance, and may require adjustments to such accruals when any contingent payments are made. A detailed description of the tax considerations relevant to U.S. Holders of any Contingent Debt Obligations will be provided in the applicable Prospectus Supplement.

Foreign Currency Debt Securities and Reportable Transactions. A U.S. Holder that participates in a “reportable transaction” will be required to disclose its participation to the IRS. The scope and application of these rules is not entirely clear. You may be required to treat a foreign currency exchange loss relating to a Foreign Currency Debt Security as a reportable transaction if the loss exceeds $50,000 in a single taxable year if you are an individual or trust, or higher amounts for other U.S. Holders. In the event the acquisition, ownership or disposition of a Foreign Currency Debt Security constitutes participation in a “reportable transaction” for purposes of these rules, you will be required to disclose your investment to the IRS, currently on Form 8886. In addition, the statute of limitations for assessment of tax attributable to the reportable transaction would be suspended. You should consult your tax advisors regarding the application of these rules to the acquisition, ownership or disposition of Foreign Currency Debt Securities.

Non-U.S. Holders

Subject to the discussion below under “Information Reporting and Backup Withholding,” if you are a non-U.S. Holder, payments or accruals of interest in respect of the debt securities generally will not be subject to U.S. federal income tax.

Further, subject to the discussion below under “Information Reporting and Backup Withholding” if you are a non-U.S. Holder, any gain you realize on the sale, exchange or retirement of a debt security generally will be exempt from U.S. federal income tax.

Specified Foreign Financial Assets

Certain U.S. Holders that own “specified foreign financial assets” with an aggregate value in excess of USD 50,000 are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which would include the debt securities) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. If you fail to report the required information, you could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. You should consult your own tax advisors concerning the application of these rules to your investment in the debt securities, including the application of the rules to your particular circumstances.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS in connection with payments on the debt securities made to certain United States persons. You will be a United States person if you are, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a domestic partnership, (iii) a domestic corporation, (iv) an estate the income of which is subject to U.S. federal income tax without regard to its source, or (v) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. If you are a United States person, you generally will not be subject to backup withholding tax on such payments if you provide your taxpayer identification number to the withholding agent or otherwise establish an exemption. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities.

If you are not a United States person, you may have to comply with applicable certification procedures to establish that you are not a United States person in order to avoid information reporting and backup withholding tax requirements.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a holder of a debt security generally will be allowed as a refund or a credit against the holder’s federal income tax liability as long as the holder provides the required information to the IRS in a timely manner.

PLAN OF DISTRIBUTION

Terms of Sale

The Republic will describe the terms of a particular offering of securities in the applicable prospectus supplement, including the following:

•	the name or names of any underwriters, dealer/managers or agents;

•	the purchase price of the debt securities, if any;

•	the proceeds to the Republic from the sale, if any;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any agents’ commissions;

•	any initial public offering price of the debt securities;

•	any concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such debt securities may be listed.

The Republic may agree to indemnify any agents and underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933. The agents and underwriters may also be entitled to contribution from the Republic for payments they make relating to these liabilities. Agents and underwriters may engage in transactions with or perform services for the Republic in the ordinary course of business.

Method of Sale

The Republic may sell the debt securities or warrants in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

If the Republic uses underwriters or dealers in a sale, they will acquire the debt securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Republic may offer the debt securities to the public either through underwriting syndicates represented by managing underwriters or directly through underwriters. The obligations of the underwriters to purchase a particular offering of debt securities may be subject to conditions. The underwriters may change the initial public offering price or any concessions allowed or reallowed or paid to dealers.

The Republic may also sell the debt securities directly or through agents. Any agent will generally act on a reasonable best efforts basis for the period of its appointment. The applicable prospectus supplement will name any agent involved in the offer or sale of debt securities and will disclose any commissions the Republic may pay those agents.

The Republic may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase a particular offering of debt securities at the public offering price using delayed delivery contracts. These contracts provide for payment and delivery on a specified date in the future. The applicable prospectus supplement will describe the commission payable for solicitation and the terms and conditions of these contracts.

In addition, the Republic may offer the debt securities to holders of other debt securities issued or guaranteed by the Republic as consideration for the Republic’s purchase or exchange of the other debt securities. The Republic may conduct such an offer either (a) through a publicly announced tender or exchange offer for the other debt securities or (b) through privately negotiated transactions. This type of offer may be in addition to sales of the same debt securities using the methods discussed above.

Agents and underwriters may be entitled to indemnification by the Republic against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution from the Republic with respect to certain payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services (including commercial and investment banking services) for, the Republic in the ordinary course of business.

In compliance with Financial Industry Regulatory Authority guidelines, the maximum compensation to any underwriters or agents in connection with the sale of any debt securities pursuant to the prospectus and applicable prospectus supplements will not exceed 8% of the aggregate total offering price to the public of such debt securities as set forth on the cover page of the applicable prospectus supplement; however, it is anticipated that the maximum compensation paid will be significantly less than 8%.

Non-U.S. Offerings

The Republic will generally not register under the Securities Act of 1933 the debt securities that it will offer and sell outside the United States. Thus, subject to certain exceptions, the Republic cannot offer, sell or deliver such debt securities within the United States. When the Republic offers or sells debt securities outside the United States, each underwriter or dealer will acknowledge that the debt securities:

•	have not been and will not be registered under the Securities Act of 1933; and

•	may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Each underwriter or dealer will agree that:

•

it has not offered or sold, and will not offer or sell, any of these unregistered debt securities within the United States, except pursuant to Rule 903 of Regulation S under the Securities Act of 1933; and

•	neither it nor its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts regarding these debt securities.

VALIDITY OF THE SECURITIES

The validity of the debt securities and warrants will be passed upon for the Republic as to Indonesian law by the Legal Bureau of the Ministry of Finance of the Republic, and as to all matters of U.S. law by Allen Overy Shearman Sterling (Asia) Pte. Ltd., special New York counsel to the Republic.

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

The authorized representative of the Republic in the United States of America is the Chief Representative of Bank Indonesia New York, whose address is 25/F, 200 Vesey Street, New York, New York, 10285.

EXPERTS AND OFFICIAL STATEMENTS AND DOCUMENTS

Information contained herein whose source is identified as a publication of the Republic or one of its agencies or instrumentalities relies on the authority of the publication as a public official document of the Republic. All other information contained herein is included as a public official statement made on the authority of Suminto, Director General of Budget Financing and Risk Management of the Ministry of Finance of the Republic.

FURTHER INFORMATION

The Republic has filed a registration statement for the securities with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information described in the registration statement. For further information, you should refer to the registration statement.

The Republic is not subject to the informational requirements of the Securities Exchange Act of 1934. The Republic commenced filing annual reports on Form 18-K with the SEC on a voluntary basis beginning with its fiscal year ended December 31, 2017. These reports include certain financial, statistical and other information concerning the Republic. The Republic may also file amendments on Form 18-K/A to its annual reports for the purpose of filing with the SEC exhibits which have not been included in the registration statement to which this prospectus and any prospectus supplements relate. When filed, these exhibits will be incorporated by reference into this registration statement.

You can request copies of the registration statement, including its various exhibits, upon payment of a duplicating fee, by writing to the SEC. You may also read and copy these documents at the SEC’s public reference room in Washington, D.C. or over the Internet at www.sec.gov.

SEC Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information.

The SEC allows the Republic to incorporate by reference some information that the Republic files with the SEC. Incorporated documents are considered part of this prospectus. The Republic can disclose important information to you by referring you to those documents. The following documents, which the Republic has filed or will file with the SEC, are considered part of and incorporated by reference in this prospectus, any accompanying prospectus supplement and any accompanying pricing supplement:

•	the Republic’s annual report on Form 18-K for the year ended December 31, 2023 filed with the SEC on July 22, 2024; and

•	each subsequent annual report on Form 18-K and any amendment on Form 18-K/A filed before, on or after the date of this prospectus and before all of the debt securities and warrants are sold.

Later information that the Republic files with the SEC will update and supersede earlier information that it has filed.

REPUBLIC OF INDONESIA

Ministry of Finance of the Republic of Indonesia

Gedung Frans Seda, 2nd Floor Jl. Dr. Wahidin No.1

Jakarta 10710

Indonesia

TRUSTEE

The Bank of New York Mellon

240 Greenwich Street

New York, NY 10286

United States of America

CMU LODGING AND PAYING AGENT, CMU TRANSFER AGENT AND CMU REGISTRAR

The Bank of New York Mellon, Hong Kong Branch

Level 26, Three Pacific Place

1 Queens Road East

Hong Kong

LEGAL ADVISORS TO THE REPUBLIC OF INDONESIA

as to U.S. law	as to Indonesian law
Allen Overy Shearman Sterling (Asia) Pte. Ltd. 50 Collyer Quay 09-01 OUE Bayfront Singapore 049321	Soemadipradja & Taher Jakarta Mori Tower, Level 19 Jalan Jenderal Sudirman No. 40-41 Jakarta, 10210, Indonesia

LEGAL ADVISERS TO THE JOINT LEAD MANAGERS AND THE JOINT BOOKRUNNERS

as to U.S. law	as to Indonesian law
Linklaters Singapore Pte. Ltd. 2 Central Boulevard, #28-01 West Tower IOI Central Boulevard Towers Singapore 018916	Assegaf Hamzah & Partners Capital Place, Level 36 & 37 Jalan Jenderal Gatot Subroto Kav. 18 Jakarta, 12710, Indonesia

LEGAL ADVISERS TO THE TRUSTEE, CMU LODGING AND PAYING AGENT, CMU TRANSFER AGENT AND CMU REGISTRAR

Linklaters

10th Floor, Alexandra House

18 Chater Road

Central

Hong Kong

China

SGX-ST LISTING AGENT

Linklaters Singapore Pte. Ltd.

2 Central Boulevard, #28-01 West Tower

IOI Central Boulevard Towers

Singapore 018916